IndyMac ABS, Inc.
Depositor

IndyMac Bank, F.S.B.
Seller and Servicer

Deutsche Bank National Trust Company
Trustee and Supplemental Interest Trust Trustee

____________________________________

Pooling and Servicing Agreement

Dated as of February 1, 2007

_____________________________________

Home Equity Mortgage Loan Asset-Backed Trust

Series INDS 2007-1

Home Equity Mortgage Loan Asset-Backed Certificates

Series INDS 2007-1

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
Section 1.01	Definitions.
Section 1.02	Rules of Construction.
ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES
Section 2.01	Conveyance of Mortgage Loans.
Section 2.02	Acceptance by the Trustee of the Mortgage Loans.
Section 2.03	Representations, Warranties, and Covenants of the Seller and the Servicer.
Section 2.04	Representations and Warranties of the Depositor as to the Mortgage Loans.
Section 2.05	Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.
Section 2.06	Execution and Delivery of Certificates.
Section 2.07	[Reserved].
Section 2.08	REMIC Matters.
Section 2.09	Covenants of the Servicer.
Section 2.10	Purposes and Powers of the Trust
ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
Section 3.01	Servicer to Service Mortgage Loans.
Section 3.02	[Reserved].
Section 3.03	[Reserved].
Section 3.04	The Pool Policy.
Section 3.05	Trustee to Act as Servicer.
Section 3.06	Collection of Mortgage Loan Payments; Certificate Account; Distribution Account; Excess Reserve Fund Account.
Section 3.07	Collection of Taxes, Assessments, and Similar Items Escrow Accounts.
Section 3.08	Access to Certain Documentation and Information Regarding the Mortgage Loans.
Section 3.09	Permitted Withdrawals from the Certificate Account, the Distribution Account and the Excess Reserve Fund Account.
Section 3.10	Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.
Section 3.11	Enforcement of Due-On-Sale Clauses; Assumption Agreements.
Section 3.12	Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.
Section 3.13	Trustee to Cooperate; Release of Mortgage Files.
Section 3.14	Documents, Records, and Funds in Possession of the Servicer to be Held for the Trustee.
Section 3.15	Servicing Compensation.
Section 3.16	Access to Certain Documentation.
Section 3.17	Annual Statement as to Compliance.
Section 3.18	Assessments of Compliance and Attestation Reports.
Section 3.19	Errors and Omissions Insurance; Fidelity Bonds.
Section 3.20	[Reserved].
Section 3.21	Prepayment Charges.
Section 3.22	[Reserved].
Section 3.23	[Reserved]
Section 3.24	Commission Reporting
ARTICLE IV DISTRIBUTIONS AND ADVANCES BY THE SERVICER
Section 4.01	Advances.
Section 4.02	Priorities of Distribution.
Section 4.03	Monthly Statements to Certificateholders.
Section 4.04	Allocation of Interest Shortfalls.
Section 4.05	Supplemental Interest Trust.
Section 4.06	Tax Treatment of Net Swap Payments and Swap Termination Payments.
Section 4.07	The Policy.
Section 4.08	Certain Matters Relating to the Determination of LIBOR.
Section 4.09	Distributions and Allocation of Realized Losses to the REMIC I Regular Interests.
Section 4.10	The Pool Policy Reserve Account.
Section 4.11	Supplemental Interest Trust Credit Support Collateral Account.
ARTICLE V THE CERTIFICATES
Section 5.01	The Certificates.
Section 5.02	Certificate Register; Registration of Transfer and Exchange of Certificates.
Section 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 5.04	Persons Deemed Owners.
Section 5.05	Access to List of Certificateholders’ Names and Addresses.
Section 5.06	Maintenance of Office or Agency.
ARTICLE VI THE DEPOSITOR AND THE SERVICER
Section 6.01	Respective Liabilities of the Depositor and the Servicer.
Section 6.02	Merger or Consolidation of the Depositor or the Servicer.
Section 6.03	Limitation on Liability of the Depositor, the Seller, the Servicer, and Others.
Section 6.04	Limitation on Resignation of the Servicer.
Section 6.05	Inspection.
ARTICLE VII DEFAULT
Section 7.01	Events of Default.
Section 7.02	Trustee to Act; Appointment of Successor.
Section 7.03	Notification to Certificateholders.
ARTICLE VIII CONCERNING THE TRUSTEE
Section 8.01	Duties of the Trustee.
Section 8.02	Certain Matters Affecting the Trustee.
Section 8.03	Trustee Not Liable for Certificates or Mortgage Loans.
Section 8.04	Trustee May Own Certificates.
Section 8.05	Trustee’s Fees and Expenses.
Section 8.06	Eligibility Requirements for the Trustee.
Section 8.07	Resignation and Removal of the Trustee.
Section 8.08	Successor Trustee.
Section 8.09	Merger or Consolidation of the Trustee.
Section 8.10	Appointment of Co-Trustee or Separate Trustee.
Section 8.11	Tax Matters.
Section 8.12	Access to Records of Trustee.
Section 8.13	Suits for Enforcement.
ARTICLE IX TERMINATION
Section 9.01	Termination upon Liquidation or Purchase of the Mortgage Loans.
Section 9.02	Final Distribution on the Certificates.
Section 9.03	Additional Termination Requirements.
Section 9.04	Termination of the Supplemental Interest Trust.
ARTICLE X MISCELLANEOUS PROVISIONS
Section 10.01	Amendment.
Section 10.02	Recordation of Agreement; Counterparts.
Section 10.03	Governing Law.
Section 10.04	Intention of Parties.
Section 10.05	Notices.
Section 10.06	Severability of Provisions.
Section 10.07	Assignment.
Section 10.08	Limitation on Rights of Certificateholders.
Section 10.09	Inspection and Audit Rights.
Section 10.10	Certificates Nonassessable and Fully Paid.
Section 10.11	Official Record.
Section 10.12	Protection of Assets.
Section 10.13	Qualifying Special Purpose Entity.
Section 10.14	Rights of the Certificate Insurer.
Section 10.15	Rights and Duties of the Swap Provider.
Section 10.16	Rights and Duties of the Pool Insurer.

SCHEDULES

Schedule I	Mortgage Loan Schedule
Schedule II:	Representations and Warranties of the Seller/Servicer as of the Closing Date
Schedule III:	Representations and Warranties as to the Mortgage Loans as of the Closing Date or Cut-off Date, as applicable

EXHIBITS

Exhibit A:	Form of Class A Certificate
Exhibit B:	Form of Class A-IO Certificate
Exhibit C:	Form of Class P Certificate
Exhibit D:	Form of Residual Certificate
Exhibit E:	Form of Class C Certificate
Exhibit F:	Form of Reverse of Certificates
Exhibit G-1:	Form of Initial Certification of Trustee
Exhibit G-2:	Form of Delayed Delivery Certification
Exhibit H:	Form of Final Certification of Trustee
Exhibit I:	Form of Transfer Affidavit
Exhibit J:	Form of Transferor Certificate
Exhibit K:	[Reserved]
Exhibit L:	Form of Rule 144A Letter
Exhibit M:	Form of Request for Release (for Trustee)
Exhibit N:	Form of Request for Release (Mortgage Loan Paid in Full, Repurchased, and Released)
Exhibit O-1:	Form of Certification to be Provided by the Depositor with Form 10-K
Exhibit O-2:	Trustee’s Officer’s Certificate
Exhibit P:	[Reserved]
Exhibit Q:	Form of Interest Rate Swap Agreement
Exhibit R:	Servicing Criteria to be addressed in Assessment of Compliance
Exhibit S:	Reporting Responsibility
Exhibit T:	Copy of Certificate Guaranty Insurance Policy with respect to the Class A Certificates

This Pooling and Servicing Agreement, dated as of February 1, 2007, among IndyMac ABS, Inc., a Delaware corporation, as depositor (the “Depositor”), IndyMac Bank, F.S.B. (“IndyMac”), a federal savings bank, as seller (in that capacity, the “Seller”) and as servicer (in that capacity, the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”).

Witnesseth That

In consideration of the mutual agreements herein contained, the parties agree as follows:

Preliminary Statement

The Depositor intends to sell pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in each REMIC (as defined herein) created hereunder. The Trust Fund will consist of a segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement.

REMIC I

As provided herein, the Trustee will elect to treat the pool of assets consisting of the Mortgage Loans and certain other related assets (other than the Supplemental Interest Trust, the Excess Reserve Fund Account, the Interest Rate Swap Agreement and the Pool Policy Reserve Account) subject to this Agreement as a REMIC for federal income tax purposes, and such pool of assets will be designated as REMIC I. The Class R-I Interest will evidence the sole class of residual interests in REMIC I for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the latest possible maturity date for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

Designation	REMIC I Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date(1)
I	Variable(2)	$ 0.00	March 25, 2037
I-1-A	Variable(2)	$ 1,702,000.00	March 25, 2037
I-1-B	Variable(2)	$ 1,702,000.00	March 25, 2037
I-2-A	Variable(2)	$ 2,106,000.00	March 25, 2037
I-2-B	Variable(2)	$ 2,106,000.00	March 25, 2037
I-3-A	Variable(2)	$ 2,517,500.00	March 25, 2037
I-3-B	Variable(2)	$ 2,517,500.00	March 25, 2037
I-4-A	Variable(2)	$ 2,923,500.00	March 25, 2037
I-4-B	Variable(2)	$ 2,923,500.00	March 25, 2037
I-5-A	Variable(2)	$ 3,324,500.00	March 25, 2037
I-5-B	Variable(2)	$ 3,324,500.00	March 25, 2037
I-6-A	Variable(2)	$ 3,715,500.00	March 25, 2037
I-6-B	Variable(2)	$ 3,715,500.00	March 25, 2037
I-7-A	Variable(2)	$ 4,059,500.00	March 25, 2037
I-7-B	Variable(2)	$ 4,059,500.00	March 25, 2037
I-8-A	Variable(2)	$ 4,421,500.00	March 25, 2037
I-8-B	Variable(2)	$ 4,421,500.00	March 25, 2037
I-9-A	Variable(2)	$ 4,764,000.00	March 25, 2037
I-9-B	Variable(2)	$ 4,764,000.00	March 25, 2037
I-10-A	Variable(2)	$ 5,081,000.00	March 25, 2037
I-10-B	Variable(2)	$ 5,081,000.00	March 25, 2037
I-11-A	Variable(2)	$ 4,948,000.00	March 25, 2037
I-11-B	Variable(2)	$ 4,948,000.00	March 25, 2037
I-12-A	Variable(2)	$ 6,072,500.00	March 25, 2037
I-12-B	Variable(2)	$ 6,072,500.00	March 25, 2037
I-13-A	Variable(2)	$ 4,631,000.00	March 25, 2037
I-13-B	Variable(2)	$ 4,631,000.00	March 25, 2037
I-14-A	Variable(2)	$ 4,506,000.00	March 25, 2037
I-14-B	Variable(2)	$ 4,506,000.00	March 25, 2037
I-15-A	Variable(2)	$ 4,383,500.00	March 25, 2037
I-15-B	Variable(2)	$ 4,383,500.00	March 25, 2037
I-16-A	Variable(2)	$ 4,265,500.00	March 25, 2037
I-16-B	Variable(2)	$ 4,265,500.00	March 25, 2037
I-17-A	Variable(2)	$ 4,150,000.00	March 25, 2037
I-17-B	Variable(2)	$ 4,150,000.00	March 25, 2037
I-18-A	Variable(2)	$ 5,847,000.00	March 25, 2037
I-18-B	Variable(2)	$ 5,847,000.00	March 25, 2037
I-19-A	Variable(2)	$ 3,820,500.00	March 25, 2037
I-19-B	Variable(2)	$ 3,820,500.00	March 25, 2037
I-20-A	Variable(2)	$ 3,717,500.00	March 25, 2037
I-20-B	Variable(2)	$ 3,717,500.00	March 25, 2037
I-21-A	Variable(2)	$ 3,617,000.00	March 25, 2037
I-21-B	Variable(2)	$ 3,617,000.00	March 25, 2037
I-22-A	Variable(2)	$ 3,520,000.00	March 25, 2037
I-22-B	Variable(2)	$ 3,520,000.00	March 25, 2037
I-23-A	Variable(2)	$ 3,425,000.00	March 25, 2037
I-23-B	Variable(2)	$ 3,425,000.00	March 25, 2037
I-24-A	Variable(2)	$ 5,300,500.00	March 25, 2037
I-24-B	Variable(2)	$ 5,300,500.00	March 25, 2037
I-25-A	Variable(2)	$ 3,158,000.00	March 25, 2037
I-25-B	Variable(2)	$ 3,158,000.00	March 25, 2037
I-26-A	Variable(2)	$ 3,073,000.00	March 25, 2037
I-26-B	Variable(2)	$ 3,073,000.00	March 25, 2037
I-27-A	Variable(2)	$ 2,990,000.00	March 25, 2037
I-27-B	Variable(2)	$ 2,990,000.00	March 25, 2037
I-28-A	Variable(2)	$ 2,910,500.00	March 25, 2037
I-28-B	Variable(2)	$ 2,910,500.00	March 25, 2037
I-29-A	Variable(2)	$ 2,833,000.00	March 25, 2037
I-29-B	Variable(2)	$ 2,833,000.00	March 25, 2037
I-30-A	Variable(2)	$ 6,850,000.00	March 25, 2037
I-30-B	Variable(2)	$ 6,850,000.00	March 25, 2037
I-31-A	Variable(2)	$ 2,598,500.00	March 25, 2037
I-31-B	Variable(2)	$ 2,598,500.00	March 25, 2037
I-32-A	Variable(2)	$ 2,530,000.00	March 25, 2037
I-32-B	Variable(2)	$ 2,530,000.00	March 25, 2037
I-33-A	Variable(2)	$ 2,462,000.00	March 25, 2037
I-33-B	Variable(2)	$ 2,462,000.00	March 25, 2037
I-34-A	Variable(2)	$ 2,396,500.00	March 25, 2037
I-34-B	Variable(2)	$ 2,396,500.00	March 25, 2037
I-35-A	Variable(2)	$ 2,332,500.00	March 25, 2037
I-35-B	Variable(2)	$ 2,332,500.00	March 25, 2037
I-36-A	Variable(2)	$ 5,497,500.00	March 25, 2037
I-36-B	Variable(2)	$ 5,497,500.00	March 25, 2037
I-37-A	Variable(2)	$ 2,130,500.00	March 25, 2037
I-37-B	Variable(2)	$ 2,130,500.00	March 25, 2037
I-38-A	Variable(2)	$ 2,073,000.00	March 25, 2037
I-38-B	Variable(2)	$ 2,073,000.00	March 25, 2037
I-39-A	Variable(2)	$ 2,019,000.00	March 25, 2037
I-39-B	Variable(2)	$ 2,019,000.00	March 25, 2037
I-40-A	Variable(2)	$ 1,965,000.00	March 25, 2037
I-40-B	Variable(2)	$ 1,965,000.00	March 25, 2037
I-41-A	Variable(2)	$ 1,913,000.00	March 25, 2037
I-41-B	Variable(2)	$ 1,913,000.00	March 25, 2037
I-42-A	Variable(2)	$ 5,010,000.00	March 25, 2037
I-42-B	Variable(2)	$ 5,010,000.00	March 25, 2037
I-43-A	Variable(2)	$ 1,737,500.00	March 25, 2037
I-43-B	Variable(2)	$ 1,737,500.00	March 25, 2037
I-44-A	Variable(2)	$ 1,691,500.00	March 25, 2037
I-44-B	Variable(2)	$ 1,691,500.00	March 25, 2037
I-45-A	Variable(2)	$ 1,646,500.00	March 25, 2037
I-45-B	Variable(2)	$ 1,646,500.00	March 25, 2037
I-46-A	Variable(2)	$ 1,603,000.00	March 25, 2037
I-46-B	Variable(2)	$ 1,603,000.00	March 25, 2037
I-47-A	Variable(2)	$ 1,561,000.00	March 25, 2037
I-47-B	Variable(2)	$ 1,561,000.00	March 25, 2037
I-48-A	Variable(2)	$ 4,511,000.00	March 25, 2037
I-48-B	Variable(2)	$ 4,511,000.00	March 25, 2037
I-49-A	Variable(2)	$ 1,404,000.00	March 25, 2037
I-49-B	Variable(2)	$ 1,404,000.00	March 25, 2037
I-50-A	Variable(2)	$ 1,366,500.00	March 25, 2037
I-50-B	Variable(2)	$ 1,366,500.00	March 25, 2037
I-51-A	Variable(2)	$ 1,331,500.00	March 25, 2037
I-51-B	Variable(2)	$ 1,331,500.00	March 25, 2037
I-52-A	Variable(2)	$ 1,296,500.00	March 25, 2037
I-52-B	Variable(2)	$ 1,296,500.00	March 25, 2037
I-53-A	Variable(2)	$ 1,262,500.00	March 25, 2037
I-53-B	Variable(2)	$ 1,262,500.00	March 25, 2037
I-54-A	Variable(2)	$ 4,063,000.00	March 25, 2037
I-54-B	Variable(2)	$ 4,063,000.00	March 25, 2037
I-55-A	Variable(2)	$ 1,131,500.00	March 25, 2037
I-55-B	Variable(2)	$ 1,131,500.00	March 25, 2037
I-56-A	Variable(2)	$ 1,102,500.00	March 25, 2037
I-56-B	Variable(2)	$ 1,102,500.00	March 25, 2037
I-57-A	Variable(2)	$ 1,074,000.00	March 25, 2037
I-57-B	Variable(2)	$ 1,074,000.00	March 25, 2037
I-58-A	Variable(2)	$ 1,046,000.00	March 25, 2037
I-58-B	Variable(2)	$ 1,046,000.00	March 25, 2037
I-59-A	Variable(2)	$ 1,018,500.00	March 25, 2037
I-59-B	Variable(2)	$ 1,018,500.00	March 25, 2037
I-60-A	Variable(2)	$ 3,826,000.00	March 25, 2037
I-60-B	Variable(2)	$ 3,826,000.00	March 25, 2037
I-61-A	Variable(2)	$ 918,000.00	March 25, 2037
I-61-B	Variable(2)	$ 918,000.00	March 25, 2037
I-62-A	Variable(2)	$ 893,500.00	March 25, 2037
I-62-B	Variable(2)	$ 893,500.00	March 25, 2037
I-63-A	Variable(2)	$ 871,500.00	March 25, 2037
I-63-B	Variable(2)	$ 871,500.00	March 25, 2037
I-64-A	Variable(2)	$ 848,500.00	March 25, 2037
I-64-B	Variable(2)	$ 848,500.00	March 25, 2037
I-65-A	Variable(2)	$ 826,500.00	March 25, 2037
I-65-B	Variable(2)	$ 826,500.00	March 25, 2037
I-66-A	Variable(2)	$ 3,245,000.00	March 25, 2037
I-66-B	Variable(2)	$ 3,245,000.00	March 25, 2037
I-67-A	Variable(2)	$ 738,000.00	March 25, 2037
I-67-B	Variable(2)	$ 738,000.00	March 25, 2037
I-68-A	Variable(2)	$ 719,500.00	March 25, 2037
I-68-B	Variable(2)	$ 719,500.00	March 25, 2037
I-69-A	Variable(2)	$ 700,500.00	March 25, 2037
I-69-B	Variable(2)	$ 700,500.00	March 25, 2037
I-70-A	Variable(2)	$ 683,000.00	March 25, 2037
I-70-B	Variable(2)	$ 683,000.00	March 25, 2037
I-71-A	Variable(2)	$ 665,500.00	March 25, 2037
I-71-B	Variable(2)	$ 665,500.00	March 25, 2037
I-72-A	Variable(2)	$ 2,458,500.00	March 25, 2037
I-72-B	Variable(2)	$ 2,458,500.00	March 25, 2037
I-73-A	Variable(2)	$ 595,500.00	March 25, 2037
I-73-B	Variable(2)	$ 595,500.00	March 25, 2037
I-74-A	Variable(2)	$ 580,500.00	March 25, 2037
I-74-B	Variable(2)	$ 580,500.00	March 25, 2037
I-75-A	Variable(2)	$ 566,000.00	March 25, 2037
I-75-B	Variable(2)	$ 566,000.00	March 25, 2037
I-76-A	Variable(2)	$ 552,000.00	March 25, 2037
I-76-B	Variable(2)	$ 552,000.00	March 25, 2037
I-77-A	Variable(2)	$ 537,000.00	March 25, 2037
I-77-B	Variable(2)	$ 537,000.00	March 25, 2037
I-78-A	Variable(2)	$ 2,257,000.00	March 25, 2037
I-78-B	Variable(2)	$ 2,257,000.00	March 25, 2037
I-79-A	Variable(2)	$ 510,500.00	March 25, 2037
I-79-B	Variable(2)	$ 510,500.00	March 25, 2037
I-80-A	Variable(2)	$ 498,000.00	March 25, 2037
I-80-B	Variable(2)	$ 498,000.00	March 25, 2037
I-81-A	Variable(2)	$ 484,500.00	March 25, 2037
I-81-B	Variable(2)	$ 484,500.00	March 25, 2037
I-82-A	Variable(2)	$ 473,500.00	March 25, 2037
I-82-B	Variable(2)	$ 473,500.00	March 25, 2037
I-83-A	Variable(2)	$ 461,000.00	March 25, 2037
I-83-B	Variable(2)	$ 461,000.00	March 25, 2037
I-84-A	Variable(2)	$ 19,682,500.00	March 25, 2037
I-84-B	Variable(2)	$ 19,682,500.00	March 25, 2037
________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations.
(2) Calculated in accordance with the definition of “REMIC I Remittance Rate” herein.

REMIC II

As provided herein, the Trustee will elect to treat the pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such pool of assets will be designated as REMIC II. The Class R-II Interest will evidence the sole class of residual interests in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the REMIC II Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the latest possible maturity date for each of the REMIC II Regular Interests (as defined herein). None of the REMIC II Regular Interests will be certificated.

Designation	REMIC II Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date(1)
LTI-AIO	Variable(2)	(3)	March 25, 2037
LTI-A	Variable(2)	$ 404,999,588.88	March 25, 2037
LTI-P	Variable(2)	$ 100.00	March 25, 2037
LTI-IO	Variable(2)	(3)	March 25, 2037
_______________
(1) For purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii).
(2) Calculated in accordance with the definition of REMIC II Remittance Rate herein.
(3) REMIC II Regular Interest LTI-AIO and REMIC II Regular Interest LTI-IO will not have an Uncertificated Balance, but will accrue interest on its Uncertificated Notional Amount, as defined herein.

REMIC III

As provided herein, the Trustee will elect to treat the pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such pool of assets will be designated as REMIC III. The Class R-III Interest will evidence the sole class of residual interests in REMIC III for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the REMIC III Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the latest possible maturity date for each of the REMIC III Regular Interests (as defined herein). None of the REMIC III Regular Interests will be certificated.

Designation	REMIC III Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date(1)
LTII-AIO	Variable(2)	(3)	March 25, 2037
LTII-AA	Variable(2)	$ 440,999,695.10	March 25, 2037
LTII-A	Variable(2)	$ 4,500,000.00	March 25, 2037
LTII-ZZ	Variable(2)	$ 4,499,993.78	March 25, 2037
LTII-P	Variable(2)	$ 100.00	March 25, 2037
LTII-IO	Variable(2)	(3)	March 25, 2037
_______________
(1) For purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii).
(2) Calculated in accordance with the definition of REMIC III Remittance Rate herein.
(3) REMIC III Regular Interest LTII-AIO and REMIC III Regular Interest LTII-IO will not have an Uncertificated Balance, but will accrue interest on its Uncertificated Notional Amount, as defined herein.

REMIC IV

As provided herein, the Trustee will elect to treat the pool of assets consisting of the REMIC III Regular Interests as a REMIC for federal income tax purposes, and such pool of assets will be designated as REMIC IV. The Class R-IV Interest will evidence the sole class of residual interests in REMIC IV for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Class Certificate Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the latest possible maturity date for the indicated Classes of Certificates. The Class IO Interest shall represent uncertificated regular interests in REMIC IV.

Each of the Class A Certificates generally represents ownership of a regular interest in REMIC IV and also represents (i) the right to receive payments with respect to the Net WAC Cap Carry Forward Amount and (ii) the obligation to pay the Class IO Distribution Amount (as defined herein). The entitlement to principal of each REMIC IV Regular Interest ownership of which is represented by a regular interest which corresponds to each Certificate shall be equal in amount and timing to the entitlement to principal of such Certificate.

Designation	Pass-Through Rate	Initial Aggregate Certificate Balance	Latest Possible Maturity Date(1)
Class A-IO	3.20%(7)	(8)	March 25, 2037
Class A	Variable(2)	$ 449,999,688.88	March 25, 2037
Class C	Variable(2)(3)	$ 0.00	March 25, 2037
Class P	(6)	$ 100.00	March 25, 2037
Class IO Interest	(4)	(5)	March 25, 2037
________________
(1) For purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii).
(2) Calculated in accordance with the definition of Pass-Through Rate herein.
(3) The Class C Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class C Certificates outstanding from time to time, which shall equal the aggregate Uncertificated Balance of the REMIC III Regular Interests. The Class C Certificates will not accrue interest on their Uncertificated Balance.
(4) For federal income tax purposes, the Class IO Interest will not have a Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC III Regular Interest LTII-IO.
(5) For federal income tax purposes, the Class IO Interest will not have an Uncertificated Balance, but will have a notional amount equal to the Uncertificated Notional Amount of REMIC III Regular Interest LTII-IO.
(6) The Class P Certificates will not accrue interest.
(7) Calculated in accordance with the definition of “Pass-Through Rate” herein and subject to the related Net WAC Cap.
(8) The Class X-1 Certificates will accrue interest based on a Notional Amount, as set forth herein.

 Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates	Class A and Class A-IO Certificates.

ERISA-Restricted Certificates	Class C, Class P and Class R Certificates; and the Certificates of any Class that cease to satisfy the rating requirements of the Underwriter’s Exemption.

Offered Certificates	Class A and Class A-IO Certificates.

Definitive Certificates	Class C, Class P and Class R Certificates.

Private Certificates	Class C, Class P and Class R Certificates.

Rating Agencies	Moody’s and S&P.

Regular Certificates	All Classes of Certificates other than the Residual Certificates.

Residual Certificates	Class R Certificates.

ARTICLE I

Definitions

Section 1.01	Definitions.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Class A Certificates shall be made on the basis of the actual number of days elapsed and a 360-day year and all calculations in respect of interest on the Class A-IO Certificates, Class C Certificates, REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Regular Interests and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Class P and Residual Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

Accrued Certificate Interest Distribution Amount: For any Distribution Date and the Offered Certificates, the amount of interest accrued during the related Interest Accrual Period at the Pass-Through Rate on the Class Certificate Balance or Notional Amount, as applicable, immediately before the Distribution Date reduced by any Net Interest Shortfalls for such Distribution Date allocated to such Class pursuant to Section 4.04.

Adjusted Mortgage Rate: As to each Mortgage Loan and at any time, the per annum rate equal to (x) the Mortgage Rate less (y) the Servicing Fee Rate.

Adjusted Premium Rate: As to any Distribution Date, a per annum rate equal to the Premium Rate multiplied by a fraction, the numerator of which is the Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding Distribution Date.

Advance: The payment required to be made by the Servicer for any Distribution Date pursuant to Section 4.01 (other than any amounts advanced pursuant to Section 4.01(d)), the amount of that payment being equal to the aggregate of payments of principal and interest (net of the Servicing Fee and any net proceeds in the case of any REO Properties) on the Mortgage Loans that were due during the related Remittance Period and not received as of the close of business on the related Determination Date, plus an amount equivalent to interest on each REO Property less the aggregate amount of any delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.

Affected Party: As defined in the Interest Rate Swap Agreement.

Affiliate: With respect to any Person, any other Person controlling, controlled or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract, or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing. Affiliates also include any entities consolidated within the requirements of generally accepted accounting principles.

Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

Amount Held for Future Distribution: For any Distribution Date, the aggregate amount held in the Certificate Account at the close of business on the related Determination Date on account of (i) Principal Prepayments received after the end of the related Prepayment Period and Liquidation Proceeds and Subsequent Recoveries on the Mortgage Loans, in each case, received after the end of the preceding calendar month and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Remittance Period.

Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by an independent appraisal made at the time of the origination of the related Mortgage Loan or the sale price, if the appraisal is not available; except that, with respect to any Mortgage Loan that is a purchase money mortgage loan, the lesser of (i) the value thereof as determined by an independent appraisal made at the time of the origination of such Mortgage Loan, if any, and (ii) the sales price of the related Mortgaged Property.

Available Funds: For any Distribution Date, the sum of (i) all scheduled installments of interest (net of the Expense Fees) and principal due on the Due Date on the Mortgage Loans in the related Remittance Period (or any prior Remittance Period not covered by an Advance) and received by the related Determination Date, together with any related Advances; (ii) all Insurance Proceeds with respect to the Mortgage Loans (including those received with respect to the Pool Policy and not reimbursable to the Seller pursuant to Section 2.03(c), but excluding Insurance Proceeds included in Liquidation Proceeds), Liquidation Proceeds and Subsequent Recoveries received during the preceding calendar month with respect to the Mortgage Loans (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and net of the related Excess Proceeds); (iii) all partial or full Principal Prepayments on the Mortgage Loans received during the related Prepayment Period together with all Compensating Interest on those Mortgage Loans and interest paid by the Mortgagors (other than Prepayment Interest Excess) and (iv) amounts received by the Trustee for such Distribution Date as the Substitution Adjustment Amount or the Purchase Price of a Deleted Mortgage Loan or a Mortgage Loan repurchased by the Seller or the Servicer as of the Distribution Date including proceeds received with respect to the termination of the Trust Fund pursuant to Section 9.01 minus (v) amounts in reimbursement for Advances previously made and other expenses reimbursable to the Servicer with respect to the Mortgage Loans pursuant to this Agreement (other than amounts included in clause (vi) below); (vi) amounts reimbursable or payable to the Servicer, Depositor or the Seller with respect to the Mortgage Loans for such Distribution Date pursuant to Section 6.03 and (vii) any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (to the extent not paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee and other than Swap Termination Payments resulting from a Swap Provider Trigger Event). In addition, Available Funds for any Distribution Date shall include any amounts paid to the Trustee by the Pool Insurer which represent a return of the premium paid to the Pool Insurer on the Closing Date for Covered Mortgage Loans that has been rescinded by the Pool Insurer in accordance with the Pool Policy. For avoidance of doubt, amounts in deposit in the Pool Policy Reserve Account shall not be included in the definition of “Available Funds”.

Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended.

Book-Entry Certificates: As specified in the Preliminary Statement.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the State of California or the city in which the Corporate Trust Office of the Trustee or the Certificate Insurer is located are authorized or obligated by law or executive order to be closed.

Certificate: Any one of the Certificates issued by the Trust Fund and executed by the Trustee, in substantially the forms attached as exhibits.

Certificate Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.06(d) with a depository institution in the name of the Servicer for the benefit of the Trustee on behalf of Certificateholders and designated “IndyMac Bank, F.S.B., in trust for the registered holders of Home Equity Mortgage Loan Asset-Backed Certificates, Series INDS 2007-1.”

Certificate Balance: With respect to the Class A Certificates and the Class P Certificates at any date, the maximum dollar amount of principal to which the Holder of the Certificate is then entitled, such amount being equal to the Certificate’s Denomination minus all distributions of principal previously made with respect thereto. With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Balance of the REMIC III Regular Interests over (B) the then aggregate Certificate Balance of the Class A and Class P Certificates then outstanding. The Class A-IO Certificates and the Residual Certificates have no Certificate Balance.

Certificate Insurer: MBIA Insurance Corporation, a New York State stock insurance corporation or its successors in interest.

Certificate Insurer Default: The failure by the Certificate Insurer to make a payment required under the Policy in accordance with its terms.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of the Book-Entry Certificate. For purposes of this Agreement, in order for a Certificate Owner to enforce any of its rights under this Agreement, it shall first have to provide evidence of its beneficial ownership interest in a Certificate that is reasonably satisfactory to the Trustee, the Depositor and/or the Servicer, as applicable.

Certificate Register and Certificate Registrar: The register maintained and registrar appointed pursuant to Section 5.02.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Seller, the Depositor or its Affiliate shall not be eligible to vote or be considered Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect a consent has been obtained unless the Seller, the Depositor or its Affiliates own 100% of the Percentage Interests evidenced by a Class of Certificates, in which case the Certificates shall be Outstanding for purposes of any provision of this Agreement requiring the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action. The Trustee is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

Charge-off Amount: On any Distribution Date, for any Charged-Off Mortgage Loan, the Stated Principal Balance of that Mortgage Loan that has been written down.

Charged-Off Mortgage Loan: A Mortgage Loan with (i) a Stated Principal Balance that has been written down on the Servicer’s servicing system in accordance with its policies and procedures and (ii) any Mortgage Loan that is more than 120 days past due.

Class: All Certificates bearing the same class designation, as specified in the Preliminary Statement.

Class A Certificates: Any one of the Class A Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar substantially in the form annexed hereto as Exhibit A and evidencing a REMIC Regular Interest in REMIC II.

Class A-IO Certificate: Any one of the Class A-IO Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit B and evidencing a Regular Interest in REMIC III.

Class Certificate Balance: For any Class as of any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of that date.

Class C Certificates: Any one of the Class C Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein and (i) a REMIC Regular Interest in REMIC IV, (ii) beneficial ownership of the Excess Reserve Fund Account and (iii) beneficial ownership of the Supplemental Interest Trust.

Class C Distributable Amount: On any Distribution Date, the amount that has accrued on the Class C Certificates but that has not been distributed on the Class C Certificates on prior Distribution Dates.

Class IO Distribution Amount: As defined in Section 4.05 hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Supplemental Interest Trust on such Distribution Date in excess of the amount payable on the Class IO Interest on such Distribution Date, all as further provided in Section 4.05 hereof.

Class IO Interest: An uncertificated interest in the Trust Fund held by the Trustee, evidencing a REMIC Regular Interest in REMIC IV for purposes of the REMIC Provisions.

Class P Certificate: Any one of the Class P Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC IV.

Class R Certificate: A certificate representing the beneficial ownership of the Class R-I Interest, the Class R-II Interest, the Class R-III Interest and the Class R-IV Interest.

Class R-I Interest: The uncertificated residual interest in REMIC I.

Class R-II Interest: The uncertificated residual interest in REMIC II.

Class R-III Interest: The uncertificated residual interest in REMIC III.

Class R-IV Interest: The uncertificated residual interest in REMIC IV.

Closing Date: February 14, 2007.

Code: The United States Internal Revenue Code of 1986, including any successor or amendatory provisions.

Collateral Value: For any Mortgage Loan, the Collateral Value of the related Mortgaged Property shall be, other than for Refinance Loans, the lesser of (i) the appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan and (ii) the sales price for the related Mortgaged Property. In the case of a Refinance Loan, the Collateral Value of the related Mortgaged Property is its appraised value determined in an appraisal obtained at the time of refinancing.

Commission. The United States Securities and Exchange Commission.

Compensating Interest: For any Distribution Date, the lesser of (i) any Prepayment Interest Shortfalls with respect to such Distribution Date and the Mortgage Loans and (ii) 0.125% multiplied by one-twelfth multiplied by the aggregate Stated Principal Balance of the Mortgage Loans , as of the first day of the related Remittance Period.

Corporate Trust Office: The designated office of the Trustee and the Supplemental Interest Trust Trustee in the State of California at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attn: Corporate Trust Administration IN07G1 (IndyMac ABS, Inc., Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1), facsimile no. (714) 656-2626 and which is the address to which notices to and correspondence with the Trustee or the Supplemental Interest Trust Trustee should be directed or. With respect to the Certificate Registrar, the designated office for presentment and surrender of Certificates for registration, transfer or exchange thereof located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211, Attention: Transfer Unit.

Corresponding Certificate: With respect to each REMIC III Regular Interest, as follows:

REMIC II Regular Interest	Class
REMIC III Regular Interest LTII-A	A
REMIC III Regular Interest LTII-AIO	A-IO

Covered Mortgage Loan: Any Mortgage Loan covered by the Pool Policy as identified on the Mortgage Loan Schedule.

Credit Support Annex: The credit support annex, dated as of February 14, 2007, between the Supplemental Interest Trust Trustee and the Swap Provider.

Credit Support Collateral Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.11 in the name of the Trustee for the benefit of the Certificateholders and designated “Credit Support Collateral Account, Deutsche Bank National Trust Company, as Supplemental Interest Trust Trustee, in trust for registered holders of IndyMac Home Equity Mortgage Loan Asset-Backed Certificates, Series INDS 2007-1.” Funds in the Credit Support Collateral Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Credit Support Collateral Account will not be an asset of any REMIC.

Cumulative Covered Loan Loss: With respect to any Distribution Date, the aggregate amount of Loss (as defined in the Pool Policy but without regard to any references to “the Company”) from the Cut-off Date through the last day of the related Remittance Period with respect to the Mortgage Loans identified on the Mortgage Loan Schedule on the Closing Date as Covered Mortgage Loans that became, following the Closing Date, four (4) months in Default (as defined in the Pool Policy).

Cut-off Date: February 1, 2007.

Cut-off Date Principal Balance: As to any Mortgage Loan, its Stated Principal Balance as of the close of business on the related Cut-off Date without giving effect to Principal Prepayments received after such Cut-off Date.

Debt Service Reduction: For any Mortgage Loan, a reduction by a court of competent jurisdiction, in a proceeding under the Bankruptcy Code, in the Scheduled Payment for the Mortgage Loan that became final and non-appealable, but not including a reduction (i) resulting from a Deficient Valuation or (ii) that results in a permanent forgiveness of principal.

Defaulting Party: As defined in the Interest Rate Swap Agreement.

Deferred Premium Amount: As defined in Section 4.10 herein.

Deferred Premium Release Date: The date which is three (3) Business Days immediately following the earliest of: (i) the date, if any, that the Pool Insurer delivers written notice to the Trustee (with a copy to the Certificate Insurer) that the Maximum Aggregate Liability (as defined in the Pool Policy) has been paid by the Pool Insurer under the terms of the Pool Policy, (ii) the date, if any, that the Pool Insurer delivers written notice to the Trustee (with a copy to the Certificate Insurer), that the remaining deductible under the Pool Policy exceeds the aggregate outstanding principal balance of the Covered Mortgage Loans as of such date, (iii) the date that the Trust Fund is terminated pursuant to Section 9.01, or (iv) the maturity or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property.

Deficiency Amount: As defined in the Policy.

Deficient Valuation: For any Mortgage Loan, a valuation by a court of competent jurisdiction of the related Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment, that results in a permanent forgiveness of principal, which valuation or reduction results from an order of the court that is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: As specified in the Preliminary Statement.

Delayed Delivery Certification: A certification substantially in the form of Exhibit G-2.

Delayed Delivery Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which neither a related Mortgage File nor the Mortgage Note (or lost note affidavit for a lost Mortgage Note) has been delivered to the Trustee by the Closing Date.

Deleted Mortgage Loan: As defined in Section 2.03(c).

Denomination: For each Certificate, the amount appearing on the face of the Certificate as the “Initial Certificate Balance of this Certificate” or the Percentage Interest appearing on the face of the Certificate.

Depositor: IndyMac ABS, Inc., a Delaware corporation, or its successor in interest.

Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Participant: A broker, dealer, bank, or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: As to any Distribution Date, the 18th day of each month or, if that day is not a Business Day, the next Business Day, except that if the next Business Day is less than two (2) Business Days before the related Distribution Date, then the Determination Date shall be the Business Day preceding the 18th day of the month.

Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.06(f) in the name of the Trustee for the benefit of the Certificateholders and designated “Deutsche Bank National Trust Company in trust for registered holders of IndyMac Home Equity Mortgage Loan Asset-Backed Certificates, Series INDS 2007-1.” Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Account Deposit Date: As to any Distribution Date, 12:30 p.m. (Pacific time) on the Business Day preceding the Distribution Date.

Distribution Date: The 25th day of each calendar month, or if that day is not a Business Day, the next Business Day, commencing in March 2007.

Due Date: For any Mortgage Loan and Distribution Date, the first day of the month in which the Distribution Date occurs.

Eligible Account: Any of (i) an account maintained with a federal or state chartered depository institution or trust company, the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of the holding company, but only if Moody’s is not a Rating Agency) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity, or (iii) any other account acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates (without regard to the Policy), as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

ERISA-Restricted Certificate: As specified in the Preliminary Statement.

Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.07(a).

Estimated Swap Termination Payment: As defined in the Interest Rate Swap Agreement.

Event of Default: As defined in Section 7.01.

Excess Proceeds: For any Liquidated Mortgage Loan, the excess of (a) all Liquidation Proceeds from the Mortgage Loan received in the calendar month in which the Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Servicer as Nonrecoverable Advances with respect to the Mortgage Loan pursuant to Section 3.09(a)(ii), over (b) the sum of (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the Due Date in the month in which the Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date for which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date following the calendar month during which the liquidation occurred.

Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.06(d) in the name of the Trustee for the benefit of the Certificateholders and designated “Deutsche Bank National Trust Company in trust for registered holders of IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1.” Funds in the Excess Reserve Fund Account shall be held in trust for the Certificateholders of the Class A Certificates for the uses and purposes set forth in this Agreement. The Excess Reserve Fund Account will not be an asset of any REMIC.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Expense Adjusted Net Mortgage Rate: For any Distribution Date and a Mortgage Loan, the per annum rate equal to the Mortgage Rate of that Mortgage Loan as of the first day of the month preceding the month in which that Distribution Date occurs minus the Expense Fee Rate.

Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fee and Trustee Fee for such Mortgage Loan.

Expense Fee Rate: The sum of the Servicing Fee Rate and the Trustee Fee Rate.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto..

Final Distribution Date: The Distribution Date in March 2037.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by IndyMac Bank, F.S.B. (on its own behalf as a seller) pursuant to or as contemplated by Section 2.03(c), Section 3.12(c) or Section 9.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records of each Final Recovery Determination made thereby.

FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

Indirect Participant: A broker, dealer, bank, or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

Insurance Account: As defined in Section 4.07(b).

Insurance Agreement: The Insurance and Indemnity Agreement, dated as of the Closing Date, among the Certificate Insurer, the Trustee, the Servicer, the Seller and the Depositor.

Insurance Policy: For any Mortgage Loan included in the Trust Fund, any insurance policy, including all its riders and endorsements in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses or released to the Mortgagor.

Insured Amount: With respect to any Distribution Date, the Deficiency Amount for such Distribution Date.

Insured Expenses: Expenses covered by an Insurance Policy, including the Pool Policy, or any other insurance policy with respect to the Mortgage Loans.

Insured Payments: As defined in the Policy.

Interest Accrual Period: With respect to the Class A Certificates and each Distribution Date, the period commencing on the preceding Distribution Date (or in the case of the first such Interest Accrual Period, commencing on the Closing Date) and ending on the day preceding such Distribution Date. With respect to the Class C Certificates and the Class A-IO Certificates and each Distribution Date, the calendar month prior to the month of such Distribution Date.

Interest Rate Swap Agreement: The interest rate swap agreement, dated the Closing Date, between the Supplemental Interest Trust Trustee, as trustee on behalf of the Supplemental Interest Trust, and the Swap Provider, which agreement provides for Net Swap Payments and Swap Termination Payments to be paid, as provided therein, together with any schedules, confirmations or other agreements relating thereto, attached hereto as Exhibit Q.

Interest Remittance Amount: For any Distribution Date, the portion of clauses (i) through (iv) of Available Funds that is attributable to interest minus the sum of the amounts included in clauses (v) (insofar as such amounts relate to reimbursement for advances of delinquent interest), (vi) and (vii) of Available Funds.

Late Payment Rate: With respect to the Policy, the lesser of (a) the greater of (i) the per annum rate of interest published in the Wall Street Journal from time to time as the “prime rate” plus 3%, and (ii) the then applicable highest rate of interest on the Class A Certificates and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates, as determined by the Certificate Insurer. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

Lender PMI Loan: Any Mortgage Loan with respect to which the related lender rather than the related borrower acquired primary mortgage guaranty insurance and charged the related borrower an interest premium.

LIBOR: For any Interest Accrual Period for the Class A Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on that date. If the rate does not appear on Telerate Page 3750, the rate for that date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on that date to prime banks in the London interbank market. In that case, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are so provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on that date for one-month U.S. dollar loans to leading European banks.

LIBOR Determination Date: For any Interest Accrual Period for the Class A Certificates, the second London Business Day preceding the commencement of the Interest Accrual Period.

Liquidated Mortgage Loan: For any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of the Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of the Mortgage Loan, including the final disposition of an REO Property.

Liquidation Proceeds: Amounts, including Insurance Proceeds regardless of when received, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property, and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees, Servicing Advances and Advances.

Loan-to-Value Ratio: For any Mortgage Loan and as of any date of determination, the fraction whose numerator is the principal balance of the related Mortgage Loan at that date of determination and whose denominator is the Collateral Value of the related Mortgaged Property.

London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

Lost Mortgage Note: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Majority in Interest: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

Marker Rate: With respect to the Class C Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC III Remittance Rates for each REMIC III Regular Interest (other than REMIC III Regular Interest LTII-AA, LTII-IO and LTII-AIO) subject to a cap (for each such REMIC III Regular Interest other than REMIC III Regular Interest LTII-ZZ) equal to the Pass-Through Rate for the Corresponding Certificate for the purpose of this calculation: with the rate on REMIC III Regular Interest LTII-ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, calculations of the REMIC III Remittance Rate and the related caps with respect to each such REMIC III Regular Interest, other than REMIC III Regular Interest LTII-ZZ, shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

Maximum Insured Amount: $449,550,000 in respect of principal plus interest thereon calculated at the applicable Pass-Through Rate for the Class A Certificates plus interest on the Notional Amount of the Class A-IO Certificates calculated at the applicable Pass-Through Rate.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS® System.

MERS® System: The system of recording transfers of mortgages electronically that is maintained by MERS.

MIN: The mortgage identification number for any MERS Mortgage Loan.

MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Monthly Statement: The statement prepared by the Trustee pursuant to Section 4.03.

Moody’s: Moody’s Investors Service, Inc., or its successors in interest. If Moody’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Loan Monitoring Group, or any other address that Moody’s furnishes to the Depositor and the Servicer.

Mortgage: The mortgage, deed of trust, or other instrument creating a lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loans: Such of the Mortgage Loans transferred and assigned to the Trustee pursuant to this Agreement (including the Delayed Delivery Mortgage Loans), as from time to time are held as a part of the Trust Fund (including any REO Property), the Mortgage Loans so held being identified on the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

Mortgage Loan Schedule: As of any date, the list of Mortgage Loans in Schedule I included in the Trust Fund on such date. The Mortgage Loan Schedule shall be prepared by the Seller and shall contain the following information with respect to each Mortgage Loan:

(i)	the loan number;
(ii)	the zip code of the Mortgaged Property;
(iii)	the maturity date;
(iv)	the original principal balance;
(v)	the Cut-off Date Principal Balance;
(vi)	the first payment date of the Mortgage Loan;
(vii)	the Scheduled Payment in effect as of the applicable Cut-off Date;
(viii)	the Loan-to-Value Ratio at origination;
(ix)	a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;
(x)
a code indicating whether the residential dwelling is either (a) a detached single family dwelling, (b) a townhouse, (c) a dwelling in a PUD, (d) a condominium unit or (e) a two- to four-unit residential property;

(xi)	the Mortgage Rate in effect immediately following: (a) the applicable date of origination and (b) the applicable Cut-off Date;
(xii)	the purpose for the Mortgage Loan;
(xiii)	the type of documentation program pursuant to which the Mortgage Loan was originated;
(xiv)	a code indicating whether the Mortgage Loan is a borrower-paid mortgage insurance loan;
(xv)	[reserved];
(xvi)	a code indicating whether the Mortgage Loan is a Lender PMI Loan;
(xvii)	the coverage amount of any mortgage insurance;
(xviii)	with respect to the Lender PMI Loans, the related interest premium;
(xix)	A code indicating whether the Mortgage Loan is a Delayed Delivery Mortgage Loan;
(xx)	A code indicating whether the Mortgage Loan is a MERS Mortgage Loan;
(xxi)	A code indicating the term, if any, of a Prepayment Charge; and
(xxii)	A code/notation indicating whether a loan is a Covered Mortgage Loan

The schedule shall also state the total of amounts described under (v) above for all of the Mortgage Loans.

Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time minus any interest premium if the applicable Mortgage Note relates to a Lender PMI Loan, if any.

Mortgaged Property: The underlying property securing a Mortgage Loan.

Mortgagor: The obligors on a Mortgage Note.

Net Interest Shortfalls: As defined in Section 4.04 hereof.

Net Prepayment Interest Shortfall: For any Distribution Date, the excess of the Prepayment Interest Shortfalls for such Distribution Date over the Compensating Interest for such Distribution Date.

Net Swap Payment: With respect to each Distribution Date, the net payment required to be made pursuant to the terms of the Interest Rate Swap Agreement by either the Swap Provider or the Supplemental Interest Trust, which net payment shall not take into account any Swap Termination Payment.

Net WAC Cap: With respect to any distribution date, will be the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans (weighted based on the Stated Principal Balances of the Mortgage Loans as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding distribution date) minus the sum of (i) the Premium Rate multiplied by a fraction, the numerator of which is the Class Certificate Balance of the Class A Certificates immediately prior to such distribution date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding distribution date, (ii) the stated Pass-Through Rate on the Class A-IO Certificates multiplied by a fraction, the numerator of which is the Notional Balance immediately prior to such distribution date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding distribution date and (iii) the Swap Expense Rate. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the product of (x) the weighted average of the REMIC III Remittance Rates on REMIC III Regular Interest LTII-AA, REMIC III Regular Interest LTII-A and REMIC III Regular Interest LTII-ZZ, weighted on the basis of the Uncertificated Balance of each such REMIC III Regular Interest for such Distribution Date and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Net WAC Cap Carry Forward Amount: For the Class A Certificates and any Distribution Date, an amount equal to the aggregate amount of Net WAC Shortfall for such Distribution Date, plus any unpaid Net WAC Shortfall from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on the Class A Certificates, without giving effect to the Net WAC Cap).

Net WAC Shortfall: For the Class A Certificates and any Distribution Date on which the Pass-Through Rate is the Net WAC Cap, an amount equal to excess of (x) the amount of interest the Class A Certificates would have accrued for such Distribution Date had such Pass-Through Rate not been limited by the Net WAC Cap over (y) the amount of interest the Class A Certificates accrued for such Distribution Date at the Net WAC Cap.

Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Servicer, that, in the good faith judgment of the Servicer, will not be ultimately recoverable by the Servicer from the related Mortgagor or related Liquidation Proceeds or otherwise from collections related to the Mortgage Loan.

Nonrecoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by the Servicer, that, in the good faith judgment of the Servicer, will not be ultimately recoverable by the Servicer from the related Mortgagor or related Liquidation Proceeds or otherwise from collections related to the Mortgage Loan.

Notice of Final Distribution: The notice to be provided pursuant to Section 9.02, to the effect that final distribution on any of the Certificates shall be made only on its presentation and surrender.

Notional Amount: With respect to the Class C Certificate and any Distribution Date, the aggregate Uncertificated Balance of the REMIC III Regular Interests (other than REMIC III Regular Interest LTII-P, REMIC Regular Interest LTII-AIO and REMIC Regular Interest LTII-IO) immediately prior to Distribution Date. With respect to the Class A-IO Certificates and the Interest Accrual Period for any Distribution Date (x) on or prior to the February 2008 Distribution Date, the lesser of $45,000,000 and the aggregate principal balance of the Mortgage Loans and (y) after the Distribution Date occurring in February 2008, zero. For federal income tax purposes, the Class A-IO Certificates will not have a Notional Amount, but will be entitled to 100% of all amounts distributed on the REMIC III Regular Interest LTII-AIO.

Offered Certificates: As specified in the Preliminary Statement.

Officer’s Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Servicer, or (ii) if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Certificate Insurer and the Trustee as required by this Agreement.

Opinion of Counsel: For the interpretation or application of the REMIC Provisions, counsel must (i) in fact be independent of the Depositor and the Servicer, (ii) not have any direct financial interest in the Depositor or the Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director, or person performing similar functions. Otherwise, Opinion of Counsel is a written opinion of counsel, who may be counsel for the Depositor or the Servicer, including in-house counsel, reasonably acceptable to the Trustee and the Certificate Insurer.

Optional Termination: The termination of the Trust Fund created hereunder in connection with the purchase of the Mortgage Loans pursuant to Section 9.01(a).

Optional Termination Date: The Distribution Date following the last day of the related Remittance Period on which the aggregate Stated Principal Balance of the Mortgage Loans and any REO Property declines to less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

OTS: The Office of Thrift Supervision.

Outstanding: For the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation and (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement; provided however, that Certificates which have been paid with proceeds of the Policy shall continue to remain Outstanding for purposes of this Agreement until the Certificate Insurer has been paid as a subrogee under the Insurance Agreement or the Certificate Insurer has been reimbursed pursuant to the Insurance Agreement, as evidenced by a written notice from the Insurer delivered to the Trustee, and the Certificate Insurer shall be deemed to be a Holder thereof to the extent of any payments made by the Certificate Insurer.

Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in Full before the Due Date or during the Prepayment Period related to that Due Date and that did not become a Liquidated Mortgage Loan before the Due Date.

Overcollateralization Amount: For any Distribution Date, the excess of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the Distribution Date over (ii) the Class Certificate Balance of the Class A Certificates and Class P Certificates on such Distribution Date (assuming 100% of the Principal Remittance Amount is distributed to the Class A Certificates on such Distribution Date).

Ownership Interest: As to any Residual Certificate, any ownership interest in the Certificate, including any interest in the Certificate as its Holder and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Margin: With respect to the Class of Class A Certificates 0.150% for the Interest Accrual Period for each Distribution Date on or prior to the Optional Termination Date and 0.300% for each other Interest Accrual Period.

Pass-Through Rate: With respect to the Class A Certificates and any Distribution Date, the lesser of (x) LIBOR plus the Pass-Through Margin for such Distribution Date and (y) the Net WAC Cap for such Distribution Date.

With respect to the Class A-IO Certificates and any Distribution Date (x) on or prior to the February 2008 Distribution Date, 3.20% per annum and (y) after the February 2008 Distribution Date, zero.

With respect to the Class C Certificates and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of interest on the Uncertificated Balance of each REMIC III Regular Interest listed in clause (y) at a rate equal to the related REMIC III Remittance Rate minus the Marker Rate and the denominator of which is (y) the aggregate Uncertificated Balance of REMIC III Regular Interest LTII-AA, LTII-A and LII-TZZ.

The Class IO Interest will be entitled to 100% of the amounts distributed on REMIC III Regular Interest LTII-IO.

Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being stated on its face or equal to the percentage obtained by dividing the Denomination of the Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Investments: At any time, any of the following:

(i)  obligations of the United States or any agency thereof backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or any lower rating that will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies (determined without regard to the Policy), as evidenced by a signed writing delivered by each Rating Agency;

(iii)  commercial or finance company paper that is then receiving the highest commercial or finance company paper rating of each Rating Agency, or any lower rating that will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies (without regard to the Policy), as evidenced by a signed writing delivered by each Rating Agency;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal or state banking authorities; provided, that the commercial paper or long-term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody’s is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or any lower rating that will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies (without regard to the Policy), as evidenced by a signed writing delivered by each Rating Agency;

(v)  demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

(vi)  guaranteed reinvestment agreements issued by any bank, insurance company, or other corporation acceptable to the Rating Agencies at the time of the issuance of the agreements, as evidenced by a signed writing delivered by each Rating Agency;

(vii)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; provided, that such repurchase obligation would be accounted for as a financing arrangement under generally accepted accounting principles;

(viii)  securities (other than stripped bonds, stripped coupons, or instruments sold at a purchase price in excess of 115% of their face amount) bearing interest or sold at a discount, issued by any corporation incorporated under the laws of the United States or any state thereof, that, at the time of the investment, have one of the two highest ratings of each Rating Agency (except that if the Rating Agency is Moody’s, the rating shall be the highest commercial paper rating of Moody’s for the securities), or any lower rating that will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies (without regard to the Policy), as evidenced by a signed writing delivered by each Rating Agency;

(ix)  units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

(x)  any other investments bearing interest or sold at a discount acceptable to the Rating Agencies that will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies (without regard to the Policy), as evidenced by a signed writing delivered by each Rating Agency.

No Permitted Investment may (i) evidence the right to receive interest only payments with respect to the obligations underlying the instrument, (ii) be sold or disposed of before its maturity or (iii) be any obligation of the Seller or any of its Affiliates. Any Permitted Investment shall be relatively risk free and no options or voting rights shall be exercised with respect to any Permitted Investment. Any Permitted Investment shall be sold or disposed of in accordance with Statement of Financial Accounting Standards No. 140, paragraph 35c(6), in effect as of the Closing Date.

Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing; (ii) a foreign government, International Organization, or any agency or instrumentality of either of the foregoing; (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate; (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code; (v) an “electing large partnership” as defined in Section 775 of the Code; (vi) a Person that is not a U.S. Person and (vii) any other Person so designated by the Depositor based on an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to the Person may cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State,” and “International Organization” have the meanings in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the FHLMC, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Policy: The certificate guaranty insurance policy (policy # 491720) relating to the Offered Certificates dated the Closing Date and issued by the Certificate Insurer.

Pool Insurer: Radian Insurance Inc., a Pennsylvania domiciled and licensed insurer, or its successor in interest.

Pool Policy: The mortgage pool insurance policy (policy # R0150280) with an effective date of February 14, 2007 and issued by the Pool Insurer.

Pool Policy Reserve Account: The separate and Eligible Account created and maintained by the Trustee pursuant to Section 4.10 in the name of the Trustee for the benefit of the Pool Insurer and designated “Deutsche Bank National Trust Company in trust for Radian Insurance Inc.” Funds in the Pool Policy Reserve Account shall be held in trust for the Pool Insurer for the uses and purposes set forth in this Agreement. The Pool Policy Reserve Account will not be an asset of any REMIC. For the avoidance of doubt, funds in the Pool Policy Reserve Account will not be included in “Available Funds.”

Pool Stated Principal Balance: As to any Distribution Date, the aggregate Stated Principal Balance of the Outstanding Mortgage Loans on the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period related to that prior Due Date).

Preference Amount: As defined in the Policy.

Premium Rate: For any Distribution Date, 0.22% per annum.

Prepayment Charge: As to a Mortgage Loan, any charge paid by a Mortgagor in connection with certain partial prepayments and all prepayments in full made within the related Prepayment Charge Period, the Prepayment Charges with respect to each applicable Mortgage Loan so held by the Trust Fund being identified in the Prepayment Charge Schedule.

Prepayment Charge Period: As to any Mortgage Loan, the period of time during which a Prepayment Charge may be imposed.

Prepayment Charge Schedule: As of any date, the list of Prepayment Charges included in the Trust Fund on that date (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall contain the following information with respect to each Prepayment Charge:

(i)  the Mortgage Loan account number;

(ii)  a code indicating the type of Prepayment Charge;

(iii)  the state of origination in which the related Mortgaged Property is located;

(iv)  the first date on which a monthly payment is or was due under the related Mortgage Note;

(v)  the term of the Prepayment Charge;

(vi)  the original principal amount of the related Mortgage Loan; and

(vii)  the Cut-off Date Principal Balance of the related Mortgage Loan.

The Prepayment Charge Schedule shall be amended from time to time by the Servicer in accordance with this Agreement.

Prepayment Interest Excess: As to any Principal Prepayment received by the Servicer on a Mortgage Loan from the first day through the fifteenth day of any calendar month other than February 2007, all amounts paid by the related Mortgagor in respect of interest on such Principal Prepayment. All Prepayment Interest Excess shall be retained by the Servicer as additional servicing compensation.

Prepayment Interest Shortfall: As to any Distribution Date, Mortgage Loan and Principal Prepayment received on or after the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after February 1, 2007) and on or before the last day of the month preceding the month of such Distribution Date, the amount, if any, by which one month’s interest at the related Mortgage Rate, net of the Servicing Fee Rate, on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

Prepayment Period: As to any Distribution Date, the period from and including the 16th day of the month immediately prior to the month of such Distribution Date (or, in the case of the first Distribution Date, on February 1, 2007) to and including the 15th day of the month of such Distribution Date.

Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Principal Distribution Amount: For each Distribution Date, the Principal Remittance Amount for such Distribution Date minus the excess, if any, of (x) the sum of any Net Swap Payment owed to the Swap Provider on that Distribution Date and any Swap Termination Payment or unpaid portion thereof owed to the Swap Provider on that Distribution Date (to the extent not paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement Interest Rate Swap Agreement that may be entered into by the Supplemental Interest Trust Trustee and other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) over (y) the Interest Remittance Amount (without taking into account any reduction in he definition of “Interest Remittance Amount” for clause (vii) of the definition of “Available Funds”)

Principal Prepayment: Any payment of principal by a Mortgagor on a Mortgage Loan (including the Purchase Price of any modified Mortgage Loan purchased pursuant to Section 3.12(c)) that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date in any month after the month of prepayment. The Servicer shall apply partial Principal Prepayments in accordance with the related Mortgage Note.

Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Principal Remittance Amount: For any Distribution Date, the sum of the following amounts (without duplication): (i) the principal portion of all Scheduled Payments on the Mortgage Loans due during the related Remittance Period that were received by the Servicer before the related Determination Date or were part of the Advance for the related Determination Date; (ii) each Principal Prepayment on a Mortgage Loan received by the Servicer during the related Prepayment Period; (iii) the Liquidation Proceeds on the Mortgage Loans allocable to principal and Subsequent Recoveries actually collected by the Servicer during the preceding calendar month; (iv) the principal portion of any Substitution Adjustment Amounts in connection with a substitution of a Mortgage Loan as of the Distribution Date; (v) the principal portion of the Purchase Price with respect to each Deleted Mortgage Loan, the repurchase obligation for which arose during the preceding calendar month and that was repurchased before the related Distribution Account Deposit Date; (vi) the principal portion of any proceeds from any Primary Insurance Policies on the Mortgage Loans or the Pool Policy (and not reimbursable to the Seller pursuant to Section 2.03(c)) and received during the preceding calendar month and (vii) the proceeds received with respect to the termination of the Trust Fund pursuant to Section 9.01 (to the extent such proceeds relate to principal).

Private Certificates: As specified in the Preliminary Statement.

Prospectus Supplement: The Prospectus Supplement dated February 13, 2007 relating to the Offered Certificates.

PUD: Planned Unit Development.

Purchase Price: For any Mortgage Loan required to be purchased by the Seller pursuant to Section 2.01, 2.02, 2.03 or 2.05 or purchased by the Servicer pursuant to Section 3.12, the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of the purchase; (ii) accrued interest on the Mortgage Loan at the applicable Mortgage Rate (or at the applicable Adjusted Mortgage Rate if (x) the purchaser is the Servicer or (y) if the purchaser is the Seller and the Seller is the Servicer) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders, net of any unreimbursed Advances made by the Servicer on the Mortgage Loan and (iii) any costs and damages incurred by the Trust Fund in connection with any violation by the Mortgage Loan of any predatory or abusive lending law.

If the Mortgage Loan is a Mortgage Loan to be repurchased pursuant to Section 3.12, the interest component of the Purchase Price shall be computed (i) on the basis of the applicable Adjusted Mortgage Rate before giving effect to the related modification and (ii) from the date to which interest was last paid to the date on which the Mortgage Loan is assigned to the Servicer pursuant to Section 3.12(c).

Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over the insurer in connection with the insurance policy issued by the insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as an FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least “AA” or an equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If any of them or a successor is no longer in existence, “Rating Agency” shall be the nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor (and if rating the Offered Certificates, consented to in writing by the Certificate Insurer), notice of which designation shall be given to the Trustee. References to a given rating or rating category of a Rating Agency means the rating category without giving effect to any modifiers.

Realized Loss: The excess of the Stated Principal Balance of a defaulted Mortgage Loan over the net Liquidation Proceeds with respect thereto that are allocated to the principal balance of such Mortgage Loan.

Record Date: For any Distribution Date and the Class A Certificates held in book-entry form, the close of business on the Business Day before that Distribution Date. For any Distribution Date and the Class A-IO Certificates and any Definitive Certificate, the close of business on the last Business Day of the month preceding the month of that Distribution Date.

Reference Bank: As defined in Section 4.08.

Refinance Loan: Any Mortgage Loan the proceeds of which are used to refinance an existing Mortgage Loan.

Regular Certificates: As defined in the Preliminary Statement.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be published by the Commission or its staff from time to time.

Reimbursement Amount: As to any Distribution Date, the sum of (x) (i) all Insured Payments paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 4.02, plus (ii) interest accrued on such Insured Payments not previously repaid, calculated at the Late Payment Rate from the date the Trustee received the related Insured Payments or the date such payments were made, and (y) without duplication (i) any other amounts then due and owing to the Certificate Insurer under the Insurance Agreement, as certified to the Trustee by the Certificate Insurer plus (ii) interest on such amounts at the Late Payment Rate.

Relief Act: The Servicemembers Civil Relief Act.

Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or similar state laws, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC I Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Remittance Rate: With respect to REMIC I Regular Interest I, a per annum rate equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans minus the Adjusted Premium Rate. With respect to each REMIC I Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans multiplied by 2, subject to a maximum rate of 10.90%. With respect to each REMIC I Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans over (ii) 10.90% and (y) 0.00%.

REMIC II Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The REMIC II Regular Interests are as follows: REMIC II Regular Interest LTI-A, REMIC II Regular Interest LTI-AIO, REMIC II Regular Interest LTI-P and REMIC II Regular Interest LTI-IO.

REMIC II Remittance Rate: With respect to REMIC II Regular Interest LTI-AIO, REMIC II Regular Interest LTI-A, REMIC III Regular Interest LTI-AIO and REMIC II Regular Interest LTI-ZZ, a per annum rate (but not less than zero) equal to the weighted average of (w) with respect to REMIC I Regular Interest I, the REMIC I Remittance Rate for such REMIC I Regular Interest for each such Distribution Date, (x) with respect to REMIC I Regular Interests ending with the designation “B”, the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balance of such REMIC I Regular Interests for each such Distribution Date and (y) with respect to REMIC I Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC I Regular Interest listed below, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest for each such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate
1	I-1-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
2	I-2-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A	REMIC I Remittance Rate
3	I-3-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A and I-2-A	REMIC I Remittance Rate
4	I-4-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-3-A	REMIC I Remittance Rate
5	I-5-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-4-A	REMIC I Remittance Rate
6	I-6-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-5-A	REMIC I Remittance Rate
7	I-7-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-6-A	REMIC I Remittance Rate
8	I-8-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-7-A	REMIC I Remittance Rate
9	I-9-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-8-A	REMIC I Remittance Rate
10	I-10-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-9-A	REMIC I Remittance Rate
11	I-11-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-10-A	REMIC I Remittance Rate
12	I-12-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-11-A	REMIC I Remittance Rate
13	I-13-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-12-A	REMIC I Remittance Rate
14	I-14-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-13-A	REMIC I Remittance Rate
15	I-15-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-14-A	REMIC I Remittance Rate
16	I-16-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-15-A	REMIC I Remittance Rate
17	I-17-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-16-A	REMIC I Remittance Rate
18	I-18-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-17-A	REMIC I Remittance Rate
19	I-19-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-18-A	REMIC I Remittance Rate
20	I-20-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-19-A	REMIC I Remittance Rate
21	I-21-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-20-A	REMIC I Remittance Rate
22	I-22-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-21-A	REMIC I Remittance Rate
23	I-23-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-22-A	REMIC I Remittance Rate
24	I-24-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-23-A	REMIC I Remittance Rate
25	I-25-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-24-A	REMIC I Remittance Rate
26	I-26-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-25-A	REMIC I Remittance Rate
27	I-27-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-26-A	REMIC I Remittance Rate
28	I-28-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-27-A	REMIC I Remittance Rate
29	I-29-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-28-A	REMIC I Remittance Rate
30	I-30-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-29-A	REMIC I Remittance Rate
31	I-31-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-30-A	REMIC I Remittance Rate
32	I-32-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-31-A	REMIC I Remittance Rate
33	I-33-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-32-A	REMIC I Remittance Rate
34	I-34-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-33-A	REMIC I Remittance Rate
35	I-35-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-34-A	REMIC I Remittance Rate
36	I-36-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-35-A	REMIC I Remittance Rate
37	I-37-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-36-A	REMIC I Remittance Rate
38	I-38-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-37-A	REMIC I Remittance Rate
39	I-39-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-38-A	REMIC I Remittance Rate
40	I-40-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-39-A	REMIC I Remittance Rate
41	I-41-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-40-A	REMIC I Remittance Rate
42	I-42-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-41-A	REMIC I Remittance Rate
43	I-43-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-42-A	REMIC I Remittance Rate
44	I-44-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-43-A	REMIC I Remittance Rate
45	I-45-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-44-A	REMIC I Remittance Rate
46	I-46-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-45-A	REMIC I Remittance Rate
47	I-47-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-46-A	REMIC I Remittance Rate
48	I-48-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-47-A	REMIC I Remittance Rate
49	I-49-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-48-A	REMIC I Remittance Rate
50	I-50-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-49-A	REMIC I Remittance Rate
51	I-51-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-50-A	REMIC I Remittance Rate
52	I-52-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-51-A	REMIC I Remittance Rate
53	I-53-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-52-A	REMIC I Remittance Rate
54	I-54-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-53-A	REMIC I Remittance Rate
55	I-55-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-54-A	REMIC I Remittance Rate
56	I-56-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-55-A	REMIC I Remittance Rate
57	I-57-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-56-A	REMIC I Remittance Rate
58	I-58-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-57-A	REMIC I Remittance Rate
59	I-59-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-58-A	REMIC I Remittance Rate
60	I-60-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-59-A	REMIC I Remittance Rate
61	I-61-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-60-A	REMIC I Remittance Rate
62	I-62-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-61-A	REMIC I Remittance Rate
63	I-63-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-62-A	REMIC I Remittance Rate
64	I-64-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-63-A	REMIC I Remittance Rate
65	I-65-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-64-A	REMIC I Remittance Rate
66	I-66-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-65-A	REMIC I Remittance Rate
67	I-67-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-66-A	REMIC I Remittance Rate
68	I-68-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-67-A	REMIC I Remittance Rate
69	I-69-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-68-A	REMIC I Remittance Rate
70	I-70-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-69-A	REMIC I Remittance Rate
71	I-71-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-70-A	REMIC I Remittance Rate
72	I-72-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-71-A	REMIC I Remittance Rate
73	I-73-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-72-A	REMIC I Remittance Rate
74	I-74-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-73-A	REMIC I Remittance Rate
75	I-75-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-74-A	REMIC I Remittance Rate
76	I-76-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-75-A	REMIC I Remittance Rate
77	I-77-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-76-A	REMIC I Remittance Rate
78	I-78-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-77-A	REMIC I Remittance Rate
79	I-79-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-78-A	REMIC I Remittance Rate
80	I-80-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-79-A	REMIC I Remittance Rate
81	I-81-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-80-A	REMIC I Remittance Rate
82	I-82-A through I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-81-A	REMIC I Remittance Rate
83	I-83-A and I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-82-A	REMIC I Remittance Rate
84	I-84-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-83-A	REMIC I Remittance Rate
thereafter	I-1-A through I-84-A	REMIC I Remittance Rate

With respect to REMIC II Regular Interest LTI-IO and (a) the first 84 Distribution Dates, the excess of (i) the weighted average of the REMIC I Remittance Rates for REMIC I Regular Interests ending with the designation “A”, over (ii) 2 multiplied by Swap LIBOR and (b) thereafter, 0.00%.

REMIC III Interest Loss Allocation Amount: With respect to any Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Interest Accrual Periods for the indicated Regular Interests for such Distribution Date) equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the REMIC III Remittance Rate for REMIC III Regular Interest LTII-AA minus the Marker Rate, divided by (b) 12.

REMIC III Overcollateralized Amount: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Balance of the REMIC III Regular Interests minus (ii) the Uncertificated Balance of REMIC III Regular Interest LTII-A in each case as of such date of determination.

REMIC III Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) one (1) minus a fraction, the numerator of which is two (2) times the Uncertificated Balance of REMIC III Regular Interest LTII-A, and the denominator of which is the aggregate Uncertificated Balance of REMIC III Regular Interest LTII-A and REMIC II Regular Interest LTII-ZZ.

REMIC III Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a regular interest in REMIC III. Each REMIC III Regular Interest shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The REMIC III Regular Interests are as follows: REMIC III Regular Interest LTII-AA, REMIC III Regular Interest LTII-A, REMIC III Regular Interest LTII-AIO, REMIC III Regular Interest LTII-ZZ and REMIC III Regular Interest LTII-IO.

REMIC IV Regular Interest: Any of the separate beneficial ownership interests in REMIC IV issued hereunder and designated as a regular interest in REMIC IV. Each REMIC IV Regular Interest shall accrue interest at the related Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Certificate Balance as set forth in the Preliminary Statement hereto. The Class A Certificates, the Class A-IO Certificates, the Class C Certificates, the Class P Certificates and the Class IO Interest represent beneficial ownership interests in REMIC IV issued hereunder and are designated as regular interests in REMIC IV.

REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REMIC III Remittance Rate: With respect to REMIC III Regular Interest LTII-P, a per annum rate equal to the Uncertificated REMIC II Remittance Rate on REMIC II Regular Interest LTI-P. With respect to REMIC III Regular Interest LTII-AA, REMIC III Regular Interest LTII-A, and REMIC III Regular Interest LTII-ZZ, a per annum rate (but not less than zero) equal to the weighted average of: (x) with respect to REMIC II Regular Interest LTI-A, the Uncertificated REMIC II Remittance Rate for such REMIC II Regular Interest for each such Distribution Date, and (y) with respect to REMIC II Regular Interest LTI-AIO for each Distribution Date listed below, the rates listed below:

Distribution Date	REMIC 2 Regular Interests	Rate
1-12	LTI-AIO	(a) Uncertificated REMIC II Remittance Rate over (b) 3.20%
13 and thereafter	LTI-AIO	Uncertificated REMIC II Remittance Rate

With respect to REMIC III Regular Interest LTII-AIO, (i) for the first twelve distribution dates, 3.20% and (ii) thereafter, 0.00%.

With respect to REMIC III Regular Interest LTII-IO, 100% of the amounts distributed on REMIC II Regular Interest LTI-IO.

REMIC Regular Interest: A REMIC I Regular Interest, REMIC II Regular Interest or REMIC III Regular Interest.

REMIC Remittance Rate: The REMIC I Remittance Rate, REMIC II Remittance Rate or REMIC III Remittance Rate.

Remittance Period: For any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Request for Release: The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibits M and N, as appropriate.

Required Insurance Policy: For any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement, including, for any Covered Mortgage Loan, the Pool Policy.

Residual Certificates: As specified in the Preliminary Statement.

Responsible Officer: When used with respect to the Trustee or the Supplemental Interest Trust Trustee, any Vice President (however denominated), any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer, any Trust Officer or any other officer of the Trustee or the Supplemental Interest Trust Trustee, customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, the matter is referred because of the officer’s knowledge of and familiarity with the particular subject and who has direct responsibility for the administration of this Agreement.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Mortgage Surveillance Monitoring, or any other address that S&P furnishes to the Depositor and the Servicer.

Scheduled Payment: The scheduled monthly payment due on a Mortgage Loan allocable to principal and/or interest on the Mortgage Loan that, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on the Mortgage Loan.

Securities Act: The Securities Act of 1933, as amended.

Seller: IndyMac Bank, F.S.B., a federal savings bank, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

Servicer: IndyMac Bank, F.S.B., a federal savings bank, and its successors and assigns, in its capacity as servicer under this Agreement.

Servicer Advance Date: As to any Distribution Date, 12:30 p.m. (Pacific time) on the Business Day preceding the Distribution Date.

Servicing Advances: All customary, reasonable, and necessary “out of pocket” costs and expenses incurred in the performance by the Servicer of its servicing obligations, including the cost of (i)(a) the preservation, restoration, and protection of a Mortgaged Property, (b) expenses reimbursable to the Servicer pursuant to Section 3.12 and any enforcement or judicial proceedings, including foreclosures, (c) the maintenance and liquidation of any REO Property and (d) compliance with the obligations under Section 3.10; and (ii) reasonable compensation to the Servicer or its affiliates for acting as broker in connection with the sale of foreclosed Mortgaged Properties and for performing certain default management and other similar services (including appraisal services) in connection with the servicing of defaulted Mortgage Loans. For purposes of clause (ii), only costs and expenses incurred in connection with the performance of activities generally considered to be outside the scope of customary servicing or servicing duties shall be treated as Servicing Advances. The Servicer shall not be required to make any Nonrecoverable Servicing Advance in respect of a Mortgage Loan or REO Property.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, or those Servicing Criteria otherwise mutually agreed to by IndyMac and the applicable Servicer in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit R.

Servicing Fee: As to each Mortgage Loan and any Distribution Date, one month’s interest at the related Servicing Fee Rate on the Stated Principal Balance of the Mortgage Loan as of the Due Date in the prior calendar month or, in the event of any payment of interest that accompanies a Principal Prepayment in Full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of the Mortgage Loan for the period covered by the payment of interest, subject to reduction as provided in Section 3.15.

Servicing Fee Rate: For each Mortgage Loan, 0.50% per annum.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee and the Certificate Insurer by the Servicer on the Closing Date pursuant to this Agreement, as the list may from time to time be amended.

Servicer Remittance Amount: For any Distribution Date, is the sum of (i) all scheduled installments of interest (net of the related Servicing Fees) and principal due on the Due Date on the Mortgage Loans in the related Remittance Period and received by the related Determination Date, together with any related Advances; (ii) all Insurance Proceeds (including those received with respect to the Pool Policy and not reimbursable to the Seller pursuant to Section 2.03(c), but excluding those included in Liquidation Proceeds), Liquidation Proceeds and Subsequent Recoveries received during the preceding calendar month (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and net of the related Excess Proceeds), (iii) any premium amounts reimbursed by the Pool Insurer and (iii) all partial or full Principal Prepayments on the Mortgage Loans received during the related Prepayment Period together with all Compensating Interest on those Mortgage Loans and interest paid by the Mortgagors (other than Prepayment Interest Excess); minus (iv) amounts in reimbursement for Advances and Servicing Advances previously made with respect to the Mortgage Loans, and other expenses reimbursable to the Servicer with respect to the Mortgage Loans pursuant to this Agreement.

Servicing Standard: That degree of skill and care exercised by the Servicer with respect to mortgage loans comparable to the Mortgage Loans serviced by the Servicer for itself or others, including loans subject to a pool policy similar to the Pool Policy.

Startup Day: The Closing Date.

Stated Principal Balance: As to any Mortgage Loan and any date of determination, the unpaid principal balance of such Mortgage Loan as of the immediately preceding Due Date (or such Due Date if the date of determination is a Due Date), as specified in the amortization schedule for such Due Date (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to the sum of: (i) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, (ii) any Liquidation Proceeds allocable to principal received in the prior calendar month with respect to such Mortgage Loan and (iii) any Principal Prepayments received through the last day of the Prepayment Period that includes such Due Date with respect to such Mortgage Loan. The Stated Principal Balance as to any Mortgage Loan and any date on or following the date on which such Mortgage Loan is a Liquidated Mortgage Loan or Charged-off Mortgage Loan will be zero.

Subordinated Certificates: As specified in the Preliminary Statement.

Subsequent Recoveries: As to any Distribution Date, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior calendar month, unexpected amounts received by the Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.09) specifically related to such Liquidated Mortgage Loan.

Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan that must, on the date of substitution, as confirmed in a Request for Release, substantially in the form of Exhibit M, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (v) not be a cooperative loan and (vi) comply with each representation and warranty in Section 2.03.

Substitution Adjustment Amount: As defined in Section 2.03.

Supplemental Interest Trust: The corpus of a trust created pursuant to Section 4.05 of this Agreement and designated as the “Supplemental Interest Trust,” consisting of the Interest Rate Swap Agreement, the Class IO Interest and the right to receive payments in respect of the Class IO Distribution Amount. For the avoidance of doubt, the Supplemental Interest Trust does not constitute a part of the Trust Fund.

Supplemental Interest Trust Trustee: The trustee on behalf of the Supplemental Interest Trust. Initially, the Supplemental Interest Trust Trustee shall be the Trustee.

Swap Expense Fee Rate: For any Distribution Date, a fraction expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by any Net Swap Payment and Swap Termination Payment (to the extent not paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee and only if such Swap Termination Payment was not due to a Swap Provider Trigger Event with respect to the Swap Provider) made to the Swap Provider and (ii) the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding Distribution Date.

Swap LIBOR: One-Month LIBOR as determined pursuant to the Interest Rate Swap Agreement.

Swap Provider: The party to the Interest Rate Swap Agreement either (a) entitled to receive payments from the Supplemental Interest Trust or (b) required to make payments to the Supplemental Interest Trust, in either case pursuant to the terms of the Interest Rate Swap Agreement, and any successor in interest or assign. Initially, the Swap Provider shall be Bear Stearns Financial Products, Inc.

Swap Provider Trigger Event: A Swap Provider Trigger Event shall have occurred if any of an Event of Default (under the Interest Rate Swap Agreement) with respect to which the Swap Provider is a Defaulting Party, a Termination Event (under the Interest Rate Swap Agreement) with respect to which the Swap Provider is the sole Affected Party or an Additional Termination Event (under the Interest Rate Swap Agreement) with respect to which the Swap Provider is the sole Affected Party has occurred.

Swap Termination Payment: Upon the designation of an “Early Termination Date” as defined in the Interest Rate Swap Agreement, the payment to be made by the Supplemental Interest Trust to the Swap Provider, or by the Swap Provider to the Supplemental Interest Trust, as applicable, pursuant to the terms of the Interest Rate Swap Agreement.

Telerate Page 3750: The display page currently so designated by Moneyline Telerate Information Services, Inc. (or on any page replacing that page on that service for the purpose of displaying London inter-bank offered rates of major banks).

Termination Price: As defined in the Interest Rate Swap Agreement.

Total Monthly Excess Spread: For any Distribution Date, Available Funds for such Distribution Date minus amounts paid on such Distribution Date pursuant to Section 4.02(A) through (D).

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Trust: The trust created under this Agreement.

Trust Fund: The corpus of the Trust consisting of REMIC I, REMIC II, REMIC III, REMIC IV and the Excess Reserve Fund Account.

Trust REMIC: Any of REMIC I, REMIC II, REMIC III or REMIC IV.

Trustee: Deutsche Bank National Trust Company and its successors and, if a successor trustee is appointed under this Agreement, such successor.

Trustee Fee: As to each Mortgage Loan and any Distribution Date, one month’s interest at the Trustee Fee Rate on the Stated Principal Balance of the Mortgage Loan as of the Due Date occurring in the preceding calendar month (or, whenever a payment of interest accompanies a Principal Prepayment in Full made by the Mortgagor during the preceding calendar month, interest at the Trustee Fee Rate on the Stated Principal Balance of the Mortgage Loan for the period covered by the payment of interest).

Trustee Fee Rate: 0.0075% per annum.

Uncertificated Balance: The amount of any REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.09 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.09. The Uncertificated Balance of REMIC III Regular Interest LTII-ZZ shall be increased by interest deferrals as provided in Section 4.09. The Uncertificated Balance of each REMIC Regular Interest shall never be less than zero.

Uncertificated Interest: With respect to any REMIC Regular Interest for any Distribution Date, one month’s interest at the REMIC Remittance Rate applicable to such REMIC Regular Interest for such Distribution Date, accrued on the Uncertificated Balance or Uncertificated Notional Amount thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of any REMIC Regular Interest shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfalls, if any, for such Distribution Date to the extent not covered pursuant to Section 3.15 and (b) the aggregate amount of any Relief Act Interest Shortfalls, if any, in each case in the manner and priority described below.

In addition, Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by Realized Losses, if any, allocated to such REMIC Regular Interest as described above and pursuant to Section 4.04.

Uncertificated Notional Amount: With respect to REMIC II Regular Interest LTI-IO and each Distribution Date listed below, the aggregate Uncertificated Balance of the REMIC I Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC I Regular Interests
1	I-1-A through I-84-A
2	I-2-A through I-84-A
3	I-3-A through I-84-A
4	I-4-A through I-84-A
5	I-5-A through I-84-A
6	I-6-A through I-84-A
7	I-7-A through I-84-A
8	I-8-A through I-84-A
9	I-9-A through I-84-A
10	I-10-A through I-84-A
11	I-11-A through I-84-A
12	I-12-A through I-84-A
13	I-13-A through I-84-A
14	I-14-A through I-84-A
15	I-15-A through I-84-A
16	I-16-A through I-84-A
17	I-17-A through I-84-A
18	I-18-A through I-84-A
19	I-19-A through I-84-A
20	I-20-A through I-84-A
21	I-21-A through I-84-A
22	I-22-A through I-84-A
23	I-23-A through I-84-A
24	I-24-A through I-84-A
25	I-25-A through I-84-A
26	I-26-A through I-84-A
27	I-27-A through I-84-A
28	I-28-A through I-84-A
29	I-29-A through I-84-A
30	I-30-A through I-84-A
31	I-31-A through I-84-A
32	I-32-A through I-84-A
33	I-33-A through I-84-A
34	I-34-A through I-84-A
35	I-35-A through I-84-A
36	I-36-A through I-84-A
37	I-37-A through I-84-A
38	I-38-A through I-84-A
39	I-39-A through I-84-A
40	I-40-A through I-84-A
41	I-41-A through I-84-A
42	I-42-A through I-84-A
43	I-43-A through I-84-A
44	I-44-A through I-84-A
45	I-45-A through I-84-A
46	I-46-A through I-84-A
47	I-47-A through I-84-A
48	I-48-A through I-84-A
49	I-49-A through I-84-A
50	I-50-A through I-84-A
51	I-51-A through I-84-A
52	I-52-A through I-84-A
53	I-53-A through I-84-A
54	I-54-A through I-84-A
55	I-55-A through I-84-A
56	I-56-A through I-84-A
57	I-57-A through I-84-A
58	I-58-A through I-84-A
59	I-59-A through I-84-A
60	I-60-A through I-84-A
61	I-61-A through I-84-A
62	I-62-A through I-84-A
63	I-63-A through I-84-A
64	I-64-A through I-84-A
65	I-65-A through I-84-A
66	I-66-A through I-84-A
67	I-67-A through I-84-A
68	I-68-A through I-84-A
69	I-69-A through I-84-A
70	I-70-A through I-84-A
71	I-71-A through I-84-A
72	I-72-A through I-84-A
73	I-73-A through I-84-A
74	I-74-A through I-84-A
75	I-75-A through I-84-A
76	I-76-A through I-84-A
77	I-77-A through I-84-A
78	I-78-A through I-84-A
79	I-79-A through I-84-A
80	I-80-A through I-84-A
81	I-81-A through I-84-A
82	I-82-A through I-84-A
83	I-83-A and I-84-A
84	I-84-A
thereafter	$0.00

With respect to the Class IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC III Regular Interest LTI-IO.

Underwriter’s Exemption: Prohibited Transaction Exemption 2002-41, 67 Fed.Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

United States Person or U.S. Person: Any of (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on September 20, 1996, and treated as U.S. Persons before that date, may elect to continue to be U.S. Persons.

Unpaid Interest Amounts: As of any Distribution Date and any Class of Certificates, the sum of (a) the excess of (i) the sum of the Accrued Certificate Interest Distribution Amount for the Distribution Date over (ii) the amount in respect of such Accrued Certificate Interest actually distributed from Available Funds on such Distribution Date, (b) the excess of (i) any portion of the Accrued Certificate Interest Distribution Amount from prior Distribution Dates remaining unpaid over (ii) the amount in respect of interest on the Class of Certificates actually distributed on the preceding Distribution Date and (c) interest on the excess described in clause (b) for the related Interest Accrual Period at the applicable Pass-Through Rate (to the extent permitted by applicable law).

Voting Rights: The portion of the voting rights of all of the Certificates that is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to any Class R Certificates, (b) 1% of all Voting Rights shall be allocated to any Class A-IO Certificates and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on the date (the Voting Rights to be allocated among the holders of Certificates of each Class in accordance with their respective Percentage Interests); provided that, except as set forth in Section 10.01, any Certificate registered in the name of the Seller or its Affiliates shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained. Notwithstanding the foregoing, the Voting Rights of the Offered Certificates shall be held by the Certificate Insurer (so long as no Certificate Insurer Default exists) and the Holders of the Offered Certificates may not exercise such Voting Rights without the prior written consent of the Certificate Insurer.

Section 1.02	Rules of Construction.

Except as otherwise expressly provided in this Agreement or unless the context clearly requires otherwise:

(a)  References to designated articles, sections, subsections, exhibits, and other subdivisions of this Agreement, such as “Section 6.12 (a),” refer to the designated article, section, subsection, exhibit, or other subdivision of this Agreement as a whole and to all subdivisions of the designated article, section, subsection, exhibit, or other subdivision. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, exhibit, or other subdivision of this Agreement.

(b)  Any term that relates to a document or a statute, rule, or regulation includes any amendments, modifications, supplements, or any other changes that may have occurred since the document, statute, rule, or regulation came into being, including changes that occur after the date of this Agreement.

(c)  Any party may execute any of the requirements under this Agreement either directly or through others, and the right to cause something to be done rather than doing it directly shall be implicit in every requirement under this Agreement. Unless a provision is restricted as to time or limited as to frequency, all provisions under this Agreement are implicitly available and things may happen from time to time.

(d)  The term “including” and all its variations mean “including but not limited to.” Except when used in conjunction with the word “either,” the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”).

(e)  A reference to “a [thing]” or “any [of a thing]” does not imply the existence or occurrence of the thing referred to even though not followed by “if any,” and “any [of a thing]” is any of it. A reference to the plural of anything as to which there could be either one or more than one does not imply the existence of more than one (for instance, the phrase “the obligors on a note” means “the obligor or obligors on a note”). “Until [something occurs]” does not imply that it must occur, and will not be modified by the word “unless.” The word “due” and the word “payable” are each used in the sense that the stated time for payment has passed. The word “accrued” is used in its accounting sense, i.e., an amount paid is no longer accrued. In the calculation of amounts of things, differences and sums may generally result in negative numbers, but when the calculation of the excess of one thing over another results in zero or a negative number, the calculation is disregarded and an “excess” does not exist. Portions of things may be expressed as fractions or percentages interchangeably.

(f)  All accounting terms used in an accounting context and not otherwise defined, and accounting terms partly defined in this Agreement, to the extent not completely defined, shall be construed in accordance with generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement are inconsistent with their meanings under generally accepted accounting principles, the definitions contained in this Agreement shall control. Capitalized terms used in this Agreement without definition that are defined in the Uniform Commercial Code are used in this Agreement as defined in the Uniform Commercial Code.

(g)  In the computation of a period of time from a specified date to a later specified date or an open-ended period, the words “from” and “beginning” mean “from and including,” the word “after” means “from but excluding,” the words “to” and “until” mean “to but excluding,” and the word “through” means “to and including.” Likewise, in setting deadlines or other periods, “by” means “on or before.” The words “preceding,” “following,” and words of similar import, mean immediately preceding or following. References to a month or a year refer to calendar months and calendar years.

(h)  Any reference to the enforceability of any agreement against a party means that it is enforceable, subject as to enforcement against the party, to applicable bankruptcy, insolvency, reorganization, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

ARTICLE II

Conveyance of Mortgage Loans; Representations and Warranties

Section 2.01	Conveyance of Mortgage Loans.

(a)  The Seller, concurrently with the execution and delivery of this Agreement, hereby transfers to the Depositor, without recourse, all the interest of the Seller in each Mortgage Loan, including all interest and principal due to the Seller on each Mortgage Loan after the applicable Cut-off Date and all interest and principal payments on each Mortgage Loan received by the applicable Cut-off Date for installments of interest and principal due after the applicable Cut-off Date but not including payments of principal and interest due on each Mortgage Loan by the applicable Cut-off Date. By the Closing Date, the Seller shall deliver to the Depositor or, at the Depositor’s direction, to the Trustee or other designee of the Depositor, the Mortgage File for each Mortgage Loan listed in the Mortgage Loan Schedule as of the Closing Date (except that, in the case of Mortgage Loans that are Delayed Delivery Mortgage Loans, such delivery may take place within five (5) Business Days of the Closing Date). The delivery of the Mortgage Files shall be made against payment by the Depositor of the purchase price, previously agreed to by the Seller and Depositor, for the Mortgage Loans.

(b)  The Depositor, concurrently with the execution and delivery of this Agreement, hereby transfers to the Trustee for the benefit of the Certificateholders and the Certificate Insurer, without recourse, all the interest of the Depositor in the Trust Fund, together with the Depositor’s right to require the Seller to cure any breach of a representation or warranty made in this Agreement by the Seller or to repurchase or substitute for any affected Mortgage Loan in accordance with this Agreement.

(c)  The Depositor shall have delivered the Mortgage Files to the Trustee (i)for at least 90% of the Mortgage Loans, not later than the Closing Date; and (ii) for the remaining 10% of the Mortgage Loans, not later than five (5) Business Days following the Closing Date.

To the extent that the Seller is in possession of any Mortgage File for any Delayed Delivery Mortgage Loan, until delivery of the Mortgage File to the Trustee, the Seller shall hold the files as Servicer, as agent and in trust for the Trustee.

The Depositor hereby directs the Supplemental Interest Trust Trustee to execute the Interest Rate Swap Agreement on behalf of Party B (as defined therein) and to perform the obligations of Party B thereunder on the Closing Date and thereafter on behalf of the Holders of the Certificates. The Seller, the Servicer, the Depositor and the Certificateholders by acceptance of their Certificates acknowledge and agree that the Supplemental Interest Trust Trustee shall execute and deliver the Interest Rate Swap Agreement on behalf of Party B (as defined therein) and to perform the obligations of Party B thereunder and shall do so solely in its capacity as Supplemental Interest Trust Trustee and not in its individual capacity.

(d)  In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered (or in the case of Delayed Delivery Mortgage Loans, will deliver within the time period specified above) to the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

(i)  The original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: “Pay to the order of _______________ ______________without recourse,” with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each endorsement being sufficient to transfer all interest of the party so endorsing, as noteholder or assignee thereof, in that Mortgage Note) or a lost note affidavit for any Lost Mortgage Note from the Seller stating that the original Mortgage Note was lost or destroyed, together with a copy of the Mortgage Note.

(ii)  Except as provided below, for each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage certified by the Seller as being a true and complete copy of the Mortgage (or, in the case of a Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico, a true copy of the Mortgage certified as such by an applicable notary) and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

(iii)  In the case of each Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments), together with, except as provided below, all interim recorded assignments of such mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided, that if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office; provided, further, that such assignment of Mortgage need not be delivered in the case of a Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico.

(iv)  The original or copies of each assumption, modification, written assurance, or substitution agreement.

(v)  Except as provided below, the original or duplicate original lender’s title policy and all its riders.

In addition, in connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will cause, at the Seller’s expense, the MERS® System to indicate that the Mortgage Loans sold by the Seller to the Depositor have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit the Servicer to, and the Servicer agrees that it will not, alter the information referenced in this paragraph with respect to any Mortgage Loan sold by the Seller to the Depositor during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender’s title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii) or (iii) above, or because the title policy has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver to the Trustee, in the case of clause (ii) or (iii) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original Mortgage and each such interim assignment or a copy thereof, certified, if appropriate, by the relevant recording office, be made later than one year following the Closing Date, or, in the case of clause (v) above, no later than 120 days following the Closing Date; provided, however, that in the event the Depositor is unable to deliver by such date each Mortgage and each such interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver such documents to the Trustee as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date.

The Depositor shall forward to the Trustee (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor or the Servicer to the Trustee. If the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a “lost instruments affidavit and indemnity” or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall execute and deliver the required document to the public recording office. If a public recording office retains the original recorded Mortgage or if a Mortgage is lost after recordation in a public recording office, the Seller shall deliver to the Trustee a copy of the Mortgage certified by the public recording office to be a true and complete copy of the original recorded Mortgage.

As promptly as practicable after any transfer of a Mortgage Loan under this Agreement, and in any event within thirty days after the transfer, the Trustee shall (i) affix the Trustee’s name to each assignment of Mortgage, as its assignee, and (ii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, if the Trustee has not received the information required to deliver any assignment of a Mortgage for recording, the Trustee shall deliver it as soon as practicable after receipt of the needed information and in any event within thirty days.

Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the assignments of Mortgage shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates (without regard to the Policy); provided, however, that each assignment of Mortgage shall be submitted for recording by the Seller (at the direction of the Servicer) in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates entitled to at least 25% of the Voting Rights or by the NIM Insurer, if any, (ii) [reserved], (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof and (v) if the Seller is not the Servicer and with respect to any one assignment or Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Servicer is unable to pay the cost of recording the assignments of Mortgage, such expense shall be paid by the Trustee and shall be reimbursable out of the Distribution Account.

If any Mortgage Loans have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, will deposit in the Certificate Account the portion of the prepayment that is required to be deposited in the Certificate Account pursuant to Section 3.06.

Notwithstanding anything to the contrary in this Agreement, within five (5) Business Days after the Closing Date, the Depositor shall either:

(ii)  deliver to the Trustee the Mortgage File as required pursuant to this Section 2.01 for each Delayed Delivery Mortgage Loan; or

(iii)  (A) repurchase the Delayed Delivery Mortgage Loan or (B) substitute the Delayed Delivery Mortgage Loan for a Substitute Mortgage Loan, which repurchase or substitution shall be accomplished in the manner and subject to the conditions in Section 2.03.

The Trustee shall, in accordance with Section 2.02, send a Delayed Delivery Certification substantially in the form of Exhibit G-2 (with any applicable exceptions noted thereon) for all Delayed Delivery Mortgage Loans delivered within 30 days of receipt of the related Mortgage Files. The Trustee will promptly send a copy of such Delayed Delivery Certification to each Rating Agency and the Certificate Insurer. If the Seller fails to deliver a Mortgage File for any Delayed Delivery Mortgage Loan within the period specified herein, the Seller shall use its best reasonable efforts to effect a substitution, rather than a repurchase of, any Deleted Mortgage Loan. The cure period provided for in Section 2.02 or in Section 2.03 shall not apply to the initial delivery of the Mortgage File for such Delayed Delivery Mortgage Loan, but rather the Seller shall have five (5) Business Days to cure such failure to deliver. At the end of such period, the Trustee shall send a Delayed Delivery Certification for the Delayed Delivery Mortgage Loans delivered during such period in accordance with the provisions of Section 2.02.

The Seller agrees to treat the transfer of the Mortgage Loans to the Depositor as a sale for all tax, accounting, and regulatory purposes.

It is agreed and understood by the parties hereto that it is not intended that any Mortgage Loan be included in the Trust Fund that is a “High-Cost Home Loan” (or any other similarly designated loan) as defined in the New Jersey Home Ownership Act effective November 27, 2003, The Home Loan Protection Act of New Mexico effective January 1, 2004, The Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or The Indiana Home Loan Practices Act effective January 1, 2005.

Section 2.02	Acceptance by the Trustee of the Mortgage Loans.

The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form of Exhibit G-1 and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files for the Mortgage Loans, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer. The Trustee acknowledges that it will maintain possession of the related Mortgage Notes in the State of California, unless otherwise permitted by the Rating Agencies and the Certificate Insurer.

The Trustee agrees to execute and deliver on the Closing Date to the Depositor, the Servicer, the Certificate Insurer and the Seller an Initial Certification in the form of Exhibit G-1. Based on its review and examination, and only as to the documents identified in the Initial Certification, the Trustee acknowledges that the documents appear regular on their face and relate to the Mortgage Loans. The Trustee shall be under no duty to inspect, review, or examine said documents, instruments, certificates, or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

By the thirtieth day after the Closing Date (or if that day is not a Business Day, the succeeding Business Day), the Trustee shall deliver to the Depositor, the Servicer and the Seller (and a copy to each Rating Agency and the Certificate Insurer) a Delayed Delivery Certification with respect to the Mortgage Loans, substantially in the form of Exhibit G-2, with any applicable exceptions noted thereon.

Not later than ninety (90) days after the Closing Date, the Trustee shall deliver to the Depositor, the Servicer, the Certificate Insurer and the Seller a Final Certification in the form of Exhibit H, with any applicable exceptions noted thereon.

If, in the course of its review, the Trustee finds any document constituting a part of a Mortgage File that does not meet the requirements of Section 2.01, the Trustee shall list such as an exception in the Final Certification. The Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all interest of the party so endorsing, as noteholder or assignee thereof, in that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. The Seller shall promptly correct any such defect within ninety (90) days from the date it was so notified of the defect and, with respect to any Mortgage Loan for which such defect is materially adverse to the Certificateholders or the Certificate Insurer, if the Seller does not correct such defect within that period, the Seller shall either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished pursuant to Section 2.03, or (b) purchase the Mortgage Loan at its Purchase Price from the Trustee within ninety (90) days from the date the Seller was notified of the defect in writing.

If a substitution or purchase of a Mortgage Loan pursuant to this provision is required because of a delay in delivery of any documents by the appropriate recording office, or there is a dispute between either the Servicer or the Seller and the Trustee over the location or status of the recorded document, then the substitution or purchase shall occur within 270 days from the Closing Date. In the event that the Servicer cannot provide a copy of such document certified by the public recording office within such 270 day period, the Servicer shall deliver to the Custodian,  the Trustee and the Certificate Insurer  within such 270 day period, an Officer’s Certificate of the Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known, and (D) specify the date the applicable recorded document is expected to be delivered to the Custodian, and, upon receipt of a copy of such document certified by the public recording office, the Servicer shall immediately deliver such document to the Custodian ,  the Trustee and the Certificate Insurer. No substitution is permitted to be made in any calendar month after the Determination Date for the month.

The Purchase Price for any Mortgage Loan shall be deposited by the Seller in the Certificate Account by the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of the deposit and certification with respect thereto in the form of Exhibit N, the Trustee shall release the related Mortgage File to the Seller and shall execute and deliver at the Seller’s request any instruments of transfer or assignment prepared by the Seller, in each case without recourse, necessary to vest in the Seller, or a designee, the Trustee’s interest in any Mortgage Loan released pursuant hereto.

If pursuant to the foregoing provisions the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Servicer shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller as the beneficial holder of such Mortgage Loan.

The Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions herein. The Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the Servicer from time to time.

The obligation of the Seller to substitute for or to purchase any Mortgage Loan that does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting the defect available to the Trustee, the Depositor, and any Certificateholder against the Seller.

Section 2.03	Representations, Warranties, and Covenants of the

Seller and the Servicer.

(a)  IndyMac, in its capacities as Seller and Servicer, hereby makes the representations and warranties in Schedule II, and by this reference incorporated herein, to the Depositor, the Trustee, the Supplemental Interest Trust Trustee and the Certificate Insurer, as of the Closing Date. The Servicer will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its credit files for the related Mortgagor for each Mortgage Loan to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

(b)  The Seller, in its capacity as Seller, hereby makes the representations and warranties in Schedule III, and by this reference incorporated herein, to the Depositor, the Trustee, the Supplemental Interest Trust Trustee and the Certificate Insurer, as of the Closing Date, or if so specified therein, as of the applicable Cut-off Date.

(c)  Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. A breach of the representation or warranty made pursuant to clauses (cc), (dd), (hh), (ii), (kk), (ll) and (mm) of Schedule III, a breach of the covenant of the Servicer made pursuant to clause (a) above or the fact that any Covered Mortgage Loan is not eligible for coverage under the Pool Policy (including, but not limited to, Covered Mortgage Loans for which coverage was rescinded or a claim for payment under the Pool Policy was denied) will be deemed to materially and adversely affect the interests of the Certificateholders in the related Mortgage Loan. The Seller hereby covenants that within ninety (90) days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made pursuant to Section 2.03(b) or 2.03(d) that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Mortgage Loan, it shall cure such breach in all material respects, and if such breach is not so cured, shall: (i) if the 90 day period expires before the second anniversary of the Closing Date, remove the Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in accordance with this Section 2.03; (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner stated below; or (iii) with respect to a breach of the representation or warranty made pursuant to Section 2.03(d) and following the Distribution Date on which the Cumulative Covered Loan Loss equals or exceeds10.50% of the Total Insured Loan Amount (as defined under the Pool Policy), pay to the Trustee an amount equal to the amount of the Loss as defined under the Pool Policy that would otherwise have been paid by the Pool Insurer but for such breach (assuming for this purpose that the Deductible (as defined under the Pool Policy) has been met); provided however that the Seller shall not be required to pay pursuant to this clause (iii) an amount, in the aggregate, in excess of 4.75% of the Total Insured Loan Amount; and provided further that on any date on and after the date on which the aggregate amounts paid by the Seller pursuant to this clause (iii) and amounts paid by the Pool Insurer equals 4.75% of the Total Insured Loan Amount, any additional amounts received from the Pool Insurer shall be distributed to the Seller. Any substitution pursuant to (i) above shall not be effected before (i) the delivery to the Trustee and the Certificate Insurer of the Opinion of Counsel, if required by Section 2.05, a Request for Release substantially in the form of Exhibit N and the Mortgage File for any Substitute Mortgage Loan and (ii) with respect to the substitution of a Covered Mortgage Loan, the Pool Insurer provides consent to such Substitute Mortgage Loan. The Seller shall promptly reimburse the Servicer and the Trustee for any expenses reasonably incurred by the Servicer or the Trustee in respect of enforcing the remedies for the breach.

With respect to any Substitute Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders and the Certificate Insurer the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and any other documents and agreements required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for the month. Scheduled Payments due with respect to Substitute Mortgage Loans in the Remittance Period of substitution shall not be part of the Trust Fund and will be retained by the Seller on the next Distribution Date. For the Remittance Period of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for the Remittance Period and thereafter the Seller shall be entitled to retain all amounts received with respect to the Deleted Mortgage Loan.

The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders and the Certificate Insurer to reflect the removal of the Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon the substitution, the Substitute Mortgage Loans shall be subject to this Agreement in all respects, and the Seller shall be deemed to have made with respect to the Substitute Mortgage Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to the Mortgage Loan. Upon any substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with the substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to the Deleted Mortgage Loan to the Seller and shall execute and deliver at the Seller’s direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which the Seller substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all the Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the Remittance Period of substitution and any adjustments due to any costs or damages incurred by the Trust Fund in connection with any violation of the Mortgage Loan of any predatory or abusive lending law). The amount of the shortage (the “Substitution Adjustment Amount”) plus, if the Seller is not the Servicer, the aggregate of any unreimbursed Advances and Servicing Advances with respect to the Deleted Mortgage Loans, shall be deposited into the Certificate Account by the Seller by the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

If the Seller repurchases a Mortgage Loan, the Purchase Price therefor shall be deposited in the Certificate Account pursuant to Section 3.06 by the Distribution Account Deposit Date for the Distribution Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace the Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.05 and receipt of a Request for Release in the form of Exhibit N, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. The obligation under this Agreement of any Person to cure, repurchase, or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Person respecting the breach available to Certificateholders, the Depositor, the Trustee or the Supplemental Interest Trust Trustee on their behalf.

The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

The Seller assigns to the Depositor and the Depositor assigns to the Trustee all rights the Seller might have under contracts with third parties relating to early payment defaults on the Mortgage Loans (“EPD Rights”) and the Servicer assumes any related duties as part of it servicing obligations. Consistent with the Servicing Standard, the Servicer shall attempt to enforce the EPD rights. If the Servicer’s enforcement of the EPD Rights obligates the Servicer to sell a Mortgage Loan to a third party, the Servicer shall repurchase the Mortgage Loan at the Purchase Price and sell the Mortgage Loan to the third party. The Servicer shall deposit into the Certificate Account all amounts received in connection with the enforcement of EPD Rights, not exceeding the Purchase Price, with respect to any Mortgage Loan. Any amounts received by the Servicer with respect a Mortgage Loan in excess of the Purchase Price shall be retained by the Servicer as additional servicing compensation. The Trustee, upon receipt of certification from the Servicer of the deposit of the Purchase Price in connection with a repurchase of a Mortgage Loan and a Request for File Release from the Servicer, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee’s right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

(d) IndyMac Bank, F.S.B. represents and warrants that each of the Covered Mortgage Loans is eligible for coverage under the Pool Policy. Each of the representations and warranties set forth in Exhibit A to the Pool Policy and all representations and warranties made by IndyMac Bank, F.S.B. to the Pool Insurer under the Pool Policy are true and correct as of the Closing Date.

Section 2.04	Representations and Warranties of the Depositor as to

the Mortgage Loans.

The Depositor hereby represents and warrants to the Trustee, the Supplemental Interest Trust Trustee and the Certificate Insurer with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses, or counterclaims.

The Depositor hereby transfers to the Trustee all of its rights with respect to the Mortgage Loans, including the representations and warranties of the Seller made above and pursuant to Section 2.03(b), together with all rights of the Depositor to require the Seller to cure any breach thereof or to repurchase or substitute for any affected Mortgage Loan in accordance with this Agreement.

The representations and warranties in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee. Upon discovery by the Depositor, the Trustee or the Supplemental Interest Trust Trustee of any breach of any of the representations and warranties in this Section that materially and adversely affects the interest of the Certificateholders or the Certificate Insurer, the party discovering the breach shall give prompt written notice to the others, the Certificate Insurer and to each Rating Agency.

Section 2.05	Delivery of Opinion of Counsel in Connection with

Substitutions and Repurchases.

(a)  Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.01, 2.02, 2.03 or 2.05 shall be made more than ninety (90) days after the Closing Date unless the Seller delivers to the Trustee and the Certificate Insurer an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of any of the Trustee, the Certificate Insurer or the Trust Fund, addressed to the Trustee and the Certificate Insurer, to the effect that such substitution will not (i) result in the imposition of the tax on “prohibited transactions” on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that any Certificates are outstanding. A substitution pursuant to Section 2.01, 2.02, 2.03 or 2.05 that is made within ninety (90) days after the Closing Date shall not require the Seller to deliver to the Trustee an Opinion of Counsel.

(b)  Upon discovery by the Depositor, the Seller, the Servicer, the Certificate Insurer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require the Seller, at the Seller’s option, to either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Substitute Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within ninety (90) days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to Section 2.03. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

Section 2.06	Execution and Delivery of Certificates.

The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with the transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

Section 2.07	[Reserved].

Section 2.08	REMIC Matters.

The Preliminary Statement sets forth the designations and “latest possible maturity date” for federal income tax purposes of all interests created hereby.

(i)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC I for the benefit of the holders of the REMIC I Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-I Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC I and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC I Regular Interests and the Class R Certificates (in respect of the Class R-I Interest). The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I.

(ii)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests (which are uncertificated) for the benefit of the Holders of the REMIC II Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-II Interest). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC II Regular Interests and the Class R Certificates (in respect of the Class R-II Interest). The interests evidenced by the Class R-II Interest, together with the REMIC II Regular Interests, constitute the entire beneficial ownership interest in REMIC II.

(iii)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests (which are uncertificated) for the benefit of the Holders of the REMIC III Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-III Interest). The Trustee acknowledges receipt of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC III Regular Interests and the Class R Certificates (in respect of the Class R-III Interest). The interests evidenced by the Class R Certificates, together with the REMIC III Regular Interests, constitute the entire beneficial ownership interest in REMIC III.

(iv)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC III Regular Interests (which are uncertificated) for the benefit of the Holders of the Regular Certificates and the Class R Certificates (in respect of the Class R-IV Interest). The Trustee acknowledges receipt of the REMIC III Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Regular Certificates, the Class IO Interest and the Class R Certificates (in respect of the Class R-IV Interest). The interests evidenced by the Class R-IV Interest, together with the Regular Certificates and the Class IO Interest, constitute the entire beneficial ownership interest in REMIC IV.

The Trustee acknowledges the assignment to it of the REMIC I Regular Interests, REMIC II Regular Interests and REMIC III Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor or the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations. The interests evidenced by the Class R Certificates, together with the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests, the Regular Certificates and the Class IO Interest constitute the entire beneficial ownership interest in REMIC I, REMIC II, REMIC III and REMIC IV.

Section 2.09	Covenants of the Servicer.

The Servicer hereby covenants to the Depositor, the Certificate Insurer and the Trustee as follows:

(a)  the Servicer shall comply in the performance of its obligations under each Required Insurance Policy; and

(b)  no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make such information, certificate, statement, or report not misleading.

Section 2.10	Purposes and Powers of the Trust

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a)  to acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b)  to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c)  to make payments on the Certificates;

(d)  to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e)  subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders and the Certificate Insurer.

The Trust is hereby authorized to engage in the foregoing activities. The Trustee and the Servicer shall not cause the Trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.10 may not be amended, without the consent of the Certificateholders evidencing 66 2/3% or more of the aggregate Voting Rights of the Certificates.

ARTICLE III

Administration and Servicing of Mortgage Loans

Section 3.01	Servicer to Service Mortgage Loans.

For and on behalf of the Certificateholders and the Certificate Insurer, the Servicer shall service and administer the Mortgage Loans in accordance with this Agreement and the Servicing Standard.

The Servicer shall not make or permit any modification, waiver, or amendment of any term of any Mortgage Loan that would cause the Trust Fund to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders, or any of them, any instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor or the Trustee any documents requiring execution and delivery by either or both of them appropriate to enable the Servicer to service and administer the Mortgage Loans to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of the documents, the Depositor or the Trustee shall execute the documents and deliver them to the Servicer.

The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name, when the Servicer believes it appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.

In accordance with and to the extent of the Servicing Standard, the Servicer shall advance funds necessary to effect the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.07, and further as provided in Section 3.09. The costs incurred by the Servicer in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the Mortgage Loans so permit. The Servicer is obligated to make required Advances on the Mortgage Loans only until each related Mortgage Loan becomes 120 days delinquent.

Section 3.02	[Reserved].

Section 3.03	[Reserved].

Section 3.04	The Pool Policy.

The Servicer shall prepare and file on a timely basis with the Pool Insurer, all claims which may be made under the Pool Policy with respect to the Covered Mortgage Loans. Within fifteen (15) days of the end of each calendar month (or such other day mutually agreed to by the Servicer and the Pool Insurer), the Servicer shall provide written notice to the Pool Insurer of (i) any Covered Mortgage Loan that is two (2) months in Default (as defined under the Pool Policy) or (ii) each Covered Mortgage Loan with respect to which the Trustee (or the Servicer acting on its behalf) becomes aware of any proceedings which affect the Covered Mortgage Loan or the Mortgaged Property or the Trust Fund’s interest therein have been started. The Servicer shall file a claim under the Pool Policy when any Covered Mortgage Loans becomes four (4) months in Default (as defined in the Pool Policy). The Servicer shall take all actions required under the Pool Policy as a condition to the payment of any such claim and shall service the Covered Mortgage Loans in accordance with the requirements of the Pool Policy, including, but not limited to, the obligations of the Servicer to comply with all reporting, notice, inspection and access requirements set forth in the Pool Policy, obtaining the Pool Insurer’s advance written approval of modifications to any Covered Mortgage Loan as set forth in the Pool Policy and submitting to the Pool Insurer for prior approval any change to the Servicing Guidelines. The Servicer shall remit to the Seller such amounts received under the Pool Policy and reimbursable to the Seller pursuant to Section 2.03(c). The Servicer shall indemnify the Trust Fund, the Trustee, the Seller and the Certificate Insurer for any costs, expenses or liabilities incurred by either of them if a claim made under the Pool Policy is denied as a result of an action or inaction on the part of the Servicer. The Trustee agrees to hold the Pool Policy.

Section 3.05	Trustee to Act as Servicer.

If the Servicer for any reason is no longer the Servicer hereunder (including because of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter, except that the Trustee shall not be:

(i)  liable for losses of the Servicer pursuant to Section 3.10 or any acts or omissions of the predecessor Servicer hereunder,

(ii)  obligated to make Advances if it is prohibited from doing so by applicable law,

(iii)  obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including repurchases or substitutions pursuant to Section 2.01, 2.02, 2.03 or 2.05,

(iv)  responsible for expenses of the Servicer pursuant to Section 2.03, or

(v)  deemed to have made any representations and warranties of the Servicer hereunder. Any assumption shall be subject to Section 7.02.

Notwithstanding anything else in this Agreement to the contrary, in no event shall the Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid under this Agreement and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions provided for in this Agreement.

Section 3.06	Collection of Mortgage Loan Payments; Certificate Account;

Distribution Account; Excess Reserve Fund Account.

(a)  In accordance with and to the extent of the Servicing Standard, the Servicer shall make reasonable efforts in accordance with the customary and usual standards of practice of prudent mortgage servicers to collect all payments called for under the Mortgage Loans to the extent the procedures are consistent with this Agreement and any related Required Insurance Policy. Consistent with the foregoing, the Servicer may in its discretion (and with the prior consent of the Pool Insurer with respect to a Covered Mortgage Loan if such consent is required under the Pool Policy) (i) waive any late payment charge or, subject to Section 3.21, any Prepayment Charge or penalty interest in connection with the prepayment of a Mortgage Loan, (ii) modify any delinquent or defaulted Mortgage Loan (including modifications that change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of that Mortgage Loan); provided, that such modification is consistent with the Servicing Standard and if in the Servicer’s determination such modification is not materially adverse to the interests of the Certificateholders or the Certificate Insurer (taking into account any estimated loss that might result absent such action) and is expected to minimize the loss of such Mortgage Loan; provided, however, that the Servicer shall not initiate new lending to such Mortgagor through the Trust, and (iii) extend the due dates for payments due on a Mortgage Note for a period not greater than 125 days. However, the Servicer cannot extend the maturity of any Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any such arrangement, the Servicer shall make Advances on the related Mortgage Loan in accordance with Section 4.01 during the scheduled period in accordance with the amortization schedule of the Mortgage Loan without modification thereof because of the arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note, or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which the payment is required is prohibited by applicable law. The Servicer shall not sell any delinquent or defaulted Mortgage Loan.

(b)  [Reserved].

(c)  [Reserved].

(d)  The Servicer shall establish and maintain a segregated Certificate Account into which the Servicer shall deposit on a daily basis (i) within one (1) Business Day of receipt (in the case of items (i) through (iii) below) and (2) within one (1) Business Day of receipt (in the case of all other items), except as otherwise specified herein, the following payments and collections received by it in respect of Mortgage Loans after the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans by the Cut-off Date) and the following amounts required to be deposited hereunder:

(i)  all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

(ii)  all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee;

(iii)  all Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures;

(iv)  [reserved];

(v)  any amounts required to be deposited by the Servicer pursuant to Sections 3.12 and 3.14;

(vi)  all Purchase Prices received from the Servicer or Seller and all Substitution Adjustment Amounts;

(vii)  all Advances made by the Servicer pursuant to Section 4.01;

(viii)  all amounts received pursuant to the Pool Policy other than amounts reimbursable to the Seller pursuant to Section 2.03(c);

(ix)  any other amounts required to be deposited hereunder; and

(x)  all Prepayment Charges collected.

In addition, with respect to any Mortgage Loan that is subject to a buydown agreement, on each Due Date for the Mortgage Loan, in addition to the monthly payment remitted by the related Mortgagor, the Servicer shall cause funds to be deposited into the Certificate Account in an amount required to cause an amount of interest to be paid with respect to the Mortgage Loan equal to the amount of interest that has accrued on the Mortgage Loan from the preceding Due Date at the Mortgage Rate net of the Servicing Fee on that date.

The foregoing requirements for remittance by the Servicer shall be exclusive. Without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be remitted by the Servicer. If the Servicer remits any amount not required to be remitted, it may at any time withdraw that amount from the Certificate Account, any provision herein to the contrary notwithstanding. The withdrawal or direction may be accomplished by delivering written notice of it to the Trustee or any other institution maintaining the Certificate Account that describes the amounts deposited in error in the Certificate Account. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.06. All funds deposited in the Certificate Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.09.

The Trustee shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class C Certificateholders, to secure its limited recourse obligation to pay to the Class A Certificateholders Net WAC Cap Carry Forward Amounts.

On each Distribution Date, the Trustee shall deposit the amount of any Net WAC Cap Carry Forward Amount for that date into the Excess Reserve Fund Account.

The Trustee shall invest amounts held in the Excess Reserve Fund Account only in Permitted Investments, which shall mature not later than the Business Day preceding the next Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the next Distribution Date) and, in each case, shall not be sold or disposed of before its maturity. The Servicer shall direct the Trustee in writing with respect to investment of amounts in the Excess Reserve Fund Account.

On each Distribution Date on which a Net WAC Cap Carry Forward Amount exists for the Class A Certificates, the Trustee shall withdraw from the Excess Reserve Fund Account amounts necessary to pay to the Class A Certificates the Net WAC Cap Carry Forward Amount. Any Net WAC Cap Carry Forward Amounts paid by the Trustee to the Class A Certificateholders shall be accounted for by the Trustee as amounts distributed by REMIC III to the Class C Certificateholder (and from the Class C Certificateholder to the Excess Reserve Fund Account), for all federal income tax purposes.

The Trustee shall account for the Excess Reserve Fund Account as an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement. It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Excess Reserve Fund Account be disregarded as an entity separate from the Holder of the Class C Certificates unless and until the date when either (a) there is more than one Class C Certificateholder or (b) the Class A Certificates, in addition to the Class C Certificates, are recharacterized as an equity interest in the Excess Reserve Fund Account for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Excess Reserve Fund Account be treated as a partnership. The Trustee shall treat amounts deposited into the Excess Reserve Fund Account as amounts distributed by REMIC III to the Class C Certificateholder (and from the Class C Certificateholder to the Excess Reserve Fund Account), for all federal income tax purposes. Accordingly, the Class A Certificates will be comprised of two components - a REMIC Regular Interest and an interest in a cap contract. The Trustee shall allocate the issue price for a Class of Certificates between two components for purposes of determining the issue price of the REMIC Regular Interest component. The Excess Reserve Fund Account will be part of the Trust but not part of any REMIC and any payments to the Holders of the Class A Certificates of Net WAC Cap Carry Forward Amounts will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1).

By accepting a Class C Certificate, each Class C Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Excess Reserve Fund Account the amounts described above on each Distribution Date as to which there is any Net WAC Cap Carry Forward Amount rather than distributing such amount to the Class C Certificateholders. By accepting a Class C Certificate, each Class C Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

For federal tax return and information reporting, the right of the Holders of the Class A Certificates to receive payments from the Excess Reserve Fund Account in respect of any Net WAC Cap Carry Forward Amounts may have more than a de minimis value.

Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any payments from the Excess Reserve Fund Account except as expressly stated in this Section 3.06(d).

(e)  [Reserved].

(f)  The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

(i)  the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.09(a);

(ii)  any amount deposited by the Servicer pursuant to Section 3.06(g) in connection with any losses on Permitted Investments;

(iii)  received with respect to the termination of the Trust Fund pursuant to Section 9.01; and

(iv)  any other amounts deposited hereunder that are required to be deposited in the Distribution Account.

If the Servicer remits any amount not required to be remitted, it may at any time direct the Trustee in writing to withdraw that amount from the Distribution Account, any provision herein to the contrary notwithstanding. The direction may be accomplished by delivering an Officer’s Certificate to the Trustee that describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.09. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Servicer.

(g)  Each institution at which the Certificate Account is maintained shall invest the funds therein as directed in writing by the Servicer in Permitted Investments, which shall mature, in the not later than the second Business Day preceding the related Distribution Account Deposit Date (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment shall mature not later than the Business Day preceding the Distribution Account Deposit Date and shall not be sold or disposed of before its maturity). All Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income realized from any investment of funds on deposit in the Certificate Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses on Permitted Investments in the Certificate Account shall promptly be deposited by the Servicer in the Certificate Account. The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with this Section 3.06.

Funds in the Distribution Account shall not be invested unless directed in writing by the Trustee. Each institution at which the Distribution Account is maintained shall invest the funds therein as directed in writing by the Trustee in Permitted Investments, which shall mature, in the not later than the related Distribution Date and shall not be sold or disposed of before its maturity. All income realized from any investment of funds on deposit in the Distribution Account shall be for the benefit of the Trustee and shall be remitted to it monthly as provided herein. The amount of any realized losses on Permitted Investments in the Distribution Account shall promptly be deposited by the Trustee in the Distribution Account.

(h)  [Reserved].

(i)  The Servicer shall notify the Trustee, the Seller, each Rating Agency, the Certificate Insurer and the Depositor of any proposed change of the location of the Certificate Account not later than 30 days and not more than 45 days before any change thereof.

Section 3.07	Collection of Taxes, Assessments, and Similar Items

Escrow Accounts.

(a)  To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall establish and maintain one or more accounts (each, an “Escrow Account”) and deposit and retain therein all collections from the Mortgagors (or Servicing advances) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

(b)  Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse (without duplication) the Servicer out of related collections for any payments made pursuant to Sections 3.01 (with respect to taxes and assessments and insurance premiums) and 3.10 (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01. The Escrow Accounts shall not be a part of the Trust Fund.

(c)  The Servicer shall advance any payments referred to in Section 3.07(a) that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, but the Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds, or otherwise.

Section 3.08	Access to Certain Documentation and Information

Regarding the Mortgage Loans.

The Servicer shall afford the Depositor, the Trustee, the Certificate Insurer and the Supplemental Interest Trust Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information, and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder or Certificate Owner that is a savings and loan association, bank, or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit the Certificateholder or Certificate Owner to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates. The Servicer shall be entitled to be reimbursed by each such Certificateholder or Certificate Owner for actual expenses incurred by the Servicer in providing the reports and access.

Section 3.09	Permitted Withdrawals from the Certificate Account, the

Distribution Account and the Excess Reserve Fund Account.

(a)  The Servicer may (and, in the case of clause (ix) below, shall) from time to time make withdrawals from the Certificate Account for the following purposes:

(i)  to pay to the Servicer (to the extent not previously retained) the servicing compensation to which it is entitled pursuant to Section 3.15, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Certificate Account;

(ii)  to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loans in respect of which the Advance was made;

(iii)  to reimburse the Servicer for any Nonrecoverable Advance or Nonrecoverable Servicing Advance previously made;

(iv)  to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

(v)  to reimburse the Servicer for (a) unreimbursed Servicing Advances, such right of reimbursement pursuant to this sub-clause (a) made by it being limited to amounts received on the Mortgage Loans in respect of which the Servicing Advance was made that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01, Section 3.07 or Section 3.10 and (b) for unpaid Servicing Fees as provided in Section 3.12;

(vi)  to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.01, 2.02, 2.03 or 2.05, all amounts received thereon after the date of such purchase;

(vii)  to reimburse the Seller, the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.03;

(viii)  to withdraw any amount deposited in the Certificate Account and not required to be deposited therein;

(ix)  by the Distribution Account Deposit Date, to withdraw (1) the Servicer Remittance Amount for the Distribution Date, to the extent on deposit, and (2) the Prepayment Charges on deposit, and remit such amount to the Trustee for deposit in the Distribution Account;

(x)  to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.01;

(xi)  to make distributions to the Supplemental Interest Trust in accordance with Section 4.05; and

(xii)  to reimburse the Pool Insurer for any unreimbursed Trailing Payment (as such term is defined in the Pool Policy) with respect to the Covered Mortgage Loans, after the payment of any Claim Amount (as such term is defined in the Pool Policy).

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, to justify any withdrawal from the Certificate Account pursuant to subclauses (i), (ii), (iv), (v), and (vi). Before making any withdrawal from the Certificate Account pursuant to subclause (iii), the Servicer shall deliver to the Trustee and the Certificate Insurer an Officer’s Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans and their respective portions of the Nonrecoverable Advance.

(b)  The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders, the Certificate Insurer and the Pool Insurer in the manner specified in this Agreement (and to withhold from the amounts so withdrawn the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

(i)  to pay to itself the Trustee Fee for the related Distribution Date;

(ii)  to pay to the Servicer as additional servicing compensation earnings on or investment income with respect to funds in the Distribution Account;

(iii)  to withdraw and return to the Servicer any amount deposited in the Distribution Account and not required to be deposited therein; and

(iv)  to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.01.

(c)  On each Distribution Date, the Trustee shall make withdrawals from the Excess Reserve Fund Account for deposit in the Distribution Account of the amount required pursuant to Section 3.06(d). Each institution at which the Excess Reserve Fund Account is maintained shall invest the funds therein as directed in writing by the Servicer in Permitted Investments, which shall mature not later than the second Business Day preceding the related Distribution Account Deposit Date (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment shall mature not later than the Business Day preceding the Distribution Account Deposit Date) and shall not be sold or disposed of before its maturity. All Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income realized from any investment of funds on deposit in the Excess Reserve Fund Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses on Permitted Investments in the Excess Reserve Fund Account shall promptly be deposited by the Servicer in the Excess Reserve Fund Account. On the earlier of (i) the termination of this Agreement pursuant to Section 9.01 and (ii) the Distribution Date on which all of the Certificates (other than the Class C Certificates) are reduced to zero, any amount remaining on deposit in the Excess Reserve Fund Account after giving effect to the requirements of this section shall be withdrawn by the Trustee and paid to the Class C Certificateholders.

Section 3.10	Maintenance of Hazard Insurance; Maintenance of

Primary Insurance Policies.

(a)  The Servicer shall maintain, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing the Mortgage Loan and (ii) the greater of (x) outstanding principal balance of the Mortgage Loan and (y) an amount such that the proceeds of the hazard insurance policy are sufficient to prevent the related Mortgagor or the mortgagee from becoming a co-insurer.

Each policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. Any amounts collected under the policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Servicer’s normal servicing procedures) shall be deposited in the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the Mortgage Loan so permits. Such costs shall be recoverable by the Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 3.09. No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to any applicable laws and regulations in force that require additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and the area is participating in the national flood insurance program, the Servicer shall maintain flood insurance for the Mortgage Loan. The flood insurance shall be in an amount equal to the least of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements that are part of the Mortgaged Property and (iii) the maximum amount of flood insurance available for the related Mortgaged Property under the national flood insurance program.

If the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall have satisfied its obligations in the first sentence of this Section 3.10. The policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If the policy contains a deductible clause and a policy complying with the first sentence of this Section 3.10 has not been maintained on the related Mortgaged Property, and if a loss that would have been covered, but for the deductibles, by the required policy occurs, the Servicer shall deposit in the Certificate Account, without any right of reimbursement, the amount not otherwise payable under the blanket policy because of the deductible clause. In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders and the Certificate Insurer, claims under any blanket policy.

(b)  The Servicer shall not take any action that would result in non-coverage under any applicable Primary Insurance Policy of any loss that, but for the actions of the Servicer, would have been covered thereunder. The Servicer shall not cancel or refuse to renew any Primary Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with a Qualified Insurer. The Servicer need not maintain any Primary Insurance Policy if maintaining the Primary Insurance Policy is prohibited by applicable law. The Servicer agrees, to the extent permitted by applicable law, to effect the timely payment of the premiums on each Primary Insurance Policy, and any costs not otherwise recoverable shall be recoverable by the Servicer from the related liquidation proceeds. The Servicer shall maintain for as long as each relevant Mortgage Loan is outstanding the mortgage insurance associated with the Mortgage Loans identified on the Mortgage Loan Schedule as having lender acquired mortgage insurance, and as to any other Mortgage Loans the Servicer need not maintain any Primary Insurance Policy with respect to any Mortgage Loan with a Loan-to-Value Ratio less than or equal to 80% as of any date of determination or, based on a new appraisal, the principal balance of the Mortgage Loan represents 80% or less of the new Appraised Value.

In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Trustee, the Certificate Insurer and the Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take any reasonable action in accordance with the Servicing Standard necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Any amounts collected by the Servicer under any Primary Insurance Policies shall be deposited in the Certificate Account.

Section 3.11	Enforcement of Due-On-Sale Clauses; Assumption Agreements.

(a)  Except as otherwise provided in this Section 3.11, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of the conveyance and in accordance with the Servicing Standard, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise these rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under the Mortgage Note or Mortgage is not otherwise so required under the Mortgage Note or Mortgage as a condition to the transfer.

If (i) the Servicer is prohibited by law from enforcing any due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.11(b), to take or enter into an assumption and modification agreement from or with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon. The Mortgage Loan must continue to be covered (if so covered before the Servicer enters into the agreement) by the applicable Required Insurance Policies.

The Servicer, subject to Section 3.11(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with the Person, pursuant to which the original Mortgagor is released from liability and the Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.11 because of any transfer or assumption that the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

(b)  Subject to the Servicer’s duty to enforce any due-on-sale clause to the extent provided in Section 3.11(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and the Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver to the Trustee for signature and shall direct the Trustee, in writing, to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed, and the modification agreement or supplement to the Mortgage Note or Mortgage or other instruments appropriate to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to the Person. In connection with any such assumption, no material term of the Mortgage Note may be changed.

In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each substitution, assumption, or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer’s Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Servicer shall notify the Trustee that any substitution or assumption agreement has been completed by forwarding to the Trustee the original of the substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of the Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer will retain any fee collected by it for entering into an assumption or substitution of liability agreement as additional servicing compensation.

Section 3.12	Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

(a)  The Servicer shall use reasonable efforts in accordance with the Servicing Standard to foreclose on or otherwise comparably convert the ownership of Mortgaged Properties in respect of which the related Mortgage Loans have come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the Servicer shall follow the Servicing Standard and shall follow the requirements of the insurer under any Required Insurance Policy.

Notwithstanding the foregoing, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines (i) that the restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of restoration expenses and (ii) that restoration expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Certificate Account). The Servicer shall be responsible for all other costs and expenses incurred by it in any foreclosure proceedings. The Servicer is entitled to reimbursement thereof from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds. If the Servicer has knowledge that a Mortgaged Property that the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within one mile of any site listed in the Expenditure Plan for the Hazardous Substance Clean Up Bond Act of 1984 or other site with environmental or hazardous waste risks known to the Servicer, the Servicer will, before acquiring the Mortgaged Property, consider the risks and only take action in accordance with its established environmental review procedures. The Servicer shall not foreclose any Mortgaged Property or accept a deed in lieu of foreclosure for any Mortgaged Property if the Servicer has actual knowledge or notice that the Mortgaged Property contains material hazardous wastes or substances subject to the Hazardous Substance Clean Up Bond Act of 1984.

With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee’s name shall be placed on the title to the REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to the REO Property references this Agreement and the Trustee’s capacity hereunder. Pursuant to its efforts to sell the REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve the REO Property in accordance with the Servicing Standard as the Servicer deems to be in the best interest of the Certificateholders and the Certificate Insurer for the period before the sale of the REO Property.

The Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, the preparation of any required tax and information returns, in the form required, and filed the same.

If the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the REO Property shall only be held temporarily, shall be actively marketed for sale, and the Servicer shall dispose of the Mortgaged Property as soon as practicable, and in any case before the end of the third calendar year following the calendar year in which the Trust Fund acquires the property. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund.

The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of the foreclosure would exceed the costs and expenses of bringing a foreclosure proceeding. The proceeds received from the maintenance of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with maintenance of the REO Properties and net of unreimbursed Servicing Fees, Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though the Mortgage Loans were still current and adjustments, if applicable, to the Mortgage Rate were being made in accordance with the Mortgage Note) and all such proceeds shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Certificate Account. To the extent the proceeds received during any calendar month exceed the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for the calendar month, the excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

The proceeds from any liquidation of a Mortgage Loan, as well as any proceeds from an REO Property, will be applied in the following order:

first, to reimburse the Servicer for any related unreimbursed Servicing Advances or Servicing Fees or for any unreimbursed Advances, as applicable;

second, to reimburse the Certificate Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.09(a)(ii) that related to the Mortgage Loan;

third, to accrued and unpaid interest (to the extent no Advance has been made for such amount or an Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Adjusted Mortgage Rate through the Remittance Period preceding the Distribution Date on which the amounts are required to be distributed; and

fourth, as a recovery of principal of the Mortgage Loan. The Servicer will retain any Excess Proceeds from the liquidation of a Liquidated Mortgage Loan as additional servicing compensation pursuant to Section 3.15.

(b)  With respect to any Mortgage Loan that becomes 120 days or more delinquent and the Servicer, after making a Final Recovery Determination, determines that a net recovery that would eliminate or reduce a Realized Loss by more than an immaterial amount is not possible through foreclosure, such Mortgage Loan shall be charged off and such Mortgage Loan shall be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss. In addition, the Servicer shall not be entitled to any additional Servicing Fees or reimbursement of expenses in connection with any Charged-Off Mortgage Loan except that (i) the Servicer shall be entitled to previously accrued and unpaid Servicing Fees and previously incurred expenses and (ii) to the extent of funds available from the aggregate amount of subsequent recoveries on such Charged-Off Mortgage Loan, the Servicer shall be entitled to previously accrued Servicing Fees on any such Charged-Off Mortgage Loan and expenses incurred in connection with collecting such subsequent recoveries. Any recoveries on such Charged-Off Mortgage Loans (net of any previously accrued and unpaid Servicing Fees and reimbursements to the Servicer for expenses) shall be treated as Liquidation Proceeds distributable to the Trustee for the benefit of the Certificateholders.

(c)  The Servicer may modify any Mortgage Loan at the request of the related Mortgagor, provided that (i) the modification is in lieu of a refinancing, (ii) the modification of a Mortgage Loan is made to change the interest rate of the related Mortgage Loan or to alter any other characteristics of the Mortgage Loan and (iii) the Servicer purchases the relevant Mortgage Loan from the Trust Fund immediately preceding the modification as described below. Upon the agreement of the Servicer to modify a Mortgage Loan in accordance with the preceding sentence, the Servicer shall purchase that Mortgage Loan and all interest of the Trustee in that Mortgage Loan shall automatically be deemed transferred and assigned to the Servicer and all benefits and burdens of ownership thereof, including the right to accrued interest thereon from the date of purchase and the risk of default thereon, shall pass to the Servicer. The Servicer shall promptly deliver to the Trustee a certification of a Servicing Officer to the effect that all requirements of this paragraph of subsection (c) have been satisfied with respect to the Mortgage Loan to be repurchased pursuant to this paragraph.

The Servicer shall deposit the Purchase Price for any Mortgage Loan repurchased pursuant to this Section 3.12 in the Certificate Account pursuant to Section 3.06 within one (1) Business Day after the purchase of the Mortgage Loan. Upon receipt by the Trustee of written notification of any such deposit signed by a Servicing Officer, the Trustee shall release to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Servicer any Mortgage Loan previously transferred and assigned pursuant hereto.

The Servicer covenants and agrees to indemnify the Trust Fund against any liability for any taxes (including prohibited transaction taxes) and any related interest, additions, and penalties imposed on the Trust Fund established hereunder as a result of any modification of a Mortgage Loan effected pursuant to this Section 3.12 or any purchase of a Mortgage Loan by the Servicer in connection with a modification (but such obligation shall not prevent the Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Servicer shall have no right of reimbursement for any amount paid pursuant to the foregoing indemnification, except to the extent that the amount of any tax, interest, and penalties, together with interest thereon, is refunded to the Trust Fund or the Servicer.

Section 3.13	Trustee to Cooperate; Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee by delivering a “Request for Release” substantially in the form of Exhibit N. Upon receipt of the request, the Trustee shall promptly release the related Mortgage File to the Servicer, and the Trustee shall at the Servicer’s direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance, or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.

From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release the Mortgage File to the Servicer or its designee. Subject to the further limitations stated below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Certificate Account, in which case the Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit N, signed by a Servicing Officer.

If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer shall deliver to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale, or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

Section 3.14	Documents, Records, and Funds in Possession of the Servicer to be Held for the Trustee.

The Servicer shall account fully to the Trustee for any funds it receives or otherwise collects as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including any funds on deposit in the Certificate Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Certificate Account, the Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment, or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

Section 3.15	Servicing Compensation.

As compensation for its activities hereunder, the Servicer may retain or withdraw from the Certificate Account the Servicing Fee for each Mortgage Loan for the related Distribution Date. Notwithstanding the foregoing, the aggregate Servicing Fee payable to the Servicer shall be reduced by the lesser of the aggregate of the Prepayment Interest Shortfalls with respect to the Distribution Date and the aggregate Compensating Interest for the Distribution Date.

Additional servicing compensation in the form of Prepayment Interest Excess, Excess Proceeds, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments shall be retained by the Servicer to the extent not required to be deposited in the Certificate Account pursuant to Section 3.06. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (payment of any premiums for hazard insurance, and any Primary Insurance Policy and maintenance of the other forms of insurance coverage required by this Agreement) and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

Section 3.16	Access to Certain Documentation.

The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising the Certificateholders and Certificate Owners and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Access shall be afforded without charge, but only upon reasonable prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this Section 3.16 shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 3.16 as a result of such obligation shall not constitute a breach of this Section 3.16.

Section 3.17	Annual Statement as to Compliance.

The Servicer shall deliver to the Certificate Insurer and the Trustee via electronic mail (DBSEC.Notifications@db.com), the Depositor and the Rating Agencies on or before March 15 of each year, commencing in 2008, an officer’s certificate, certifying that with respect to the period ending December 31st of the prior year: (i) the Servicer or such Servicing Officer, as applicable, has reviewed the activities of the Servicer during the preceding calendar year or portion thereof and its performance under this Agreement and (ii) to the best of the Servicer’s or such Servicing Officer’s knowledge, as applicable, based on such review, the Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee. In addition to the foregoing, the Servicer will, to the extent reasonable, give any other servicing information required by the Commission pursuant to applicable law.

Section 3.18	Assessments of Compliance and Attestation Reports.

The Servicer shall service and administer the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria (as set forth in Exhibit R hereto). Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, the Servicer shall deliver to the Certificate Insurer and the Trustee via electronic mail (DBSEC.Notifications@db.com) and the Depositor prior to (x) March 15, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15th of each year thereafter, a report regarding the Servicer’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year. The Assessment of Compliance must be reasonably satisfactory to the Depositor, and as set forth in Regulation AB, the Assessment of Compliance must contain the following:

(i)  A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Servicer;

(ii)  A statement by such officer that such officer used the Servicing Criteria, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the Servicer;

(iii)  An assessment by such officer of the Servicer’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans;

(iv)  A statement that a registered public accounting firm has issued an attestation report on the Servicer’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(v)  A statement as to which of the Servicing Criteria, if any, are not applicable to the Servicer, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit R hereto which are indicated as applicable to the Servicer.

Prior to (x) March 15, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15th of each year thereafter, the Servicer shall furnish to the Trustee and the Depositor a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Servicer, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

The Servicer shall cause and any sub-servicer, and each subcontractor determined by the Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Trustee and the Depositor an Assessment of Compliance and Attestation Report as and when provided above.

Such Assessment of Compliance, as to any Sub-Servicer, shall at a minimum address each of the Servicing Criteria specified on Exhibit R hereto which are indicated as applicable to any “primary servicer.” Notwithstanding the foregoing, as to any subcontractor, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

If the Servicer cannot deliver any Assessment of Compliance or Attestation Report by March 15th of such year, the Depositor, at its sole option, may permit a cure period for the Servicer to deliver such Assessment of Compliance or Attestation Report, but in no event later than March 25th of such year.

Failure of the Servicer to timely comply with this Section 3.18 may be deemed an Event of Default. The Trustee shall, with the consent of the Depositor, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, give notice to the Certificate Insurer (so long as no Certificate Insurer Default exists, or if a Certificate Insurer Default exists, then to Certificateholders) that it has ten Business Days to object. If no such objection is received, the Trustee shall immediately terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

The Trustee shall, prior to (x) March 15, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15th of each year thereafter, shall also provide an Assessment of Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit R hereto which are indicated as applicable to the “trustee.”

Section 3.19	Errors and Omissions Insurance; Fidelity Bonds.

The Servicer shall obtain and maintain in force (a) policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (b) a fidelity bond covering its officers, employees, and agents. Each policy and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by FNMA or FHLMC. The Servicer shall provide the Trustee, upon request, with a certificate of insurance relating to the insurance policies and fidelity bond. If any policy or bond ceases to be in effect, the Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the above requirements as of the date of the replacement.

Section 3.20	[Reserved].

Section 3.21	Prepayment Charges.

(a)  The Servicer shall not waive any part of any Prepayment Charge unless the waiver relates to a default or a reasonably foreseeable default, the collection of any Prepayment Charge would violate any relevant law or regulation or the waiving of the Prepayment Charge would otherwise benefit the Trust Fund and it is expected that the waiver would maximize recovery of total proceeds taking into account the value of the Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default). The Servicer shall not waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. To the extent that the Servicer waives a Prepayment Charge other than in accordance with the terms of this paragraph, it shall remit the amount of such waived Prepayment Charge to the Certificate Account for distribution as provided in Section 4.02.

(b)  The Seller represents and warrants to the Depositor, the Trustee and the Certificate Insurer as of the Closing Date, that the information in the Prepayment Charge Schedule (including the attached prepayment charge summary) is complete and accurate in all material respects at the dates as of which the information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable state law.

(c)  Upon discovery by the Seller or a Responsible Officer of the Trustee of a breach of the foregoing clause (b) that materially and adversely affects right of the Holders of the Class P Certificates to receive any Prepayment Charge, the party discovering the breach shall give prompt written notice to the other parties. Within sixty (60) days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of breach, the Servicer shall cure the breach in all material respects or shall pay into the Certificate Account the amount of the scheduled Prepayment Charge, less any amount previously collected and paid by the Servicer into the Certificate Account. If the covenant made by the Servicer in clause (a) above is breached, the Servicer must pay into the Certificate Account the amount of the waived Prepayment Charge.

Section 3.22	[Reserved].

Section 3.23	[Reserved]

Section 3.24	Commission Reporting

(a)  Unless and until a Form 15 Suspension Notice shall have been filed, the Trustee shall, within 15 days after each Distribution Date and in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D (the “Distribution Report”) with a copy of the Monthly Statement to be furnished by the Trustee to the Certificateholders for such Distribution Date and, if applicable, including the information required by each of the items set forth in Part II thereof, subject to the receipt of the information set forth in (f) below, in the case of information not required to be provided by the Trustee.

(b)   Except with respect to the Distribution Report to be filed following the first Distribution Date, the Trustee shall prepare each Distribution Report and, no later than 5 Business Days prior to the date on which such Distribution Report is required to be filed, deliver a copy of such Distribution Report to the Depositor for review. No later than the Business Day following the receipt thereof, the Depositor shall notify the Trustee of any changes to made to the Distribution Report. The Trustee shall make any changes thereto requested by the Depositor and deliver the final Distribution Report to the Depositor for signature no later than three Business Days prior to the date on which such Distribution Report must be filed by the Trustee in accordance with clause (a) above. The Depositor shall execute the final Distribution Report and deliver the same to the Trustee via electronic mail (DBSEC.Notifications@db.com) or facsimile no later than the Business Day following receipt of the same (which, unless not received within such time frame from the Trustee, shall be no later than two Business Days prior to the date on which the Distribution Report is required to be filed), with an original executed hard copy to follow by overnight mail. With respect to the Distribution Report to be filed following the first Distribution Date, the Depositor shall prepare and execute such Distribution Report and, no later than 5 Business Days prior to the date on which such Distribution Report is required to be filed, deliver a copy of such Distribution Report to the Trustee. The Trustee shall attach thereto the Monthly Statement furnished by the Trustee to the Certificateholders for such Distribution Date and file such Distribution Report in accordance with clause (a) above.

(c)  The Depositor shall prepare and file Current Reports on Form 8-K, as and when required.

(d)  Prior to January 30th of the first year in which the Trustee is able to do so under applicable law, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund.

(e)   Prior to (x) March 15, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15th of each year thereafter, the Servicer shall provide the Trustee with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the Servicer pursuant to Sections 3.17 and 3.18. Prior to (x) March 31, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31st of each year thereafter, the Trustee shall, subject to subsection (f) below, file a Form 10-K, with respect to the Trust Fund. The Trustee shall prepare each Form 10-K and, no later than 5 Business Days prior to the date on which such Form 10-K is required to be filed, deliver a copy of such Form 10-K to the Depositor for review. No later than the Business Day following the receipt thereof, the Depositor shall notify the Trustee of any changes to be made to the Form 10-K. The Trustee shall make any changes thereto requested by the Depositor and deliver the final Form 10-K to the Depositor for signature no later than three Business Days prior to the date on which such Form 10-K must be filed by the Trustee in accordance with this clause (e). The Depositor shall execute the final Form 10-K and deliver the same to the Trustee via electronic mail (DBSEC.Notifications@db.com) or facsimile no later than Business Day following receipt of the same (which, unless not received within such time frame from the Trustee, shall be no later than two Business Days prior to the date on which the From 10-K is required to be filed), with an original executed hard copy to follow by overnight mail. Such Form 10-K shall include the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Servicer pursuant to Sections 3.17 and 3.18 and a certification in the form attached hereto as Exhibit O-1 (the “Depositor Certification”), which shall be signed by the senior officer of the Depositor in charge of securitization.

(f)  As to each item of information required to be included in any Form 10-D, Form 8-K or Form 10-K, the Trustee's or Depositor’s obligation to include the information in the applicable report is subject to receipt from the entity that is indicated in Exhibit S as the responsible party for providing that information, if other than the Trustee or the Depositor, as applicable, as and when required as described above. Each of the Trustee, the Servicer and the Depositor, as applicable, hereby agree to notify and provide to the Trustee and the Depositor all information that is required to be included in any Form 10-D, Form 8-K or Form 10-K, with respect to which that entity is indicated in Exhibit S as the responsible party for providing that information. In the case of information to be included in the From 10-D, such information shall be delivered to the Trustee no later than no later than 5 calendar days following each Distribution Date. In the case of information to be included in the Form 8-K, such information shall be delivered to the Depositor no later than no later 2 Business Days following the occurrence of a reportable event. In the case of information to be included in the From 10-K, such information, other than the documentation provided pursuant to Sections 3.17, 3.18 and 3.24(f), shall be delivered to the Trustee no later than no later than (x) March 1, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 1st of each year thereafter. The Servicer shall be responsible for determining the pool concentration applicable to any subservicer or originator at any time, for purposes of disclosure as required by Items 1117 and 1119 of Regulation AB. The Trustee shall provide electronic or paper copies of all Form 10-D, 8-K and 10-K filings free of charge to any Certificateholder upon request.

(g)  The Trustee shall sign a certification (in the form attached hereto as Exhibit O-2) for the benefit of the Depositor and its officers, directors and Affiliates. The Trustee's certification shall be delivered to the Depositor by no later than March 18th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Depositor Certification to the Trustee for filing no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

(h)  The Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the Trustee’s obligations under this Section 3.24, Section 3.18 or (ii) any material misstatement or omission contained in any information provided by the Trustee including, without limitation, in the certification provided by the Trustee in the form of Exhibit O-2 or the Assessment of Compliance provided pursuant to Section 3.18. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Trustee, in connection with (i) a breach of the Trustee’s obligations under this Section 3.24, Section 3.18 or (ii) any material misstatement or omission contained in any information provided by the Trustee including, without limitation, in the certification provided by the Trustee in the form of Exhibit O-2, or in the Assessment of Compliance or Attestation Report provided pursuant to Section 3.18, agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other. This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

The Servicer shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon (i) a breach of the Servicer’s obligations under Sections 3.17, 3.18 or 3.24 or (ii) any material misstatement or omission contained in any information provided by the Servicer including, without limitation, in the information provided pursuant to Sections 3.17 and 3.18. This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

The Depositor shall indemnify and hold harmless the Servicer, the Trustee and their respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon (i) a breach of the Depositor’s obligations under this Section 3.24 or (ii) any material misstatement or omission contained in any information provided by the Depositor.

(i)  The Trustee will have no duty or liability to verify the accuracy or sufficiency of any information not prepared by it included in any Form 10-D, Form 10-K or Form 8-K.  The Trustee shall have no liability with respect to any failure to properly prepare or file any Form 10-D or Form 10-K resulting from or relating to the Trustee's inability or failure to obtain any information in a timely manner from the party responsible for delivery of such disclosure information.  The Trustee shall have no liability with respect to any failure to properly file any Form 10-D or 10-K resulting from or relating to the Depositor's failure to timely comply with the provisions of this section.  Nothing herein shall be construed to require the Trustee or any officer, director or Affiliate thereof to sign any Form 10-D, Form 10-K or Form 8-K. Copies of all reports filed by the Trustee under the Exchange Act shall be sent to the Depositor electronically or at the address set forth in Section 10.05. Fees and expenses incurred by the Trustee in connection with this Section 3.24 shall not be reimbursable from the Trust Fund.

(j)  Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

(k)  To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section 3.24 are necessary to comply with the reporting requirements under the Exchange Act, the parties hereto hereby agree that each will reasonably cooperate to amend the provisions of this Section 3.24(b) in order to comply with such amended reporting requirements and such amendment of this Section 3.24. Any such amendment may result in the reduction of the reports executed by and filed on behalf of the Depositor under the Exchange Act. Notwithstanding the foregoing, the Trustee shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.

Each of the parties acknowledges and agrees that the purpose of Sections 3.17, 3.18 and this Section 3.24 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB. Therefore, each of the parties agree that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance in respect of the requirements of Regulation AB, (c) the parties shall comply with reasonable requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

ARTICLE IV

Distributions and Advances by the Servicer

Section 4.01	Advances.

(a)  The Servicer shall determine by each Servicer Advance Date whether it is required to make an Advance pursuant to the definition of Advance. If the Servicer determines it is required to make an Advance, it shall, by the Servicer Advance Date, either (i) deposit into the Certificate Account the Advance or (ii) make an appropriate entry in its records relating to the Certificate Account that any Amount Held for Future Distribution has been used by the Servicer in discharge of its obligation to make the Advance. The Servicer shall replace any funds so applied by making a deposit in the Certificate Account no later than the close of business on the next Servicer Advance Date. The Servicer shall be reimbursed from the Certificate Account for all Advances of its own funds made pursuant to this Section 4.01, as provided in Section 3.09. The obligation to make Advances with respect to any Mortgage Loan shall continue if the Mortgage Loan has been foreclosed or otherwise terminated and the related Mortgaged Property has not been liquidated. The Servicer shall inform the Trustee of the amount of the Advance to be made on each Servicer Advance Date no later than the second Business Day before the related Distribution Date. The Servicer is obligated to make Advances of principal and interest on the Mortgage Loans only until the related Mortgage Loan is 120 days delinquent in payment of principal and interest and to the extent that those Advances are, in the Servicer’s reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan.

(b)  If the Servicer determines that it will be unable to comply with its obligation to make the Advances as and when described in the second sentence of Section 4.01(a), it shall use its best efforts to give written notice thereof to the Trustee (each such notice, an “Advance Notice”; and such notice may be given by telecopy), not later than 3:00 p.m., (New York time), on the Business Day immediately preceding the related Servicer Advance Date, specifying the amount that it will be unable to deposit (each such amount, an “Advance Deficiency”) and certifying that such Advance Deficiency constitutes the amount of an Advance hereunder and that such Advance would not be a Nonrecoverable Advance. If the Trustee receives an Advance Notice on or before 3:00 p.m., (New York time) on a Servicer Advance Date, the Trustee is entitled to immediately terminate the Servicer under Section 7.01, and shall, not later than 3:00 p.m., (New York time), on the related Distribution Date, deposit in the Distribution Account an amount equal to the Advance Deficiency identified in such Advance Notice unless it is prohibited from so doing by applicable law. Notwithstanding the foregoing, the Trustee shall not be required to make such deposit if the Trustee shall have received written notification from the Servicer that the Servicer has deposited or caused to be deposited in the Certificate Account an amount equal to such Advance Deficiency by 3:00 p.m. (New York time) on the related Distribution Date. If the Trustee has not terminated the Servicer, the Servicer shall reimburse the Trustee for the amount of any such Advance Deficiency (including interest at the Prime Rate published in The Wall Street Journal on the day of such reimbursement on such amount), made by the Trustee pursuant to this Section 4.01(b), not later than the second day following the related Servicer Advance Date. In the event that the Servicer does not reimburse the Trustee in accordance with the requirements of the preceding sentence, the Trustee shall immediately (a) terminate all of the rights and obligations of the Servicer under this Agreement in accordance with Section 7.01 and (b) subject to the limitations set forth in Section 3.05, assume all of the rights and obligations of the Servicer hereunder.

(c)  The Servicer shall, not later than the close of business on the Business Day immediately preceding each Servicer Advance Date, deliver to the Trustee a report (in form and substance reasonably satisfactory to the Trustee) that indicates (i) the Mortgage Loans with respect to which the Servicer has determined that the related Scheduled Payments should be advanced and (ii) the amount of the related Scheduled Payments. Notwithstanding anything to the contrary herein, no Servicing Advance shall be required to be made hereunder by the Servicer if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance. The Servicer shall deliver to the Trustee on the related Servicer Advance Date an Officer’s Certificate of a Servicing Officer indicating the amount of any proposed Advance or Servicing Advance determined by the Servicer to be a Nonrecoverable Advance or Nonrecoverable Servicing Advance.

(d)  To the extent that any claim has been denied or rescinded by the Pool Insurer in respect of any Covered Mortgage Loan on account of any breach, action or omission of the Seller or the Servicer, the Servicer shall be required to advance out of its own funds the amount of such claim, together with any accrued interest from the date that interest was last paid or advanced and include such amounts for distribution pursuant to Section 4.01 on the immediately succeeding Distribution Date after it has received notice of such denial, rejection or rescission of coverage.  If any claim was denied, rejected or coverage rescinded in respect of any Covered Mortgage Loan on account of any breach, action or omission of the Seller, then the Servicer shall seek recovery for any advances made pursuant to this Section 4.01(d) from the Seller.  If a claim was rejected, denied or coverage was rescinded in respect of any Covered Mortgage Loan on account of any breach, action or omission of the Servicer, then the Servicer shall not be entitled to reimbursement for such advances.

Section 4.02	Priorities of Distribution.

On each Distribution Date, Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) payable by the Supplemental Interest Trust to the Swap Provider shall be withdrawn by the Trustee from amounts on deposit in the Distribution Account, prior to any distributions to the Certificateholders. On each Distribution Date, such amounts will be remitted to the Supplemental Interest Trust, first to make any Net Swap Payment owed to the Swap Provider for such Distribution Date, and second to make any Swap Termination Payment (not due to a Swap Provider Trigger Event) owed to the Swap Provider for such Distribution Date. The Trustee shall then make the disbursements and transfers from Available Funds and from payments made by the Certificate Insurer under the Policy then on deposit in the Distribution Account (but, with regards to payments made under the Policy, only for distributions made under Sections (B) and (C) herein) in the following amounts and order, in each case to the extent of Available Funds remaining:

(A) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for the Premium;

(B) concurrently to each class of Offered Certificates, the Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amount for each such Class and such Distribution Date, pro rata, based on their respective entitlements;

(C) to the Class A Certificates the Principal Distribution Amount for such Distribution Date, until its Class Certificate Balance has been reduced to zero;

(D) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for reimbursement for prior claims paid under the Policy and any other amounts owing to the Certificate Insurer under the Insurance Agreement, to the extent not paid pursuant to clause (A) above.

(E) to the Class A Certificates in reduction of the Class Certificate Balance thereof, until its Class Certificate Balance has been reduced to zero;

(F) to the Excess Reserve Fund Account, the amount of any Net WAC Carry Forward Amounts for such Distribution Date to be distributed to the Class A Certificates;

(G) to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event;

(H) to the Holders of the Class C Certificates, (a) the Class C Distributable Amount and (b) on any Distribution Date on which the Class Certificate Balance of the Class A Certificates has been reduced to zero, any remaining amounts in reduction of the Class Certificate Balance of the Class C Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(I) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to the Holders of the Class P Certificates, in reduction of the Class Certificate Balance thereof, until the Class Certificate Balance thereof is reduced to zero; and

(J) to the Holders of the Class R Certificates (in respect of the Class R-I Interest), the remaining amount.

On each Distribution Date, the Supplemental Interest Trust Trustee shall make the distributions required under Section 4.05(c).

On each Distribution Date, an amount equal to all Prepayment Charges received during the related Prepayment Period together with the amounts paid in respect thereof pursuant to Section 3.21 shall be distributed to the Holders of the Class P Certificates. The distribution of the foregoing amounts to the Holders of the Class P Certificates shall not reduce the Class Certificate Balance thereof.

It is the intention of all of the parties hereto that the Class C Certificates receive all principal and interest received by the Trust on the Mortgage Loans that is not otherwise distributable to the Class A Certificates or the Certificate Insurer, or with respect to interest, the Class A-IO Certificates, and that the Class R Certificates are to receive no principal and interest. If the Trustee determines that the Class R Certificates are entitled to any distributions, the Trustee, prior to any such distribution to the Class R Certificates, shall notify the Depositor of such impending distribution but shall make such distribution in accordance with the terms of this Agreement until this Agreement is amended as specified in the following sentence. Upon such notification, the Depositor will request an amendment to this Pooling and Servicing Agreement to revise such mistake in the distribution provisions. The Class R Certificateholders, by acceptance of their Certificates, and the Servicer, hereby agrees to any such amendment and no further consent shall be necessary, notwithstanding anything to the contrary in Section 10.01 of this Pooling and Servicing Agreement; provided, however, that such amendment shall otherwise comply with Section 10.01 hereof.

Section 4.03	Monthly Statements to Certificateholders.

(a)  Not later than each Distribution Date, the Trustee shall prepare and make available to each Certificateholder, the Servicer, the Depositor, the Certificate Insurer, the Swap Provider, the Pool Insurer and each Rating Agency on its Internet website a statement for the related distribution of:

(i)  the applicable Record Dates, Interest Accrual Periods and Determination Dates for calculating distributions for such Distribution Date;

(ii)  the amount of funds received from the Servicer for such Distribution Date separately identifying amounts received in respect of the Mortgage Loans, the amount of Advances included in the distribution on the Distribution Date, the amount of any Net Swap Payment made to the Supplemental Interest Trust and any Swap Termination Payment made to the Supplemental Interest Trust;

(iii)  the Servicing Fee and Trustee Fee for such Distribution Date;

(iv)  the amount of any Net Swap Payment from the Supplemental Interest Trust to the Swap Provider and any Swap Termination Payment from the Supplemental Interest Trust to the Swap Provider;

(v)  the aggregate amount of expenses paid from amounts on deposit in (x) the Certificate Account and (y) the Distribution Account;

(vi)  the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

(vii)  the amount of the distribution allocable to interest, any Unpaid Interest Amounts included in the distribution and any remaining Unpaid Interest Amounts after giving effect to the distribution, any Net WAC Cap Carry Forward Amount for the Distribution Date, and the amount of all Net WAC Cap Carry Forward Amounts covered by withdrawals from the Excess Reserve Account on the Distribution Date;

(viii)  if the distribution to the Holders of any Class of Certificates is less than the full amount that would be distributable to them if sufficient funds were available, the amount of the shortfall and the allocation of the shortfall between principal and interest, including any Net WAC Cap Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

(ix)  the amount of any Total Monthly Excess Spread on the Distribution Date and the allocation thereof to the Certificateholders;

(x)  the Class Certificate Balance or Notional Amount, as applicable, of each Class of Certificates before and after giving effect to the distribution of principal on the Distribution Date;

(xi)  the Pass-Through Rate for the Class A Certificates with respect to the Distribution Date;

(xii)  the amount on deposit in the Certificate Account and the Excess Reserve Fund Account (before and after giving effect to distributions on the Distribution Account Deposit Date and Distribution Date, respectively);

(xiii)  the number of Mortgage Loans and the Pool Stated Principal Balance as the first day of the related Remittance Period and the last day of the related Remittance Period;

(xiv)  as of the last day of the related Remittance Period: (A) the weighted average mortgage rate of the Mortgage Loans and (B) the weighted average remaining term to maturity of the Mortgage Loans;

(xv)  the number and aggregate outstanding balance of the Mortgage Loans as of the end of the preceding calendar month: (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, as of the close of business on the last day of the calendar month preceding the Distribution Date;

(xvi)  for each of the preceding 12 calendar months, or all calendar months since the Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on the Due Date in such month and (B) delinquent sixty (60) days or more on the Due Date in such month;

(xvii)  with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of the Mortgage Loan as of the close of business on the Determination Date preceding the Distribution Date and the date of acquisition thereof;

(xviii)  the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding the Distribution Date;

(xix)  the aggregate amount of Principal Prepayments received during the related Prepayment Period and the number of Mortgage Loans subject to such Principal Prepayments;

(xx)  the aggregate amount of Advances and Servicing Advances reimbursed during the related Remittance Period, the general source of funds for such reimbursements and the aggregate amount of Advances and Servicing Advances outstanding as of the close of business on the Distribution Date;

(xxi)  the amount of any Charge-off Amounts during the prior calendar month and since the Cut-off Date;

(xxii)  the aggregate number and outstanding principal balance of Mortgage Loans repurchased during the related Remittance Period due to material breaches of representations and warranties regarding such Mortgage Loans;

(xxiii)  the Overcollateralization Amount for such Distribution Date;

(xxiv)  Prepayment Charges collected, waived, and paid by the Servicer;

(xxv)  with respect to the second Distribution Date, the number and aggregate balance of any Delayed Delivery Mortgage Loans not delivered within the time periods specified in the definition of Delayed Delivery Mortgage Loans;

(xxvi)  the amount of any payments/draws under the Pool Policy, the amount of any Realized Losses with respect to the Covered Mortgage Loans and the remaining Maximum Aggregate Liability (as defined in the Pool Policy);

(xxvii)  the amount of any Premium and Reimbursement Amounts paid to the Certificate Insurer on such Distribution Date and cumulatively; and

(xxviii)  the receipt by the Servicer of any Subsequent Recoveries.

In addition, not later than each Distribution Date, the Trustee shall prepare and make available to the Certificate Insurer a statement containing the amount of any payment to the Pool Insurer, any rejections and/or denials of claims under the Pool Policy, the Cumulative Covered Loan Loss for such Distribution Date and the remaining unused Deductible Amount (as defined under the Pool Policy).

For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined and reported based on the “OTS” methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be delinquent with respect to a Monthly Payment due on a Due Date if such Monthly Payment is not made by the close of business on the Mortgage Loan’s next succeeding Due Date, and a Mortgage Loan would be more than 30-days Delinquent with respect to such Monthly Payment if such Monthly Payment were not made by the close of business on the Mortgage Loan’s second succeeding Due Date. The Servicer hereby represents and warrants to the Depositor that this delinquency recognition policy is not less restrictive than any delinquency recognition policy established by the primary safety and soundness regulator, if any, of the Servicer.

If the statement is not accessible to any of the Certificateholders, the Certificate Insurer, the Swap Provider, the Servicer, the Depositor or any Rating Agency on the Trustee’s Internet website, the Trustee shall forward a hard copy of it to each Certificateholder, the Servicer, the Depositor, the Certificate Insurer and each Rating Agency immediately after the Trustee becomes aware that it is not accessible to any of them via its website. The address of the Trustee’s Internet website where the statement will be accessible is https://www.tss.db.com/invr. Assistance in using the Trustee’s Internet website may be obtained by calling the Trustee’s customer service desk at (800) 735-7777. The Trustee shall notify each Certificateholder, the Servicer, the Depositor, the Certificate Insurer and each Rating Agency in writing of any change in the address or means of access to the Internet website where the statement is accessible.

(b)  The Trustee’s responsibility for preparing and disbursing the above information to the Certificateholders is limited to the availability, timeliness, and accuracy of the information derived from the Servicer. The Trustee is not responsible for any inaccuracies in or caused by the data provided by the Servicer.

By each Determination Date, the Servicer shall provide to the Trustee in electronic form the information needed to determine the distributions to be made pursuant to Section 4.02 and 3.09(b)(ii) and any other information that the Servicer and the Trustee mutually agree, including, without limitation, the amount on deposit in the Certificate Account (before and after giving effect to remittances to the Trustee on the Distribution Account Deposit Date) and the aggregate amount of expenses paid from amounts on deposit in the Certificate Account.

(c)  Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information in clauses (a)(i) and (a)(ii) (with respect to principal and interest distributed) of this Section 4.03 aggregated for the calendar year or the applicable portion thereof during which the Person was a Certificateholder. This obligation of the Trustee shall be satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

Section 4.04	Allocation of Interest Shortfalls.

For purposes of calculating the amount of the Accrued Certificate Interest Distribution Amount for the Offered Certificates and the Class C Certificates for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date (together, “Net Interest Shortfalls”) shall be allocated first, to reduce the interest accrued on the Class C Certificates in the related Interest Accrual Period up to an amount equal to one month’s interest at the then applicable Pass-Through Rate on the Notional Amount of such Certificates and, thereafter, to reduce the interest accrued during the related Interest Accrual Period on each Class of Offered Certificates, on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable Pass-Through Rate on the Class Certificate Balance of the Class A Certificates or the Notional Amount of the Class A-IO Certificates, as applicable.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to REMIC I Regular Interest I and to the REMIC I Regular Interests ending with the designation “B”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest, and then, to REMIC I Regular Interests ending with the designation “A”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC II Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to REMIC II Regular Interest LTI-A, based on, and to the extent of, one month's interest at the then applicable respective REMIC II Remittance Rates on the respective Uncertificated Balance of each such REMIC II Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC III Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC III Regular Interest LTII-AA, REMIC III Regular Interest LTII-A, and REMIC III Regular Interest LTII-ZZ, pro rata based on, and to the extent of, one month's interest at the then applicable respective REMIC III Remittance Rates on the respective Uncertificated Balance of each such REMIC III Regular Interest.

Section 4.05	Supplemental Interest Trust.

(a)  As of the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain in the name of the Trustee a separate trust for the benefit of the holders of the Certificates (the “Supplemental Interest Trust”) into which the Depositor shall deposit $1,000. The Supplemental Interest Trust shall hold the Interest Rate Swap Agreement. The Supplemental Interest Trust shall include an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee or of the Supplemental Interest Trust Trustee held pursuant to this Agreement. Amounts deposited therein shall remain uninvested.

(b)  On each Distribution Date, the Supplemental Interest Trust Trustee shall deposit into the Supplemental Interest Trust amounts received from the Trustee pursuant to Section 4.02 of this Agreement. On each Distribution Date, the Supplemental Interest Trust Trustee shall distribute any such amounts to the Swap Provider pursuant to the Interest Rate Swap Agreement, first to pay any Net Swap Payment owed to the Swap Provider for such Distribution Date, and second to pay any Swap Termination Payment owed to the Swap Provider.

(c)  On each Distribution Date, the Supplemental Interest Trust Trustee shall deposit into the Supplemental Interest Trust all amounts received from the Swap Provider. On each Distribution Date, following the distribution pursuant to Section 4.02 but prior to any draws or payments under the Policy, the Supplemental Interest Trust Trustee shall withdraw such amounts from the Supplemental Interest Trust for distribution to the Certificates in the following order:

(i)  concurrently, to each Class of Offered Certificates, any Unpaid Interest Amounts, including any accrued Unpaid Interest Amounts from a prior Distribution Date, pro rata, based on their respective entitlements;

(ii)  to the Certificate Insurer any remaining amounts owed to it under the Insurance Agreement;

(iii)  to the Class A Certificates in reduction of the Class Certificate Balance thereof, until the Class Certificate Balance thereof has been reduced to zero;

(iv)  to the Class A Certificates, any remaining Net WAC Cap Carry Forward Amount on the Class A Certificates; and

(v)  any remaining amounts to IndyMac Bank, F.S.B.

Notwithstanding the foregoing, the aggregate amount distributed under clause (iii) above on such Distribution Date, when added to the cumulative aggregate amount distributed under clause (iii) above on all prior Distribution Dates, shall not exceed the cumulative amount of Realized Losses incurred on the Mortgage Loans since the Cut-off Date through the last day of the related Prepayment Period (reduced by the aggregate amount of Subsequent Recoveries on the Mortgage Loans received since the Cut-off Date through the last day of the related Prepayment Period). Any amounts that would otherwise be distributable from the Supplemental Interest Trust on any Distribution Date under clause (iii) above, but for the foregoing proviso and remaining after the distributions pursuant to clause (iv) above, will be retained in the Supplemental Interest Trust and will be included in amounts available for distribution from the Supplemental Interest Trust on the next succeeding Distribution Date, subject to the foregoing proviso in the case of amounts to be distributed under clause (iii) above.

(d)  The Supplemental Interest Trust constitutes an “outside reserve fund” within the meaning of Treasury Regulation § 1.860G-2(h) and is not an asset of any REMIC. It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be disregarded as an entity separate from the holder of the Class C Certificates unless and until the date when either (a) there is more than one Class C Certificateholder or (b) any Class of Certificates in addition to the Class C Certificates is recharacterized as an equity interest in the Supplemental Interest Trust for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be treated as a partnership.

(e)  For federal income tax purposes, amounts paid to the Supplemental Interest Trust on each Distribution Date pursuant to Section 4.02 shall first be deemed paid to the Supplemental Interest Trust in respect of Class IO Interest to the extent of the amount distributable on the Class IO Interest on such Distribution Date, and any remaining amount shall be deemed paid to the Supplemental Interest Trust in respect of a Class IO Distribution Amount.

(f)  The Supplemental Interest Trust Trustee shall treat the Holders of the Offered Certificates as having entered into a notional principal contract with the owners of the Supplemental Interest Trust. Pursuant to each such notional principal contract, all Holders of Offered Certificates shall be treated as having agreed to pay, on each Distribution Date, to the owners of the Supplemental Interest Trust an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC Regular Interest ownership of which is represented by the Offered Certificates over (ii) the amount payable on the Offered Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among the Offered Certificates based on the amount of interest otherwise payable to the Offered Certificates, and a Class IO Distribution Amount payable from principal collections shall be allocated to the Class A Certificates to the extent of the Class Certificate Balance thereof. In addition, pursuant to a notional principal contract, the owners of the Supplemental Interest Trust shall be treated as having agreed to pay Net WAC Cap Carry Forward Amounts to the Holders of the Class A Certificates in accordance with the terms of this Agreement. Any payments to the Offered Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Offered Certificates of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of the Offered Certificates in respect of the REMIC Regular Interest ownership of which is represented by the Offered Certificates, and as having been paid by such Holders to the Supplemental Interest Trust pursuant to the notional principal contract. Thus, each Offered Certificate shall be treated as representing not only ownership of a Regular Interest in REMIC IV, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

In the event that the Interest Rate Swap Agreement is terminated prior to the Distribution Date in February 2014, the Supplemental Interest Trust Trustee shall use reasonable efforts, which may be as directed by and upon the recommendation of a nationally-recognized investment bank or the Depositor, and using any Swap Termination Payments paid by the Swap Provider and deposited in the Supplemental Interest Trust, to appoint a successor swap provider acceptable to the Certificate Insurer to enter into a new interest rate swap agreement on terms substantially similar to the Interest Rate Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements as outlined in the Interest Rate Swap Agreement and in form and substance acceptable to the Certificate Insurer. If the Supplemental Interest Trust Trustee receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination (as defined in the Interest Rate Swap Agreement), the Supplemental Interest Trust Trustee will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider.  If the Supplemental Interest Trust Trustee is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Supplemental Interest Trust Trustee will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment.

(g)  Notwithstanding anything contained herein, in the event that a qualified successor swap provider is unable to be located, in accordance with Section 4.05(f) above, within 30 days after receipt by the Supplemental Interest Trust Trustee of the Swap Termination Payment paid by the terminated Swap Provider, the Supplemental Interest Trust Trustee shall deposit such Swap Termination Payment into a separate, non-interest bearing trust account established by the Supplemental Interest Trust Trustee and the Supplemental Interest Trust Trustee shall, on each Distribution Date following receipt of such Swap Termination Payment, withdraw from such account an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Provider (computed in accordance with the original Interest Rate Swap Agreement, attached hereto as Exhibit Q) and distribute such amount in accordance with Section 4.05(c). On the Distribution Date immediately after the termination date of the original Interest Rate Swap Agreement, the Supplemental Interest Trust Trustee shall withdraw any funds remaining in such account and distribute such amount in accordance with this Agreement.

(h)  The Seller shall promptly notify the Trustee in the event that any Certificates are held by the Seller, the Depositor or any Affiliate. In the absence of such notification, the Trustee on each Distribution Date may conclusively rely on the status of the Seller, the Depositor or any Affiliate as of the immediately preceding Record Date.

(i)  In the event that the Swap Provider fails to perform any of its obligations under the Interest Rate Swap Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that an Event of Default, Termination Event, or Additional Termination Event (each as defined in the Interest Rate Swap Agreement) occurs with respect to the Interest Rate Swap Agreement, the Supplemental Interest Trust Trustee shall immediately, but no later than the next Business Day following such failure or breach, notify the Depositor and the Certificate Insurer and send any notices and make any demands, on behalf of the Supplemental Interest Trust, in accordance with the Interest Rate Swap Agreement.

In the event that the Swap Provider’s obligations are guaranteed by a third party under a guaranty relating to the Interest Rate Swap Agreement (such guaranty the “Guaranty” and such third party the “Guarantor”), then to the extent that the Swap Provider fails to make any payment by the close of business on the day it is required to make payment under the terms of the Interest Rate Swap Agreement, the Supplemental Interest Trust Trustee shall, as soon as practicable, but no later than two (2) Business Days after the Swap Provider’s failure to pay, demand that the Guarantor make any and all payments then required to be made by the Guarantor pursuant to such Guaranty; provided, that the Supplemental Interest Trust Trustee shall in no event be liable for any failure or delay in the performance by the Swap Provider or any Guarantor of its obligations hereunder or pursuant to the Interest Rate Swap Agreement and the Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

Section 4.06	Tax Treatment of Net Swap Payments and Swap Termination Payments.

For federal income tax purposes, each holder of a Class A Certificate is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest and the right to receive payments from (i) the Excess Reserve Fund Account or the Supplemental Interest Trust in respect of any Net WAC Cap Carry Forward Amounts and the obligation to make payments to the Supplemental Interest Trust.

For federal income tax purposes, the Supplemental Interest Trust Trustee will account for payments to each Class A Certificates as follows: each Class A Certificate will be treated as receiving their entire payment from REMIC IV (regardless of any Swap Termination Payment or obligation under the Interest Rate Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class’s obligation under the Interest Rate Swap Agreement. In the event that the Class A Certificates are resecuritized in a REMIC, the obligation under the Interest Rate Swap Agreement to pay any such Swap Termination Payment (or any shortfall in the fee to the Swap Provider), will be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from the Class A Certificates. The REMIC regular interest corresponding to a Class A Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC Regular Interest will equal the Net WAC Cap computed for this purpose by limiting the notional amount of the Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Total Monthly Excess Spread. As a result of the foregoing, the amount of distributions and taxable income on the REMIC Regular Interest corresponding to a Class A Certificate may exceed the actual amount of distributions on the Class A Certificate.

Section 4.07	The Policy.

(a)  If the Trustee determines that an Insured Amount to be covered by the Policy will exist for the related Distribution Date (calculated for this purpose assuming that all amounts due under the Interest Rate Swap Agreement are received on the Distribution Date), the Trustee shall complete the notice in the form of Exhibit A to the Policy (the “Notice”) and submit such Notice in accordance with the Policy to the Certificate Insurer no later than 12:00 P.M., New York City time, on the third Business Day immediately preceding such Distribution Date, as a claim for the amount of such Insured Amount, less amounts, if any, withdrawn from the Pool Policy Reserve Account in respect of such Insured Amount. In the event that all amounts due under the Interest Rate Swap Agreement are not received on the Distribution Date, the Trustee shall include such shortfalls in a Notice to the Certificate Insurer relating to such Distribution Date.

(b)  The Trustee shall establish and maintain the Insurance Account on behalf of the Holders of the Offered Certificates over which the Trustee shall have the exclusive control and sole right of withdrawal. Upon receipt of an Insured Amount from the Certificate Insurer on behalf of the Holders of the Offered Certificates or withdrawn from the Pool Policy Reserve Account, the Trustee shall deposit such Insured Amount in the Insurance Account and distribute such amount only for purposes of payment to the Offered Certificates of the Insured Amount for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Seller, the Depositor, the Trustee or the Trust Fund or to pay any other Class of Certificates. Amounts paid under the Policy or withdrawn from the Pool Policy Reserve Account, to the extent needed to pay the Insured Amount, shall be transferred to the Distribution Account on the related Distribution Date and disbursed by the Trustee to the Holders of the Offered Certificates in accordance with Section 4.02. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay other distributions to the Holders of the Offered Certificates with other funds available to make such payment. However, the amount of any payment of principal on the Class A Certificates or of interest on the Offered Certificates to be paid from funds transferred from the Insurance Account shall be noted as provided in paragraph (c) below and in the statement to be furnished to Holders of the Offered Certificates pursuant to Section 4.03. Funds held in the Insurance Account shall not be invested. Any funds remaining in the Insurance Account on the first Business Day following the later of (i) the related Distribution Date or (ii) the date received by the Trustee, shall be returned to the Certificate Insurer pursuant to the written instructions of the Certificate Insurer by the end of such Business Day.

(c)  The Trustee shall keep a complete and accurate record of the amount of interest paid in respect of the Offered Certificates and principal paid in respect of the Class A Certificates from moneys received under the Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day’s prior notice to the Trustee.

(d)  In the event that the Trustee has received a certified copy of an order of the appropriate court that any Insured Amount has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the Certificate Insurer, shall comply with the provisions of the Policy to obtain payment by the Certificate Insurer of such Preference Amount in the amount of such voided Insured Amount, and shall, at the time it provides notice to the Certificate Insurer, notify, by mail the Holders of the Offered Certificates that, in the event any Holder’s Insured Amount is so recovered, such Holder of an Offered Certificate will be entitled to payment pursuant to the Policy, a copy of which shall be made available through the Trustee or the Certificate Insurer, and the Trustee shall furnish to the Certificate Insurer, its records evidencing the payments which have been made by the Trustee and subsequently recovered from the Holders of the Offered Certificates, and dates on which such payments were made.

(e)  The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a “Preference Amount”) of any distribution made with respect to the Offered Certificates. Each Holder of an Offered Certificate, by its purchase of such Offered Certificate, the Servicer, the Depositor and the Trustee agree that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Amount direct all matters relating to such Preference Amount, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Amount and (ii) the posting of any surety or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to, and each Holder of an Offered Certificate and the Trustee hereby delegates and assigns to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Trustee and each Holder of an Offered Certificate in the conduct of any such Preference Amount, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Amount.

(f)  The Trustee shall promptly, upon retirement of the Offered Certificates, furnish to the Certificate Insurer a notice of such retirement, and, upon retirement of the Offered Certificates and the expiration of the term of the Policy, surrender the Policy to the Certificate Insurer for cancellation.

(g)  The Trustee will hold the Policy in trust as agent for the Holders of the Offered Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Neither the Policy nor the amounts paid on the Policy will constitute part of the Trust Fund created by this Agreement. Each Holder of an Offered Certificate, by accepting its Offered Certificate, appoints the Trustee as attorney in fact for the purpose of making claims on the Policy.

(h)  Anything herein to the contrary notwithstanding, any payment with respect to principal of the Class A Certificates or interest on the Offered Certificates which is made with moneys received pursuant to the terms of the Policy shall not be considered payment of the Offered Certificates from the Trust Fund. The Depositor and the Trustee acknowledge, and each Holder by its acceptance of an Offered Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Servicer or the Trustee (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of the Class A Certificates or interest on the Offered Certificates to the Holders of such Offered Certificates, the Certificate Insurer will be fully subrogated to, and each Holder of an Offered Certificate and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund, including, without limitation, any amounts due to the Holders of the Offered Certificates in respect of securities law violations arising from the offer and sale of the Offered Certificates and (b) the Certificate Insurer shall be paid such amounts from the sources and in the manner provided herein for the payment of such amounts and as provided in this Agreement. The Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer’s rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

(i)  By accepting its Offered Certificate, each Holder of an Offered Certificate agrees that, unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the Holder of the Offered Certificate for all purposes (other than with respect to the receipt of payment on the Offered Certificates) and shall have the right to exercise all rights (including, without limitation, voting rights) of the Holders of the Offered Certificates under this Agreement and under the Offered Certificates without any further consent of the Holders of the Offered Certificates and such Holders may not exercise any such rights without the prior written consent of the Certificate Insurer. All notices, statement reports, certificates or opinions required by this Agreement to be sent to any Holders of Offered Certificates shall also be sent to the Certificate Insurer.

Section 4.08	Certain Matters Relating to the Determination of LIBOR.

Until all of the Class A Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each Interest Determination Date. The Servicer initially shall designate the Reference Banks. Each “Reference Bank” shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Servicer should terminate its appointment as Reference Bank, the Servicer shall promptly appoint another Reference Bank. The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks that is caused by circumstances beyond its reasonable control.

The Pass-Through Rate for each Class of Class A Certificates for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the Class A Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the Class A Certificates in the table relating to the Certificates in the Preliminary Statement. The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.08 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the Class A Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

Section 4.09	Distributions and Allocation of Realized Losses to the REMIC I Regular Interests.

(a)  On each Distribution Date, the following amounts, in the following order, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-I Interest), as the case may be:

(i)  to Holders of each of REMIC I Regular Interest I, REMIC I Regular Interest I-1-A through I-84-B, pro rata, in an amount equal to (A) Uncertificated Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates; and

(ii)  to the extent of amounts remaining after the distributions made pursuant to immediately preceding clause above, payments of principal shall be allocated as follows: first, to REMIC I Regular Interest I until the Uncertificated Balance is reduced to zero and second, to REMIC I Regular Interests I-1-A through I-84-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC I Regular Interests.

(b)  On each Distribution Date, the following amounts, in the following order, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-II Interest), as the case may be:

(i)  to the Holders of REMIC II Regular Interest LTI-IO, in an amount equal to (A) accrued Uncertificated Interest for such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(ii)  to Holders of REMIC II Regular Interest LTI-AIO and REMIC II Regular Interest LTI-A, on a pro rata basis, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(iii)  to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clauses (A) and (B) above, allocated as follows:

(a) first to the Holders of REMIC II Regular Interest LTI-A, until the Uncertificated Balance of such REMIC II Regular Interest is reduced to zero;

(b) second, to the Holders of REMIC II Regular Interest LTI-AIO until the Uncertificated Balance of such REMIC II Regular Interest is reduced to zero; and

(c) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-II Interest).

(c)  On each Distribution Date, the following amounts, in the following order, shall be distributed by REMIC III to REMIC IV on account of the REMIC III Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-III Interest), as the case may be:

(i)  first, to the Holders of REMIC III Regular Interest LTII-IO, in an amount equal to (A) accrued Uncertificated Interest for such REMIC III Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(ii)  second, to the Holders of REMIC III Regular Interest LTII-AIO in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and then, to Holders of REMIC III Regular Interest LTII-AA, REMIC III Regular Interest LTII-A, and REMIC III Regular Interest LTII-ZZ, on a pro rata basis, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(iii)  to the Holders of REMIC III Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clauses (i) and (ii) above, allocated as follows:

(a) 98.00% of such remainder to the Holders of REMIC III Regular Interest LTII-AA, until the Uncertificated Balance of such REMIC III Regular Interest is reduced to zero;

(b) 2.00% of such remainder (other than amounts payable under clause (iii) below) first, to the Holders of REMIC III Regular Interest LTII-A, 1.00% of and in the same proportion as principal payments are allocated to the Corresponding Certificate until the Uncertificated Balance of such REMIC III Regular Interest is reduced to zero, and second, to the Holders of REMIC III Regular Interest LTII-ZZ, until the Uncertificated Balance of such REMIC III Regular Interest is reduced to zero; and

(c) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-III Interest).

Notwithstanding the priorities and amounts of distribution of funds pursuant to this Section 4.09, actual distributions of the Available Funds shall be made only in accordance with Section 4.02.

(d)  With respect to the REMIC I Regular Interests, all Realized Losses on the Mortgage Loans shall be allocated shall be allocated by the Trustee on each Distribution Date first, to REMIC I Regular Interest I until the Uncertificated Balance has been reduced to zero, and second, to REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-84-B, starting with the lowest numerical denomination until such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC I Regular Interests.

(e)  All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to Uncertificated Interest payable to the REMIC II Regular Interest LTI-A.

(f)  All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC III Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to the REMIC III Regular Interest LTII-AA and REMIC III Regular Interest LTII-ZZ up to an aggregate amount equal to the REMIC III Interest Loss Allocation Amount, 98% and 2%, respectively and second, to the Uncertificated Balances of the REMIC III Regular Interest LTII-AA and REMIC III Regular Interest LTII-ZZ up to an aggregate amount equal to the REMIC III Principal Loss Allocation Amount, 98% and 2%, respectively.

Section 4.10	The Pool Policy Reserve Account.

The Trustee shall establish and maintain the Pool Policy Reserve Account on behalf of the Pool Insurer. The Pool Policy Reserve Account shall be an Eligible Account. On the Closing Date, the Trustee shall deposit $2,194,971 into the Pool Policy Reserve Account.

The Trustee shall invest amounts on deposit in the Pool Policy Reserve Account in Permitted Investments as directed in writing by the Pool Insurer prior to the Deferred Premium Release Date. Any investment earnings shall be deposited in the Pool Policy Reserve Account.

All amounts on deposit in the Pool Policy Reserve Account shall be released by the Trustee to the Pool Insurer on the Deferred Premium Release Date by wire transfer in immediately available funds to an account designated in writing by the Pool Insurer (such amount, the “Deferred Premium Amount”). If at any time the Pool Insurer ceases to be in material compliance with the Pool Policy, the Insured (as defined in the Pool Policy) (at the direction of the Certificate Insurer) or the Certificate Insurer shall give written notice thereof to the Pool Insurer. To the extent that the Pool Insurer has not cured any such failure to be in material compliance within thirty (30) days after receipt of such notice (to the extent such failure can be cured), the Deferred Premium Amount shall no longer be payable to the Pool Insurer and all amounts on deposit in the Pool Policy Reserve Account shall be available to make Insured Payments following such date (the “MBIA Reserve Account Release Date”). The Trustee on each Distribution Date on and after the MBIA Reserve Account Release Date shall withdraw, to the extent of funds therein, an amount equal to the Insured Amount, if any, for such Distribution Date and deposit such amounts in the Insurance Account. On the Distribution Date on which the Class Certificate Balance of the Class A Certificates has been reduced to zero, the Trustee shall release any amounts remaining on deposit in the Pool Policy Reserve Account to the Certificate Insurer by wire transfer in immediately available funds to an account designated in writing by the Certificate Insurer and the Certificate Insurer shall have the right to direct the Trustee to terminate the Pool Policy. The Servicer and the Trustee shall promptly notify the Certificate Insurer of any failure of the Pool Insurer to comply with the Pool Policy.

Section 4.11	Supplemental Interest Trust Credit Support Collateral Account.

The Supplemental Interest Trust Trustee is hereby directed to perform the obligations of the Custodian (as defined in the Credit Support Annex). The Supplemental Interest Trust Trustee is hereby directed by the Depositor to comply with the terms and provisions of the Credit Support Annex

   On or before the Closing Date, the Supplemental Interest Trust Trustee shall establish the Credit Support Collateral Account. The Credit Support Collateral Account shall be controlled by the Supplemental Interest Trust Trustee.  The Swap Provider shall be the beneficial owner of the Credit Support Collateral Account.  Any collateral (whether in the form of cash or securities, the “Posted Collateral”) posted by the Swap Provider to the Supplemental Interest Trust Trustee in connection with the Credit Support Annex shall be deposited into the Credit Support Collateral Account. All collateral and earnings thereon on deposit in the Credit Support Collateral Account shall be maintained and applied in accordance with the Credit Support Annex.

Cash collateral posted by the Swap Provider in accordance with the Credit Support Annex shall, at the written direction of the Swap Provider to the Supplemental Interest Trust Trustee, be invested in overnight (or redeemable within two Local Business Days of demand) Permitted Investments rated at least (x) AAAm or AAAm-G by S&P and (y) Prime-1 by Moody’s or Aaa by Moody’s (unless (x) an Event of Default or an Additional Termination Event (as those terms are defined in the Interest Rate Swap Agreement) has occurred with respect to which the Swap Provider is the defaulting or sole Affected Party (as defined in the Interest Rate Swap Agreement) or (y) an Early Termination Date (as defined in the Interest Rate Swap Agreement) has been designated, in which case such Cash collateral shall be held uninvested). In the absence of written instructions to the Supplemental Interest Trust Trustee, amounts on deposit in the Credit Support Collateral Account shall remain uninvested. All amounts earned on amounts on deposit in the Credit Support Collateral Account (whether cash collateral or securities) shall be taxable to the Swap Provider. Any losses on such investments shall be deposited in the Credit Support Collateral Account by the Swap Provider out of its own funds immediately as realized. The Trustee shall not be liable for the selection of investments or investment losses incurred thereon.

To the extent the Supplemental Interest Trust Trustee is required to return any of the Posted Collateral to the Swap Provider under the terms of the Credit Support Annex, the Supplemental Interest Trust Trustee shall return such collateral in accordance with the terms of the Credit Support Annex.

ARTICLE V

THE CERTIFICATES

Section 5.01	The Certificates.

The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in minimum denominations, representing an original principal amount of $100,000 and integral multiples of $1,000 in excess thereof (except that one Certificate in each Class may be issued in a different amount that must exceed the applicable minimum denomination) and aggregate denominations per Class set forth in REMIC IV.

Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date, the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either:

(i)  by wire transfer in immediately available funds to the account of the Holder at a bank or other entity having appropriate facilities therefor, if the Holder has so notified the Trustee at least five (5) Business Days before the related Record Date; or

(ii)  by check mailed by first class mail to the Certificateholder at the address of such holder appearing in the Certificate Register.

The Trustee shall execute the Certificates by manual or facsimile signature of an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized before the countersignature and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

The Depositor shall provide to the Trustee, on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 5.02	Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)  The Trustee shall maintain, in accordance with Section 5.06, a Certificate Register for the Trust Fund in which, subject to subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, countersign and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. A written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder or his attorney duly authorized in writing shall accompany every Certificate presented or surrendered for registration of transfer or exchange. In addition, the Holder of the Class R Certificates may exchange, in the manner described above, such Class R Certificate for three separate certificates, each representing such holder’s respective Percentage Interest in the Class R-I Interest, the Class R-II Interest, the Class R-III Interest and the Class R-IV Interest that was evidenced by the Class R Certificate being exchanged.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee’s customary procedures.

(b)  No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and any applicable state securities laws. In the event that such a transfer of a Private Certificate is to be made without registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate thereof, (ii) the transfer of any such Class C, Class P or Residual Certificate to the applicable issuer or indenture trustee under the Indenture or (iii) a transfer of any such Class C, Class P or Residual Certificate from the applicable issuer or indenture trustee under the Indenture to the Depositor or an Affiliate thereof), but in reliance on an exemption from the Securities Act and any applicable state securities laws, to assure compliance with the Securities Act and any applicable state securities laws, the Certificateholder desiring to effect the transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form of Exhibit J (the “Transferor Certificate”) and either (i) deliver to the Trustee a letter in substantially the form of Exhibit L (the “Rule 144A Letter”) or (ii) deliver to the Trustee at the expense of the transferor an Opinion of Counsel that the transfer may be made without registration under the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by the Holder of a Private Certificate, information regarding the related Certificates and the Mortgage Loans and any other information necessary to satisfy the condition to eligibility in Rule 144A(d)(4) for transfer of the Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund the Depositor reasonably requests to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect a transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller, and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either:

(i)  a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (if the Certificate is a Private Certificate, the requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit L, and if the Certificate is a Residual Certificate, the requirement is satisfied only by the Trustee’s receipt of a Transfer Affidavit from the transferee substantially in the form of Exhibit I), to the effect that (x) the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, or a Person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect the transfer, or (y) if the ERISA-Restricted Certificate is not a Class C, Class P or Residual Certificate and has been the subject of an ERISA-Qualifying Underwriting and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)), and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60; or

(ii)  in the case of any ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other Person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trustee and the Servicer, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

For purposes of the preceding sentence, neither an Opinion of Counsel nor any certification shall be required in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate thereof, (ii) the transfer of any such Class C, Class P or Residual Certificate to the applicable issuer or indenture trustee under the Indenture or (iii) a transfer of any such Class C, Class P or Residual Certificate from the issuer or indenture trustee under the Indenture to the Depositor or an Affiliate thereof (in which case, the Depositor or any Affiliate thereof shall have deemed to have represented that it is not using the assets of any plan subject to Section 406 of ERISA or plan or arrangement subject to Section 4975 of the Code) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an Affiliate of the Depositor. In addition, with respect to transfers of an ERISA-Restricted Certificate (that is not a Residual Certificate) other than as described in the preceding sentence, if the representation letter or Opinion of Counsel referred to in the preceding sentence is not furnished, the appropriate representation in clause (i) shall be deemed to have been made to the Trustee by the transferee’s (including an initial acquirer’s) acceptance of the ERISA-Restricted Certificates. If any of the provisions in the preceding sentences are violated, the attempted transfer or acquisition shall be void.

For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D issued under the Securities Act and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under Prohibited Transaction Class Exemption (“PTCE”) 84-14, 90-1, 91-38, 95-60 or 96-23.

To the extent permitted under applicable law (including ERISA), the Trustee shall not be liable to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

No transfer of a  Class C Certificate shall be made unless the transferee of such Certificate has provided to the Trustee a correct, complete and duly executed tax certification form (i.e., U.S. Internal Revenue Service Form W-9, W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), together with appropriate attachments) as a condition to such transfer and agrees to update such tax certification form (i) upon expiration of any such tax certification form, (ii) as required under then applicable U.S. Treasury regulations and (iii) promptly upon learning that any tax certification form previously provided has become obsolete or incorrect. Upon receipt of any such tax certification form from a transferee of any Class C Certificate, the Trustee shall provide such tax certification form to the Supplemental Interest Trust Trustee.  The Supplemental Interest Trust Trustee shall provide such tax certification form to the Swap Provider.

Each Holder of a Class C Certificate and each transferee thereof shall be deemed to have consented to the Trustee and the Supplemental Interest Trust Trustee forwarding to the Swap Provider any such tax certification form it has provided and updated in accordance with these transfer restrictions. Any purported sales or transfers of any Class C Certificate to a transferee which does not comply with these requirements shall be deemed null and void under this Agreement.

The Supplemental Interest Trust Trustee and the Trustee shall not be liable for the content or truthfulness of any such tax certification provided to it. The Supplemental Interest Trust Trustee and the Trustee shall only be required to forward any tax certification received by it to the Swap Provider at the last known address provided to it, and shall not be liable for the receipt of such tax certification by the Swap Provider, nor any failure of the Swap Provider to process such certification or to take any action as required under the respective Interest Rate Swap Agreement or under applicable law. The Supplemental Interest Trust Trustee and the Trustee shall have no duty to take action to correct any misstatement or omission in any tax certification provided to it and forwarded to the Swap Provider.

(c)  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)  No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form of Exhibit I (subject to the limitations with respect thereto as set forth in Section 5.02(b)).

(iii)  Subject to the limitations set forth in Section 5.02(b), each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree:

(A)   to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate;

(B)   to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate; and

(C)   not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)  Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall not be liable to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v)  The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Servicer, to the effect that the elimination of such restrictions will not cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or any other Person. The Opinion of Counsel shall be accompanied by written notification from each Rating Agency that the removal of the restriction will not cause the Rating Agency to downgrade its ratings of the Certificates (determined without regard to the Policy). Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)  The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(e)  Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:

(i)  registration of the Certificates may not be transferred by the Trustee except to another Depository;

(ii)  the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates;

(iii)  ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;

(iv)  the Depository may collect its usual and customary fees, charges, and expenses from its Depository Participants;

(v)  the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and

(vi)  the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing the Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x)(i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, or (y) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, then the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction, and each may conclusively rely on, and shall be protected in relying on, such instructions. The Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

Section 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trustee, or (b) the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and the Servicer, the Certificate Insurer and the Trustee receive the security or indemnity required by them to hold each of them harmless, then, in the absence of notice to the Trustee that the Certificate has been acquired by a Protected Purchaser, and if the requirements of Section 8-406 of the UCC are met and subject to Section 8-405 of the UCC, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate is found at any time.

Section 5.04	Persons Deemed Owners.

The Servicer, the Trustee, the Certificate Insurer and any agent of the Servicer, the Certificate Insurer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicer, the Trustee, the Certificate Insurer or any agent of the Servicer, the Certificate Insurer or the Trustee shall be affected by any notice to the contrary.

Section 5.05	Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders and/or Certificate Owners (a) request such information in writing from the Trustee, (b) state that those Certificateholders and/or Certificate Owners desire to communicate with other Certificateholders and/or Certificate Owners with respect to their rights under this Agreement or under the Certificates and (c) provide a copy of the communication that those Certificateholders and/or Certificate Owners propose to transmit, or if the Depositor, the Certificate Insurer or Servicer requests such information in writing from the Trustee, then the Trustee shall, within ten (10) Business Days after the receipt of the request, provide the Depositor, the Servicer, the Certificate Insurer or those Certificateholders and/or Certificate Owners at the recipients’ expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable because of the disclosure of any such information as to the list of the Certificateholders and/or Certificate Owners hereunder, regardless of the source from which the information was derived.

Section 5.06	Maintenance of Office or Agency.

The Certificate Registrar will maintain at its expense an office or agency in the United States. Currently, that office is located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit, where Certificates may be surrendered for registration of transfer or exchange. The Certificate Registrar will give prompt written notice to the Trustee, the Certificateholders and the Certificate Insurer of any change in the location of its office or agency.

ARTICLE VI

The Depositor and the Servicer

Section 6.01	Respective Liabilities of the Depositor and the Servicer.

The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

Section 6.02	Merger or Consolidation of the Depositor or the Servicer.

The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or federal savings bank, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The successor or surviving Person to the Servicer must be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC; provided, however, that the successor Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Servicer and such merger, conversion or consolidation could not be reasonably expected to result in a Material Adverse Change (as defined in the Insurance Agreement) with respect to the Servicer unless approved by the Certificate Insurer.

Section 6.03	Limitation on Liability of the Depositor, the Seller, the Servicer, and Others.

None of the Depositor, the Seller, the Servicer or any of the directors, officers, employees, or agents of the Depositor, the Seller or the Servicer shall be liable to the Certificateholders (other than to the extent set forth in Section 4.01(d)) for any action taken or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment. This provision shall not protect the Depositor, the Seller, the Servicer, or any such person against any breach of representations or warranties made by it herein or protect the Depositor, the Seller, the Servicer, or any such person from any liability that would otherwise be imposed for willful misfeasance, bad faith, or gross negligence in the performance of duties or because of reckless disregard of obligations and duties hereunder.

The Depositor, the Seller, the Servicer and any director, officer, employee, or agent of the Depositor, the Seller, or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

The Depositor, the Seller, the Servicer and any director, officer, employee, or agent of the Depositor, the Seller or the Servicer shall be indemnified by the Trust Fund for any loss, liability, or expense incurred in connection with any audit, controversy, or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability, or expense related to any specific Mortgage Loans (except any loss, liability, or expense otherwise reimbursable pursuant to this Agreement) and any loss, liability, or expense incurred because of willful misfeasance, bad faith, or gross negligence in the performance of duties hereunder or because of reckless disregard of duties hereunder.

None of the Depositor, the Seller or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Seller or the Servicer may in its discretion undertake any such legal action that it may deem appropriate in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder or with respect to the Mortgage Loans. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller, and the Servicer shall be entitled to be reimbursed therefor out of the Certificate Account.

Section 6.04	Limitation on Resignation of the Servicer.

The Servicer shall not resign from the obligations hereby imposed on it except (a) upon appointment of a successor servicer that is reasonably acceptable to the Trustee and the Certificate Insurer and receipt by the Trustee and the Certificate Insurer of a letter from each Rating Agency that the resignation and appointment will not result in a downgrading of the rating of any of the Certificates (without regard to the Policy) or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to that effect delivered to the Trustee and the Certificate Insurer. No such resignation shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer’s obligations hereunder.

Section 6.05	Inspection.

The Servicer, in its capacity as Servicer, shall afford the Trustee and the Certificate Insurer, upon reasonable advance notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish to the Trustee and/or the Certificate Insurer its most recent publicly available financial statements and any other information relating to its capacity to perform its obligations under this Agreement.

ARTICLE VII

Default

Section 7.01	Events of Default.

“Event of Default,” wherever used herein, means any one of the following events:

(a)  any failure by the Servicer to deposit in the Certificate Account, which failure continues unremedied for five days, or any failure by the Servicer to remit to the Trustee any payment (other than a payment required to be made under Section 4.01) required to be made by it under this Agreement, which failure continues unremedied for two Business Days, in each case after the date on which written notice of the failure has been given to the Servicer by the Trustee, or the Depositor, or to the Servicer, and the Trustee by the Holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests of the Class; or

(b)  any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, which failure materially affects the rights of Certificateholders or the Certificate Insurer and continues unremedied for a period of sixty (60) days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates of any Class evidencing not less than 25% of the Percentage Interests of the Class; provided that the sixty day cure period shall not apply to the initial delivery of the Mortgage File for Delayed Delivery Mortgage Loans nor the failure to repurchase or substitute in lieu thereof; or

(c)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) consecutive days; or

(d)  the Servicer shall consent to the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

(e)  the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f)  the Servicer shall fail (i) to make an Advance on the Servicer Advance Date or (ii) to reimburse in full the Trustee within two days of the Servicer Advance Date for any Advance made by the Trustee pursuant to Section 4.01(b).

If an Event of Default described in clauses (a) through (f) of this Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee (with the consent of the Certificate Insurer) may, or at the direction of the Certificate Insurer (so long as no Certificate Insurer Default exists) or if a Certificate Insurer Default exists the Holders of Certificates of any Class evidencing not less than 66 2/3% of the Percentage Interests of that Class, the Trustee shall by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On and after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee shall make any Advance that the Servicer failed to make, whether or not the obligations of the Servicer have been terminated pursuant to this Section.

The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer’s responsibilities and rights hereunder, including the transfer to the Trustee of all cash amounts that shall at the time be credited to the Certificate Account, or thereafter be received with respect to the Mortgage Loans. If the Servicer fails to make any Advance required under Section 4.01 of this Agreement, thereby triggering an Event of Default described in clause (f) of this Section 7.01, the Trustee shall make such Advance on that Distribution Date.

Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due before the notice terminating the Servicer’s rights and obligations as Servicer hereunder and received after the notice, that portion thereof to which the Servicer would have been entitled pursuant to Sections 3.09(a)(i) through (v) and (vii), and any other amounts payable to the Servicer hereunder the entitlement to which arose before the termination of its activities hereunder.

Section 7.02	Trustee to Act; Appointment of Successor.

On and after the time the Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to and to the extent provided in Section 3.05, be the successor to the Servicer in its capacity as Servicer under this Agreement and the transactions provided for herein and shall be subject to all the responsibilities, duties and liabilities (other than any liabilities incurred by the Servicer prior to its termination hereunder) relating thereto placed on the Servicer by the terms hereof and applicable law, including the obligation to make Advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Certificate Account or Distribution Account if the Servicer had continued to act hereunder.

Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution reasonably acceptable to the Depositor, the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency (without regard to the Policy), as the successor to the Servicer hereunder in the assumption of all or any part of the obligations of the Servicer hereunder.

Any successor to the Servicer shall be an institution that is a FNMA and FHLMC approved seller/servicer in good standing, that has a net worth of at least $15,000,000, that is willing to service the Mortgage Loans and that executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by it of the rights and obligations of the Servicer (other than liabilities of the Servicer under Section 6.03 incurred before termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates (without regard to the Policy) in effect immediately before the assignment and delegation will not be qualified or reduced as a result of the assignment and delegation.

Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of the successor out of payments on Mortgage Loans as it and the successor shall agree. No such compensation shall exceed the Servicing Fee Rate. The Trustee and the successor shall take any action, consistent with this Agreement, necessary to effectuate the succession.

Neither the Trustee nor any other successor Servicer shall be deemed to be in default hereunder because of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer that my have arisen under this Agreement before its termination as Servicer to pay any deductible under an insurance policy, to indemnify any person, or otherwise, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by the Servicer of any of its representations and warranties contained in this Agreement.

In connection with the termination or resignation of the Servicer hereunder, either (i) the successor Servicer, including the Trustee if the Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Servicer shall cooperate with the successor Servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor Servicer or (y) in causing MERS to designate on the MERS® System the successor Servicer as the servicer of such Mortgage Loan. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The successor Servicer shall cause such assignment to be delivered to the Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Each of the Certificate Insurer and the Pool Insurer (unless otherwise directed in writing by the Certificate Insurer) must consent to any successor servicer. Any successor to the Servicer as Servicer shall give notice of the change of servicer to the Seller and Certificate Insurer and the Mortgagors and shall, during the term of its service as Servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 6.05.

Section 7.03	Notification to Certificateholders.

(a)  Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the Certificate Insurer and each Rating Agency.

(b)  Within sixty (60) days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders, the Certificate Insurer and each Rating Agency notice of each Event of Default hereunder known to the Trustee, unless the Event of Default has been cured or waived.

ARTICLE VIII

Concerning the Trustee

Section 8.01	Duties of the Trustee.

For the purposes of this Article VIII, each of the rights, duties, responsibilities and obligations of the Trustee shall be rights, duties, responsibilities and obligations of the Supplemental Interest Trust Trustee. References to the Trustee in this Article VIII shall also be references to the Supplemental Interest Trust Trustee.

The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only the duties specifically set forth in this Agreement. If an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take any action it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee’s satisfaction, the Trustee shall notify the Certificateholders and the Certificate Insurer of the defect. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct.

Unless an Event of Default known to the Trustee has occurred and is continuing:

(a)  the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b)  the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

(c)  the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

Section 8.02	Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.01:

(a)  the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall not have any responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(b)  the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(c)  the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

(e)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants, or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

(f)  the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(g)  the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

(h)  the Trustee shall not be deemed to have knowledge of an Event of Default or Swap Provider Trigger Event until a Responsible Officer of the Trustee shall have received written notice thereof;

(i)  the Trustee need not exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation in connection with this Agreement at the request, order or direction of the Certificateholders pursuant to this Agreement unless the Certificateholders shall have offered to the Trustee or reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that may be incurred in connection therewith;

(j)  the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. The Trustee does not guarantee the performance of any Permitted Investments;

(k)  the Trustee shall not knowingly take any action that would cause the Trust Fund to fail to qualify as a qualifying special purpose entity; and

(l)  the Trustee shall provide the Certificate Insurer written notice promptly upon determining that there are insufficient funds to make any Net Swap Payments owed by the Supplemental Trust to the Swap Provider. The Certificate Insurer may, at its sole discretion, advance any such required payments, and the Trustee is hereby authorized to make such payments on behalf of the Certificate Insurer.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

Section 8.03	Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Seller, as the case may be, and the Trustee does not assume any responsibility for their correctness. The Trustee does not make any representations as to the validity or sufficiency of this Agreement, the Certificates, any Mortgage Loan or related document or MERS or the MERS® System other than with respect to the Trustee’s execution and countersignature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor or the Servicer.

Except as provided in Section 2.01(c), the Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

Section 8.04	Trustee May Own Certificates.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

Section 8.05	Trustee’s Fees and Expenses.

As compensation for its activities under this Agreement as Trustee, the Trustee may withdraw from the Distribution Account on each Distribution Date the Trustee Fee for the Distribution Date. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Seller against any loss, liability or expense (including reasonable attorney’s fees) resulting from any error in any tax or information return prepared by the Servicer or incurred in connection with any claim or legal action relating to this Agreement, the Certificates or the performance of any of the Trustee’s duties under this Agreement, other than any loss, liability or expense incurred because of willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee and except for any expense, disbursement or advance arising from the Trustee’s negligence, bad faith or willful misconduct, the Seller shall pay or reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement with respect to (i) the reasonable compensation, expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates and (ii) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement.

Except as otherwise provided in this Agreement, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar or Paying Agent under this Agreement or for any other expenses.

Section 8.06	Eligibility Requirements for the Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective then-current ratings of the Certificates (without regard to the Policy) (or, having provided such security from time to time, as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as disclosed in its most recent report of condition so published. If at any time the Trustee ceases to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entities serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Servicer and its affiliates. The Trustee may not be an affiliate of the Seller, the Depositor or the Servicer, other than the Trustee in its role as successor to the Servicer. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to the Trustee and the Certificate Insurer at the time such party is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of that state.

Section 8.07	Resignation and Removal of the Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicer, the Certificate Insurer and each Rating Agency not less than sixty (60) days before the date specified in the notice, when, subject to Section 8.08, the resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications in Section 8.06. If no successor trustee meeting those qualifications shall have been so appointed and have accepted appointment within thirty (30) days after the notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of the tax would be avoided by the appointment of a different trustee or administrator, as applicable, then the Depositor or the Servicer may remove the Trustee and appoint a successor trustee, acceptable to the Certificate Insurer if no Certificate Insurer Default has occurred and is continuing, by written instrument, in triplicate, one copy of which shall be delivered to the Trustee one copy to the Servicer and one copy to the successor trustee.

The Certificate Insurer (so long as no Certificate Insurer Default exists) or the Holders of Certificates (other than the Servicer, Seller, Depositor or any affiliates or agents thereof) entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by the Holders or their attorneys-in-fact duly authorized, as the case may be, one complete set of which shall be delivered by the successor trustee to the Servicer, one complete set to the Trustee so removed, and one complete set to the successor so appointed. The successor trustee, shall notify each Rating Agency of any removal of the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08	Successor Trustee.

Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, its predecessor trustee or administrator and the Servicer an instrument accepting its appointment hereunder and thereupon the resignation or removal of the predecessor trustee or administrator shall become effective and the successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The Depositor, the Servicer and the predecessor trustee or administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights and obligations.

No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06, and its appointment does not adversely affect the then current rating of the Certificates (without regard to the Policy).

Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee or administrator hereunder to all Holders of Certificates and the Certificate Insurer. If the Depositor fails to mail the notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause the notice to be mailed at the expense of the Depositor.

Section 8.09	Merger or Consolidation of the Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder if the successor corporation is eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10	Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in them, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider appropriate. If the Servicer shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)  To the extent necessary to effectuate the purposes of this Section 8.10, all rights and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights and obligations (including holding title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(b)  No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(c)  The Trustee, may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(d)  The Servicer, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement, and indemnification to any such separate trustee or co-trustee.

Any notice, request, or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign, or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11	Tax Matters.

It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as described in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of any REMIC created hereunder and that in such capacity it shall:

(i)  prepare and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each REMIC created hereunder described in the Preliminary Statement containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

(ii)  within thirty (30) days of the Closing Date, furnish to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form 8811, and update such information at the time or times in the manner required by the Code;

(iii)  make an election that each REMIC created under this Agreement be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

(iv)  prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumptions set forth in “Yield, Prepayment and Maturity Considerations─Structuring Assumptions” in the Prospectus Supplement;

(v)  provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

(vi)  to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of any REMIC created hereunder as a REMIC under the REMIC Provisions;

(vii)  pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any REMIC created under this Agreement before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

(viii)  ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

(ix)  maintain records relating to each REMIC created under this Agreement, including the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information;

(x)  as and when necessary and appropriate, represent any REMIC created under this Agreement in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC created under this Agreement, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any REMIC created under this Agreement, and otherwise act on behalf of any REMIC created under this Agreement in relation to any tax matter or controversy involving it; and

(xi)  none of the Depositor, Servicer or the Trustee shall knowingly or intentionally take any action or omit to take any action that would cause the termination of any REMIC, or result in the imposition of any non-indemnification taxes on any REMIC, created under this Agreement.

The Holder of the Class R Certificate at any time holding the largest Percentage Interest thereof shall be the “tax matters person” as defined in the REMIC Provisions (the related “Tax Matters Person”) with respect to REMIC I, REMIC II, REMIC III and REMIC IV and shall act as Tax Matters Person for REMIC I, REMIC II, REMIC III and REMIC IV.

To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Trustee concerning the value to each Class of Certificates of the right to receive Net WAC Cap Carry Forward Amounts from the Excess Reserve Fund Account. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

If any tax is imposed on “prohibited transactions” of any REMIC as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of any REMIC created under this Agreement as defined in Section 860G(c) of the Code, on any contribution to any REMIC created under this Agreement after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on any REMIC created under this Agreement pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee if such tax or any other tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the Servicer or the Seller, in the case of any such minimum tax, if such tax arises out of or results from a breach by the Servicer or Seller of any of their obligations under this Agreement, (iii) the Seller if such tax arises out of or results from the Seller’s obligation to repurchase a Mortgage Loan pursuant to Section 2.01, 2.02, 2.03 or 2.05, or (iv) in all other cases, or if the Trustee, the Servicer or the Seller fails to honor its obligations under the preceding clauses (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.09(b).

The Trustee shall treat the Excess Reserve Fund Account as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is beneficially owned by the holders of the Class C Certificates and that is not an asset of any REMIC created hereunder. The Trustee shall treat the rights of the Holders of the Class A Certificates to receive payments from the Excess Reserve Fund Account as rights in an interest rate cap contract written by the Holders of the Class C Certificates in respect of any Net WAC Cap Carry Forward Amounts, in favor of the Class A Certificateholders. Thus, the Class A Certificates shall be treated as representing ownership of not only a REMIC regular interest, but also ownership of an interest in an interest rate cap contract.

Section 8.12	Access to Records of Trustee.

The Trustee shall afford the Seller, the Depositor, the Servicer, the Certificate Insurer, and each Certificateholder or Certificate Owner, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties under this Agreement and access to officers of the Trustee responsible for performing its duties. Upon request, the Trustee shall furnish the Depositor, the Servicer, the Certificate Insurer and any requesting Certificateholder or Certificate Owner with its most recent financial statements. The Trustee shall cooperate fully with the Seller, the Servicer, the Depositor, the Certificate Insurer and the Certificateholder or Certificate Owner for review and copying any books, documents or records requested with respect to the Trustee’s duties under this Agreement. The Seller, the Depositor, the Servicer, the Certificate Insurer and the Certificateholder or Certificate Owner shall not have any responsibility or liability for any action for failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

Section 8.13	Suits for Enforcement.

If an Event of Default or other material default by the Servicer or the Depositor under this Agreement occurs and is continuing, at the direction of the Certificateholders comprising in the aggregate a Majority in Interest, the Trustee shall proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

ARTICLE IX

Termination

Section 9.01	Termination upon Liquidation or Purchase of the Mortgage Loans.

Subject to Section 9.03, the obligations of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Servicer (or, if the Servicer fails to exercise such option and any portion of the Offered Certificates remains outstanding, the Certificate Insurer) of all Mortgage Loans (and related REO Properties) at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than for REO Property) plus one month’s accrued interest thereon at the applicable Mortgage Rate less the Servicing Fee Rate; (ii) the lesser of (x) the appraised value of any related REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Servicer at the expense of the Servicer and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Expense Adjusted Net Mortgage Rate; (iii) any costs and damages incurred by the Trust Fund in connection with any violation by each Mortgage Loan of any predatory or abusive lending law; (iv) if the Servicer is exercising its Optional Termination, any Net WAC Cap Carry Forward Amounts and any amounts owed to the Certificate Insurer under the Policy and the Insurance Agreement, (v) if the Certificate Insurer is exercising its Optional Termination, unreimbursed out-of-pocket costs and expenses of the Servicer, including unreimbursed Servicing Advances and Advances made on the Mortgage Loans prior to the exercise of such right and (vi) accrued and unpaid Net Swap Payments and Swap Termination Payments (including as a result of such termination) then owing to the Swap Provider; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property; and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof or the Latest Possible Maturity Date (as defined in the Preliminary Statement). If the Servicer’s exercise of the Optional Termination would result in a draw on the Policy or any amounts will remain unpaid to the Certificate Insurer, the Servicer will be required to obtain the consent of the Certificate Insurer.

The Servicer or the Certificate Insurer (in such capacity, the “Terminator”) on or after the Optional Termination Date may purchase all Mortgage Loans and REO Properties in the Trust Fund pursuant to clause (a) above. Upon termination of the Trust Fund, the Servicer shall succeed to all rights of the Trustee and Certificateholders with respect to the Trust Fund other than funds needed to make the final distribution, including any assets that were ever part of the Trust Fund. With such repurchase, the Terminator shall acquire any rights or potential rights of the Certificateholders or the Trustee to causes of action against any Person relating to the Mortgage Loans or the origination of the Mortgage Loans, including, without limitation, the right to enforce any breach of a representation or warranty made at any time with respect to the Mortgage Loans.

In connection with any such Optional Termination:

(i)  The Terminator shall notify in writing (which may be done in electronic format) the Swap Provider, at least ten (10) days prior to the final Distribution Date, of the final Distribution Date on which the Terminator intends to terminate the Trust Fund;

(ii)  No later than 4:00 pm (New York City time) four (4) Business Days prior to the final Distribution Date specified in the notices required pursuant to Sections 9.02, the Trustee shall request from the Swap Provider, the amount of the Estimated Swap Termination Payment. The Swap Provider shall, no later than 2:00 pm (New York City time) on the following Business Day, notify in writing (which may be done in electronic format) the Trustee of the amount of the Estimated Swap Termination Payment and the Trustee shall promptly on the same day notify the Terminator of the amount of the Estimated Swap Termination Payment; and

(iii)  Two (2) Business Days prior to the final Distribution Date specified in the notices required pursuant to Sections 9.02, (x) the Terminator shall, no later than 1:00 pm (New York City time) on such day, deliver to the Trustee and the Trustee shall deposit funds in the Distribution Account in an amount equal to the sum of the Termination Price (clause (vi) of which shall be based on the Estimated Swap Termination Payment), and (y) if the Trustee shall have determined that the all of the requirements for Optional Termination have been met, including without limitation the deposit required pursuant to the immediately preceding clause (x) as well as the requirements specified in Section 9.02, then the Trustee shall, on the same Business Day, provide written notice to the Terminator and the Swap Provider confirming (a) its receipt of the Termination Price (which shall be based on the Estimated Swap Termination Payment), and (b) that all other requirements of the Optional Termination have been met (the “Optional Termination Notice”). Upon the delivery of the Optional Termination Notice by the Trustee pursuant to the preceding sentence, (i) the Optional Termination shall become irrevocable, (ii) the notice to Certificateholders of such Optional Termination provided pursuant to Section 9.02 shall become unrescindable, (iii) the Swap Provider shall determine the Swap Termination Payment in accordance with the Interest Rate Swap Agreement (which shall not exceed the Estimated Swap Termination Payment), and (iv) the Swap Provider shall provide to the Trustee written notice of the amount of the Swap Termination Payment not later than one (1) Business Day prior to the final Distribution Date specified in the notices required pursuant to Sections 9.02.

In connection with any Optional Termination, only an amount equal to the Termination Price based on the actual Swap Termination Payment shall be made available for distribution to the Certificateholders. Any Estimated Swap Termination Payment deposited into the Distribution Account by the Terminator shall be withdrawn by the Trustee from the Distribution Account on the related final Distribution Date and distributed as follows: (i) to the Supplemental Interest Trust for payment to the Swap Provider in accordance with Section 4.02, an amount equal to the Swap Termination Amount calculated pursuant to the Interest Rate Swap Agreement, provided that in no event shall the amount distributed to the Swap Provider in respect of the Swap Termination Amount exceed the Estimated Swap Termination Payment, and (ii) to the Terminator an amount equal to the excess, if any, of the Estimated Swap Termination Payment over the actual Swap Termination Payment due. The Swap Termination Payment shall not be part of any REMIC and shall not be paid into any account which is part of any REMIC.

Section 9.02	Final Distribution on the Certificates.

If on any Determination Date, the Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder. If the Terminator elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, at least ten (10) days before the date notice is to be mailed to the affected Certificateholders, the Terminator shall notify the Depositor and the Trustee of the date the Servicer or Certificate Insurer, as applicable, intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to the Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Servicer will give such notice to each Rating Agency and the Certificate Insurer at the time such notice is given to Certificateholders.

If the notice is given, the Servicer shall cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day before the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Terminator, the Mortgage Files for the Mortgage Loans.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in each case on the final Distribution Date and in the order stated in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates (except the related Class C Certificate), its Certificate Balance plus, for each such Class, accrued interest thereon in the case of an interest-bearing Certificate and (ii) as to the related Residual Certificates, any amount remaining on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above. By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, in connection with any termination hereunder, that their rights to receive any amounts pursuant to clause (ii) in the immediately preceding sentence hereby are assigned and transferred and, to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

If any affected Certificateholder does not surrender its Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six (6) months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all related Certificates shall not have been surrendered for cancellation, the Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto.

Section 9.03	Additional Termination Requirements.

If the Terminator exercises its purchase option with respect to the Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee and the Certificate Insurer has been supplied with an Opinion of Counsel, at the expense of the Terminator to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on “prohibited transactions” on any REMIC created hereunder as defined in Section 860F of the Code or (ii) cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that any Certificates are outstanding.

The Trustee shall sell all of the assets of the Trust Fund to the Terminator and, within ninety (90) days of the sale, shall distribute to the related Certificateholders and the Certificate Insurer the proceeds of the sale in complete liquidation of any REMIC created hereunder.

The Trustee shall attach a statement to the final federal income tax return for each of any REMIC created hereunder stating that pursuant to Treasury Regulation Section 1.860F-1, the first day of the ninety (90) day liquidation period for each the REMIC was the date on which the Trustee sold the assets of the Trust Fund to the Terminator.

Section 9.04	Termination of the Supplemental Interest Trust.

The obligations of the Depositor, the Trustee and the Supplemental Interest Trust Trustee created hereby with respect to the Supplemental Interest Trust shall terminate upon the earlier of (a) the termination of the Interest Rate Swap Agreement pursuant to the terms of the Interest Rate Swap Agreement or (b) the termination of this Agreement pursuant to Section 9.01.

ARTICLE X

Miscellaneous Provisions

Section 10.01	Amendment.

(a) This Agreement may be amended from time to time by the Depositor, the Servicer, and the Trustee with the consent of the Certificate Insurer and without the consent of any of the Certificateholders:

(i)  to cure any ambiguity or mistake,

(ii)  to correct any defective provision herein or to supplement any provision herein that may be inconsistent with any other provision herein,

(iii)  to conform this Agreement to the Prospectus Supplement,

(iv)  to add to the duties of the Depositor, the Seller, or the Servicer,

(v)  to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time,

(vi)  to add any other provisions with respect to matters or questions arising hereunder, or

(vii)  to modify, alter, amend, add to, or rescind any of the provisions of this Agreement.

No action pursuant to clauses (iv), (vi) or (vii) above may, as evidenced by an Opinion of Counsel (addressed to the Trustee and the Certificate Insurer and which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Insurer or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder. The amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates (without regard to the Policy). Any such letter in and of itself will not represent a determination as to the materiality of any amendment and will represent a determination only as to the credit issues affecting any rating. Each party to this Agreement agrees that it will cooperate with each other party in amending this Agreement pursuant to clause (v) above.

(b) The Trustee, the Depositor and the Servicer also may, at any time and from time to time, amend this Agreement with the consent of the Certificate Insurer and without the consent of the Certificateholders, in order to modify, eliminate or add to any of the provisions of this Agreement to the extent necessary or helpful to (i) maintain the qualification of any REMIC created under this Agreement under the Code; (ii) avoid or minimize the risk of the imposition of any tax on any REMIC created under this Agreement pursuant to the Code that would be a claim at any time before the final redemption of the Certificates; or (iii) comply with any other requirements of the Code; if the Trustee has been provided an Opinion of Counsel, addressed to the Trustee and the Certificate Insurer and which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, the Certificate Insurer or the Trust Fund, to the effect that the action is necessary or helpful for one of those purposes.

(c)  This Agreement may also be amended from time to time by the Depositor, the Servicer, and the Trustee with the consent of the Certificate Insurer (unless a Certificate Insurer Default has occurred, at which time the Certificate Insurer’s consent is not necessary) and the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates. No amendment shall:

(ci)  reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of the Certificate;

(cii)  adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of the Class evidencing, as to the Class, Percentage Interests aggregating not less than 66 2/3%;

(ciii)  amend, modify, add to, rescind, or alter in any respect Section 10.13, notwithstanding any contrary provision of this Agreement, without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3%, and for this purpose no Certificates held by the Seller, the Depositor, or any Affiliate of either of them shall be eligible to vote or be considered Outstanding; or

(civ)  reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement regarding Voting Rights, no amendment which affects one or more Classes held by the Depositor, the Servicer, the Seller or any Affiliates as described in this Section 10.01(c) shall be effective without the consent of the Depositor, the Servicer, the Seller or any of their Affiliates, as applicable, to such amendments.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel (also addressed to the Certificate Insurer), which opinion shall not be an expense of the Trustee, the Certificate Insurer or the Trust Fund, to the effect that the amendment will not cause the imposition of any tax on any REMIC or the Certificateholders or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) because the Trust Fund is required to be a Qualifying Special Purpose Entity (as that term is defined in Statement of Financial Accounting Standards No. 140 (“SFAS 140”)), in order for the Seller to continue to account for the transfer of the Mortgage Loans under this Agreement as a sale under SFAS 140, prior to the parties hereto entering into such an amendment, the Trustee shall receive an Officer’s Certificate, which shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment would not “significantly change” (within the meaning of SFAS 140) the permitted activities of the Trust Fund so as to cause the Trust Fund to fail to qualify as a Qualifying Special Purpose Entity.

Notwithstanding any of the other provisions of this Section 10.01, none of the Depositor, the Servicer, the Supplemental Interest Trust Trustee or the Trustee shall enter into any amendment to this Agreement that could reasonably be expected to have a material adverse effect on the interests of the Swap Provider hereunder (excluding, for the avoidance of doubt, any amendment to the Pooling and Servicing Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider), without the prior written consent of the Swap Provider, which consent shall not be unreasonably withheld, conditioned or delayed.

Notwithstanding any of the other provisions of this Section 10.01, none of the Depositor, the Servicer or the Trustee shall enter into any amendment which alters or modifies Section 4.10 of this Agreement (including the defined terms incorporated therein) or which would otherwise have an adverse impact on the rights of the Pool Insurer under Section 4.10 or otherwise on the Deferred Premium or the Pool Policy without the prior written consent of the Pool Insurer.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of the amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if the consent approves its substance. The manner of obtaining consents and of evidencing the authorization of their execution by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall be addressed to the Certificate Insurer and shall not be an expense of the Trustee, the Certificate Insurer or the Trust Fund), satisfactory to the Trustee and the Certificate Insurer that (i) the amendment is permitted by this Agreement and all conditions precedent to the amendment have been satisfied; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion in the preceding clause (A) is not required to be reached pursuant to this Section 10.01.

Section 10.02	Recordation of Agreement; Counterparts.

This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, the recordation to be effected by the Servicer at its expense, but only upon receipt of an Opinion of Counsel to the effect that the recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be an original, and all of which shall constitute but one instrument.

Section 10.03	Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.04	Intention of Parties.

It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Seller to the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, if, notwithstanding the intent of the parties, the assets are held to be the property of the Seller or Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant (i) by the Seller to the Depositor or (ii) by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

The Seller and the Depositor for the benefit of the Certificateholders and the Certificate Insurer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

Section 10.05	Notices.

(a)  The Trustee shall promptly notify each Rating Agency and the Certificate Insurer of each of the following of which it has actual knowledge:

1. Any material change or amendment to this Agreement;

2. The occurrence of any Event of Default that has not been cured;

3. The resignation or termination of the Servicer or the Trustee and the appointment of any successor;

4. The repurchase or substitution of Mortgage Loans pursuant to Section 2.03;

5. The final payment to Certificateholders; and

6.  Any failure by the Pool Insurer to perform its obligations under the Policy in accordance with the terms thereof.

In addition, the Trustee shall promptly furnish to each Rating Agency and the Certificate Insurer copies of the following:

1. Each report to Certificateholders described in Section 4.03;

2. Each annual statement as to compliance described in Section 3.17 and assessment of compliance and attestation report described in Section 3.18;

3. Each annual independent public accountants’ servicing report described in Section 3.18; and

4. Any notice of a purchase of a Mortgage Loan pursuant to Section 2.01, 2.02, 2.03, 2.05 or 3.12.

In addition, the Trustee shall notify the Swap Provider of any termination of the Trust pursuant to Section 9.01.

(b)  All directions, demands and notices hereunder shall be in writing and be duly given when delivered to

(i)  in the case of the Depositor, IndyMac ABS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: Capital Markets, or such other address as may be hereafter furnished to the Servicer and the Trustee by the Depositor;

(ii)  in the case of the Servicer, IndyMac Bank, F.S.B., 888 East Walnut Street, Pasadena, California 91101-7211, Attention: Servicing, or such other address as may be hereafter furnished to the Depositor and the Trustee by the Servicer;

(iii)  in the case of the Trustee or the Supplemental Interest Trust Trustee, to the Corporate Trust Office, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration IN07G1, Series INDS 2007-1, or such other address as the Trustee may hereafter furnish to the Depositor and Servicer;

(iv)  in the case of the Certificate Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management—Structured Finance (IndyMac 2007-1) or such other address as the Certificate Insurer may hereafter furnish to the Depositor and the Trustee;

(v)  in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency;

(vi)  in the case of the Swap Provider, Bear Stearns Financial Products, Inc., 383 Madison Avenue, 36th Floor, New York, New York 10179, Attention: DPC Manager, or such other address as the Swap Provider may hereafter furnish to the Depositor and the Trustee; and

(vii) in the case of the Pool Insurer, Radian Insurance Inc., 1601 Market Street, Philadelphia, PA 19103.

Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 10.06	Severability of Provisions.

If any one or more of the provisions of this Agreement shall be for any reason whatsoever held invalid, then those provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07	Assignment.

Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee, the Certificate Insurer and Depositor.

Section 10.08	Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust, or otherwise affect the rights and obligations of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything in this Agreement or the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be liable to any third party because of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit, or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request, and offer of indemnity shall have neglected or refused to institute any such action, suit, or proceeding and the Certificate Insurer (so long as no Certificate Insurer Default exists) has given its prior written consent. Each Certificateholder expressly covenants with every other Certificateholder and the Trustee that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of this Section 10.08, each Certificateholder and the Trustee shall be entitled to any relief that can be given either at law or in equity.

Section 10.09	Inspection and Audit Rights.

The Servicer agrees that on reasonable prior notice, it will permit any representative of the Depositor, the Certificate Insurer or the Trustee during such Person’s normal business hours, to examine all the books of account, records, reports and other papers of such Person relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the Servicer.

Section 10.10	Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 10.11	Official Record.

The Seller agrees that this Agreement is and shall remain at all times before the time at which this Agreement terminates an official record of the Seller as referred to in Section 13(e) of the Federal Deposit Insurance Act.

Section 10.12	Protection of Assets.

(a)  Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust is not authorized and has no power to:

(1)   borrow money or issue debt;

(2)   merge with another entity, reorganize, liquidate or sell assets; or

(3)   engage in any business or activities.

(b)  Each party to this Agreement agrees that it will not file an involuntary bankruptcy petition against the Trustee or the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid in full. `

Section 10.13	Qualifying Special Purpose Entity.

Notwithstanding any contrary provision of this Agreement the Trust Fund shall not engage in any activity or knowingly hold any property that would disqualify the Trust Fund from being a qualifying special purpose entity under generally accepted accounting principles.

Section 10.14	Rights of the Certificate Insurer.

(a)  The Certificate Insurer is an express third-party beneficiary of this Agreement.

(b)  The Trustee or the Depositor, as applicable, shall provide to the Certificate Insurer copies of any report, notice, Opinion of Counsel, Officers’ Certificate, request for consent or request for amendment to any document related hereto promptly upon the Trustee’s or the Depositor’s production or receipt thereof, but only to the extent that such item is required to be delivered to the Certificate Insurer hereunder.

(c)  Unless a Certificate Insurer Default exists, the Trustee, the Seller, the Servicer and the Depositor shall not agree to any amendment to this Agreement without first having obtained the prior written consent of the Certificate Insurer.

(d)  So long as there does not exist a failure by the Certificate Insurer to make a required payment under the Policy, the Certificate Insurer shall have the right to exercise all rights of the Holders of the Offered Certificates under this Agreement without any consent of such Holders, and such Holders may exercise such rights only with the prior written consent of the Certificate Insurer, except as provided herein.

(e)  The Certificate Insurer shall not be entitled to exercise any of its rights hereunder so long as there exists a failure by the Certificate Insurer to make a required payment under the Policy, except that the Certificate Insurer shall be entitled to its right to receive notices as set forth in Section 10.05 in the event that there exists a failure by the Certificate Insurer to make a required payment under the Policy.

(f)  The Trustee and the Servicer shall notify the Certificate Insurer of any notice of change of address received from the Pool Insurer.

(g)  The Trustee and the Servicer shall not consent to any termination, modification, or reduction of the Pool Policy without the prior written consent of the Certificate Insurer.

(h)  Any replacement Pool Insurer is subject to the prior written consent of the Certificate Insurer and any replacement Pool Policy must be in form and substance acceptable to the Certificate Insurer.

Section 10.15	Rights and Duties of the Swap Provider.

The Swap Provider shall be an express third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement.

Prior to any termination of the Interest Rate Swap Agreement by the Swap Provider as a result of the occurrence of the “Failure to Pay or Deliver” Event of Default (as defined in the Interest Rate Swap Agreement) relating to the Supplemental Interest Trust Trustee’s failure to pay the Fixed Amounts (as defined in the Interest Rate Swap Agreement) in accordance with Section 2 thereof, the Trustee shall provide the Certificate Insurer written notice of the Supplemental Interest Trust Trustee’s failure to pay such amounts. Upon receipt of such notice, the Certificate Insurer shall have the right, but not the obligation, to cure any such Event of Default within two Business Days after receipt of such notice.

Section 10.16	Rights and Duties of the Pool Insurer.

(a)  The Pool Insurer is an express third-party beneficiary of this Agreement.

(b)  The Pool Insurer shall be entitled to exercise any of its rights hereunder only for so long as the Pool Policy is outstanding.

In Witness Whereof, the Depositor, the Trustee, and the Seller and Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

INDYMAC ABS, INC., as Depositor

By:	/s/ Jill Jacobson
Name:	Jill Jacobson
Title:	Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee and Supplemental Interest Trust Trustee

By:	/s/ Jennifer Hermansader
Name:	Jennifer Hermansader
Title:	Associate

By:	/s/ Barbara Campbell
Name:	Barbara Campbell
Title:	Vice President

INDYMAC BANK, F.S.B., as Seller and Servicer

By:	/s/ Jill Jacobson
Name:	Jill Jacobson
Title:	Vice President

STATE OF _________________	)
	)	ss.:
COUNTY OF _______________	)

On the ___th day of February, 2007 before me, a notary public in and for said State, personally appeared _______________ known to me to be a ______________ of IndyMac ABS Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                                                                                           ___________________________________
                                                                                                                    Notary Public

STATE OF _________________	)
	)	ss.:
COUNTY OF _______________	)

On the ___th day of February, 2007 before me, a notary public in and for said State, personally appeared _______________ known to me to be a _______________ of IndyMac Bank, F.S.B. that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                                                                                           ___________________________________
                                                                                                                    Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the ___th day of February, 2007 before me, a notary public in and for said State, personally appeared ____________________, known to me to be an ____________________of Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                                                                                           ___________________________________
                                                                                                                    Notary Public

Schedule I

Mortgage Loan Schedule

Schedule II

Home Equity Mortgage Loan Asset-Backed Certificates,
Series INDS 2007-1

Representations and Warranties of the Seller/Servicer

Indy Mac Bank, F.S.B. (“IndyMac”) hereby makes the representations and warranties in this Schedule II to the Depositor, the Trustee and the Certificate Insurer as of the Closing Date. Capitalized terms used but not otherwise defined in this Schedule II shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) relating to the above-referenced Series, among IndyMac, as Seller and Servicer, IndyMac ABS, Inc., as Depositor, and Deutsche Bank National Trust Company, as Trustee and Supplemental Interest Trust Trustee.

(a)  IndyMac is duly organized as a federally insured savings bank and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any business contemplated by the Pooling and Servicing Agreement to be conducted by IndyMac in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement and to perform any of its other obligations under the Pooling and Servicing Agreement.

(b)  IndyMac has the full corporate power and authority to sell and service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by the Pooling and Servicing Agreement and has duly authorized by all necessary corporate action on the part of IndyMac the execution, delivery and performance of the Pooling and Servicing Agreement; and each of the Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of IndyMac, enforceable against IndyMac in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)  The execution and delivery of the Pooling and Servicing Agreement by IndyMac, the sale and servicing of the Mortgage Loans by IndyMac under the Pooling and Servicing Agreement, the consummation of any other of the transactions contemplated by the Pooling and Servicing Agreement, and the fulfillment of or compliance with the terms of the Pooling and Servicing Agreement are in the ordinary course of business of IndyMac and will not (A) result in a material breach of any term or provision of the charter or by-laws of IndyMac, (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, any other material agreement or instrument to which IndyMac is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to IndyMac of any court, regulatory body, administrative agency or governmental body having jurisdiction over IndyMac (including the OTS, the FDIC or any other governmental entity having regulatory authority over IndyMac); and IndyMac is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it (including the OTS, the FDIC or any other governmental entity having regulatory authority over IndyMac) which breach or violation may materially impair IndyMac’s ability to perform or meet any of its obligations under the Pooling and Servicing Agreement.

(d)  IndyMac is an approved servicer of conventional mortgage loans for FNMA or FHLMC or is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

(e)  No litigation is pending or, to the best of IndyMac’s knowledge, threatened against IndyMac that would prohibit the execution or delivery of, or performance under, the Pooling and Servicing Agreement by IndyMac.

(f)  IndyMac is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

(g)  The beneficial owner of the payments made under the Interest Rate Swap Agreement is either (i) a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes and an “Exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of United States Treasury Regulations, or (ii) a “non-U.S. branch of a foreign person” as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations (the “Regulations”) for United States federal income tax purposes, and it is a “foreign person” as that term is used in section 1.6041-4(a)(4) of the Regulations for United States federal income tax purposes. IndyMac Bank, F.S.B. understands that both the Trust and the Trustee are relying on this information in connection with the execution of the Interest Rate Swap Agreement.

Schedule III

Home Equity Mortgage Loan Asset-Backed Certificates,
Series INDS 2007-1

Representations and Warranties as to the Mortgage Loans

IndyMac Bank, F.S.B. (“IndyMac”) hereby makes the representations and warranties in this Schedule III to the Depositor, the Trustee and the Certificate Insurer, as of the Closing Date, or if so specified herein, as of the applicable Cut-off Date or date of origination of the Mortgage Loan (as applicable). Capitalized terms used but not otherwise defined in this Schedule III shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) relating to the above-referenced Series, among IndyMac, as Seller and Servicer, IndyMac ABS, Inc., as Depositor, and Deutsche Bank National Trust Company, as Trustee and Supplemental Interest Trust Trustee.

(a)  The information on Schedule I to the Pooling and Servicing Agreement with respect to each Mortgage Loan is true and correct in all material respects as of the Closing Date.

(b)  As of the Closing Date, all regularly scheduled monthly payments due with respect to each Mortgage Loan up to and including the Due Date before the applicable Cut-off Date have been made; and as of the applicable Cut-off Date, no Mortgage Loan had a regularly scheduled monthly payment that was 30 or more days Delinquent during the twelve months before the applicable Cut-off Date.

(c)  With respect to any Mortgage Loan, each Mortgage is a valid and enforceable lien on the Mortgaged Property subject only to (a) the lien of nondelinquent current real property taxes and assessments and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances and, if the related Mortgaged Property is a unit in a condominium project or planned unit development, any lien for common charges permitted by statute or homeowner association fees, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being generally acceptable to mortgage lending institutions in the area wherein the related Mortgaged Property is located or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (c) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

(d)  Immediately before the assignment of the Mortgage Loans to the Depositor, the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to the Pooling and Servicing Agreement.

(e)  As of the date of origination of each Mortgage Loan, there was no delinquent tax or assessment lien against the related Mortgaged Property.

(f)  There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note.

(g)  There are no mechanics’ liens or claims for work, labor or material affecting any Mortgaged Property that are or may be a lien before, or equal with, the lien of such Mortgage, except those that are insured against by the title insurance policy referred to in item (k) below.

(h)  No Mortgaged Property has been materially damaged by water, fire, earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representation) so as to affect adversely the value of the related Mortgaged Property as security for the Mortgage Loan.

(i)  Each Mortgage Loan and prepayment penalty associated with the Mortgage Loan at origination complied in all material respects with applicable federal, state and local laws, including usury, equal credit opportunity, real estate settlement procedures, truth-in-lending, Home Ownership and Equity Protection Act of 1994, applicable predatory and abusive lending and disclosure laws, or any noncompliance does not have a material adverse effect on the value of the related Mortgage Loan.

(j)  As of the Closing Date, the Seller has not modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument that has been recorded or submitted for recordation, if necessary, to protect the interests of the Certificateholders and that has been delivered to the Trustee); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto.

(k)  A lender’s policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, in an amount at least equal to the Cut-off Date Principal Balance, of each Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect.

(l)  Each Mortgage Loan was originated (within the meaning of Section 3(a)(41) of the Exchange Act) by an entity that satisfied at the time of origination the requirements of Section 3(a)(41) of the Exchange Act.

(m)  To the best of the Seller’s knowledge, all of the improvements that were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property, unless such failure to be wholly within such boundaries and restriction lines or such encroachment, as the case may be, does not have a material effect on the value of the Mortgaged Property.

(n)  To the best of the Seller’s knowledge, as of the date of origination of each Mortgage Loan, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation unless such violation would not have a material adverse effect on the value of the related Mortgaged Property. To the best of the Seller’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of the Mortgaged Property.

(o)  The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and under applicable law.

(p)  The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

(q)  The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.

(r)  With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(s)  As of the applicable Cut-off Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customarily required by institutional single family mortgage lenders in the area where the Mortgaged Property is located, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance including flood insurance at the Mortgagor’s cost and expense. Anything to the contrary in this item (s) notwithstanding, no breach of this item (s) shall be deemed to give rise to any obligation of the Seller to repurchase or substitute for such affected Mortgage Loan or Loans so long as the Servicer maintains a blanket policy pursuant to the second paragraph of Section 3.10(a) of the Pooling and Servicing Agreement.

(t)  If at the time of origination of each Mortgage Loan, the related Mortgaged Property was in an area then identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the then-current requirements of the Flood Insurance Administration is in effect with respect to the Mortgaged Property with a generally acceptable carrier.

(u)  To the best of the Seller’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring.

(v)  To the best of the Seller’s knowledge, there is no material event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material non-monetary default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and the Seller has not waived any material non-monetary default, breach, violation or event of acceleration.

(w)  Each Mortgage File contains an Appraisal Form 1004 of the related Mortgaged Property.

(x)  Any leasehold estate securing a Mortgage Loan has a stated term at least as long as the term of the related Mortgage Loan.

(y)  Each Mortgage Loan was selected from among the outstanding one- to four-family mortgage loans in the Seller’s mortgage portfolio at the Closing Date as to which the representations and warranties made with respect to the Mortgage Loans in this Schedule III can be made. No such selection was made in a manner intended to adversely affect the interests of the Certificateholders or the Certificate Insurer.

(z)  None of the Mortgage Loans are cooperative loans.

(aa)  [Reserved.]

(bb)  [Reserved.]

(cc)  No Mortgage Loan is a High Cost Loan or Covered Mortgage Loan, as applicable (as such terms are defined in the then-current version of Standard & Poor's LEVELS® Glossary) and no Mortgage Loan originated on or after Oct. 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

(dd)  No Mortgage Loan is a “High-Cost Home Loan” as defined in any of the following statutes: the Georgia Fair Lending Act, as amended (the “Georgia Act”), the New York Banking Law 6-1, the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003), the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100), the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.), or the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann §§ 58-21A-1 et seq.). No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the state of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003. No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.).

(ee)  None of the Mortgage Loans is a “high cost” loan, “covered” loan or any other similarly designated loan as defined under any state, local or federal law, as defined by applicable predatory and abusive lending laws.

(ff)  None of the Mortgage Loans that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act.

(gg)  Each Mortgage Loan has been underwritten and serviced substantially in accordance with the Seller’s guidelines, subject to variances as are reflected on the Mortgage Loan Schedule or the Seller has approved.

(hh)  No proceeds from any Mortgage Loan underlying the Certificates were used to finance single-premium credit insurance policies.

(ii)  No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no mortgage loan is in violation of any comparable state law.

(jj)  [Reserved]

(kk)  The Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on the credit files for the related Mortgagor for each Mortgage Loan to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

(ll)  With respect to any mortgage loan underlying the Security that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (a) prior to the mortgage loan’s origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction; (b) prior to the mortgage loan’s origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium; (c) the prepayment premium is adequately disclosed to the borrower pursuant to applicable state and federal law; (d) no subprime loan originated on or after October 1, 2002 underlying the Security will impose a prepayment premium for a term in excess of three years and any loans originated prior to such date, and any non-subprime loans, will not impose prepayment penalties in excess of five years; in each case unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period; and (e) notwithstanding any state or federal law to the contrary, the servicer shall not impose such prepayment premium in any instance when the mortgage loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the borrower’s default.

(mm)  With respect to each mortgage loan originated on or after December 1, 2004 and underlying the Certificates, neither the related Mortgage nor the related Mortgage Note requires the Mortgagors to submit to arbitration to resolve any dispute arising out of or relating in any way to the related mortgage loan transaction.

(nn)  With respect to each mortgage loan underlying the Security, no borrower obtained a prepaid single-premium credit-life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of the mortgage loan.

(oo)  With respect to each mortgage loan underlying the Security, the mortgage loan’s originator offered the borrower mortgage loan products offered by such mortgage loan’s originator, or any affiliate of such mortgage loan’s originator, for which the borrower qualified.

(pp)  The methodology used in underwriting the extension of credit for each mortgage loan employs objective mathematical principles which relate the borrower’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the mortgage loan.

(qq)  No borrower under a mortgage loan was charged “points and fees” in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such mortgage loan, whichever is greater. For purposes of this representation, “points and fees” (x) include origination, underwriting, broker and finder’s fees and charges that the lender imposed as a condition of making the mortgage loan, whether they are paid to the lender or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges that, in total, do not exceed 0.25 percent of the loan amount.

(rr)  All points, fees and charges (including finance charges), and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each mortgage loan, have been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.

(ss)  To the best of the Seller’s knowledge, there was no fraud in the origination of any Mortgage Loan by the mortgagee or by the Mortgagor, any appraiser or any other party involved in the origination of the Mortgage Loan.

(tt)  All of the Covered Mortgage Loans have all of the Loan File Documents (as defined in the Pool Policy).

EXHIBIT A

FORM OF CLASS A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, EACH TRANSFEREE SHALL BE DEEMED TO HAVE BEEN MADE THE REPRESENTATIONS IN SECTION 5.02(b) OF THE POOLING AND SERVICING AGREEMENT.

Certificate No.	:	[ ___]

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Initial Certificate Balance of this Certificate (“Denomination”)	:	$[__]

Initial Certificate Balances of all Certificates of this Class	:	$[__]

CUSIP	:	[_______]

INDYMAC ABS, INC.

Home Equity Mortgage Loan Asset-Backed Trust

Home Equity Mortgage Loan Asset-Backed Certificates, Series INDS 2007-1

Class [ __ ]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Principal in respect of this Certificate is distributable monthly as stated herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate of the Denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among IndyMac ABS, Inc., as depositor (the “Depositor”), IndyMac Bank, F.S.B., as seller (in such capacity, the “Seller”) and as servicer (in such capacity, the “Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and as supplemental interest trust trustee. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Prior to the termination of the Supplemental Interest Trust, each transferee that is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be deemed to have made the representations in Section 5.02(b) of the Agreement.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: February ___, 2007

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Countersigned:

By:
Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

EXHIBIT B

FORM OF CLASS A-IO CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, EACH TRANSFEREE SHALL BE DEEMED TO HAVE BEEN MADE THE REPRESENTATIONS IN SECTION 5.02(b) OF THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE IS ENTITLED TO PAYMENTS OF INTEREST ONLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Certificate No.	:	[ ]

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Initial Notional Amount of this Certificate (“Denomination”)	:	$[__]

Initial Notional Amount of all Certificates of this Class	:	$[__]

CUSIP	:	[_______]

Interest Rate	:	Variable

THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY DECLINE ON ANY DISTRIBUTION DATE AND FOLLOWING THE FEBRUARY 2008 DISTRIBUTION DATE WILL BE ZERO. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

INDYMAC ABS, INC.

Home Equity Mortgage Loan Asset-Backed Trust

Home Equity Mortgage Loan Asset-Backed Certificates, Series INDS 2007-1

Class A-IO

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___] is the registered owner of a Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate Notional Amount of the Class A-IO Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-IO Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among IndyMac ABS, Inc., as depositor (the “Depositor”), IndyMac Bank, F.S.B., as seller (in such capacity, the “Seller”) and as servicer (in such capacity, the “Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and as supplemental interest trust trustee. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Prior to the termination of the Supplemental Interest Trust, each transferee that is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be deemed to have made the representations in Section 5.02(b) of the Agreement.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: February ___, 2007

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Countersigned:

By:
Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

EXHIBIT C

FORM OF CLASS P CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

SUBJECT TO THE PROVISIONS OF SECTION 5.02(b) OF THE AGREEMENT NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, AND IS NOT INVESTING ON BEHALF OF OR WITH ASSETS OF SUCH A PLAN, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE WITHOUT THE REPRESENTATION LETTER OR THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:	[ ____]

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Initial Certificate Balance of this Certificate (“Denomination”)	:	$100

Initial Certificate Balances of all Certificates of this Class	:	$100

INDYMAC ABS, INC.

Home Equity Mortgage Loan Asset-Backed Trust,

Home Equity Mortgage Loan Asset-Backed Certificates, Series INDS 2007-1

Class P

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class payable solely from Prepayment Charges.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate of the Denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among IndyMac ABS, Inc., as depositor (the “Depositor”), IndyMac Bank, F.S.B., as seller (in such capacity, the “Seller”) and as servicer (in such capacity, the “Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and as supplemental interest trust trustee. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement and solely payable from Prepayment Charges. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office or agency maintained by the Trustee.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, subject to the provisions in Section 5.02(b) of the Agreement, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) an Investment Letter or the Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

Subject to the provisions in Section 5.02(b) of the Agreement, no transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or (ii) in the case of a Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or arrangement or any other person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trustee and the Servicer, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such Certificate will not result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ________, 2007

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Countersigned:

By:
Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

EXHIBIT D

FORM OF RESIDUAL CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

SUBJECT TO THE PROVISIONS OF SECTION 5.02(b) OF THE AGREEMENT NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, AND IS NOT INVESTING ON BEHALF OF OR WITH ASSETS OF SUCH A PLAN, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE WITHOUT THE REPRESENTATION LETTER OR THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:	[ ___]

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Aggregate Percentage Interest of the Class R Certificates as of the Issue Date	:	[__]%

INDYMAC ABS, INC.

Home Equity Mortgage Loan Asset-Backed Trust,

Home Equity Mortgage Loan Asset-Backed Certificates, Series INDS 2007-1

Class R

evidencing the distributions allocable to the Class R Certificates.

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___] is the registered owner of the Percentage Interest (obtained by dividing the Denomination of this Certificate by the aggregate of the Denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among IndyMac ABS, Inc., as depositor (the “Depositor”), IndyMac Bank, F.S.B., as seller (in such capacity, the “Seller”) and as servicer (in such capacity, the “Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and as supplemental interest trust trustee. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the office or agency maintained by the Trustee.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, subject to the provisions in Section 5.02(b) of the Agreement, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) an Investment Letter or the Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor

Subject to the provisions in Section 5.02(b) of the Agreement, no transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or (ii) in the case of a Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or arrangement or any other person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trustee and the Servicer, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such Certificate will not result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit I to the Agreement (subject to the limitations with respect thereto as set forth in Section 5.02(b) of the Agreement), (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate (subject to the limitations with respect thereto as set forth in Section 5.02(b) of the Agreement), (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate (subject to the limitations with respect thereto as set forth in Section 5.02(b) of the Agreement) and (C) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ________, 2007

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Countersigned:

By:
Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

EXHIBIT E

FORM OF CLASS C CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

SUBJECT TO THE PROVISIONS OF SECTION 5.02(b) OF THE AGREEMENT NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, AND IS NOT INVESTING ON BEHALF OF OR WITH ASSETS OF SUCH A PLAN, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE WITHOUT THE REPRESENTATION LETTER OR THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

NO TRANSFER OF A  CLASS C CERTIFICATE SHALL BE MADE UNLESS THE TRANSFEREE OF SUCH CERTIFICATE HAS PROVIDED TO THE TRUSTEE A CORRECT, COMPLETE AND DULY EXECUTED TAX CERTIFICATION FORM (I.E., U.S. INTERNAL REVENUE SERVICE FORM W-9, W-8BEN, W-8IMY, W-8EXP OR W-8ECI, AS APPLICABLE (OR ANY SUCCESSOR FORM THERETO), TOGETHER WITH APPROPRIATE ATTACHMENTS) AS A CONDITION TO SUCH TRANSFER AND AGREES TO UPDATE SUCH TAX CERTIFICATION FORM (I) UPON EXPIRATION OF ANY SUCH TAX CERTIFICATION FORM, (II) AS REQUIRED UNDER THEN APPLICABLE U.S. TREASURY REGULATIONS AND (III) PROMPTLY UPON LEARNING THAT ANY TAX CERTIFICATION FORM PREVIOUSLY PROVIDED HAS BECOME OBSOLETE OR INCORRECT. UPON RECEIPT OF ANY SUCH TAX CERTIFICATION FORM FROM A TRANSFEREE OF ANY CLASS C CERTIFICATE, THE TRUSTEE SHALL PROVIDE SUCH TAX CERTIFICATION FORM TO THE SUPPLEMENTAL INTEREST TRUST TRUSTEE.  THE SUPPLEMENTAL INTEREST TRUST TRUSTEE SHALL PROVIDE SUCH TAX CERTIFICATION FORM TO THE SWAP PROVIDER.

EACH HOLDER OF A CLASS C CERTIFICATE AND EACH TRANSFEREE THEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE TRUSTEE AND THE SUPPLEMENTAL INTEREST TRUST TRUSTEE FORWARDING TO THE SWAP PROVIDER ANY SUCH TAX CERTIFICATION FORM IT HAS PROVIDED AND UPDATED IN ACCORDANCE WITH THESE TRANSFER RESTRICTIONS. ANY PURPORTED SALES OR TRANSFERS OF ANY CLASS C CERTIFICATE TO A TRANSFEREE WHICH DOES NOT COMPLY WITH THESE REQUIREMENTS SHALL BE DEEMED NULL AND VOID UNDER THIS AGREEMENT.

Certificate No.	:	[ ____]

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Percentage Interest of this Certificate (“Denomination”)	:	[__]%

INDYMAC ABS, INC.

Home Equity Mortgage Loan Asset-Backed Trust,

Home Equity Mortgage Loan Asset-Backed Certificates, Series INDS 2007-1

Class C

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [______] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate of the Denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among IndyMac ABS, Inc., as depositor (the “Depositor”), IndyMac Bank, F.S.B., as seller (in such capacity, the “Seller”) and as servicer (in such capacity, the “Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and as supplemental interest trust trustee. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a Certificate Balance or Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office or agency maintained by the Trustee.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, subject to the provisions in Section 5.02(b) of the Agreement, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) an Investment Letter or the Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

Subject to the provisions in Section 5.02(b) of the Agreement, no transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or (ii) in the case of a Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or arrangement or any other person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trustee and the Servicer, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such Certificate will not result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ________, 2007

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Countersigned:

By:
Authorized Signatory of DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

EXHIBIT F

FORM OF REVERSE OF CERTIFICATES

INDYMAC ABS, INC.

Home Equity Mortgage Loan Asset-Backed Trust,
Home Equity Mortgage Loan Asset-Backed Certificates

This Certificate is one of a duly authorized issue of Certificates designated as IndyMac ABS, Inc., Home Equity Mortgage Loan Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five (5) Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date on which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Remittance Period is less than 10% of the Cut-off Date Principal Balance of the Mortgage Loans, the Servicer will have the option to purchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

____________________________________.

Dated:

                                                                                                                                              Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

STATE OF _________________	)
	)	ss.:
COUNTY OF _______________	)

On the ___ th day of __________, 200_ before me, a notary public in and for said State, personally appeared _______________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

Notary Public

[Notarial Seal]

EXHIBIT G-1

FORM OF INITIAL CERTIFICATION OF TRUSTEE

[date]

[Depositor]
[Servicer]
[Seller]
[Certificate Insurer]
_____________________
_____________________

Re:

Pooling and Servicing Agreement among IndyMac ABS, Inc., as Depositor, IndyMac Bank, F.S.B., as Seller and Servicer, and Deutsche Bank National Trust Company, as Trustee, Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1, Home Equity Mortgage Loan Asset-Backed Certificates, Series INDS 2007-1

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

(i) the original Mortgage Note, endorsed as provided in the following form: “Pay to the order of ________, without recourse”; and

(ii) an executed assignment of the Mortgage (which may be included in a blanket assignment or assignments); provided, however, that it has received no assignment with respect to any Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico.

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, priority, perfection, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein have the respective meanings assigned to them in the Pooling and Servicing Agreement.

Deutsche Bank National Trust Company as Trustee

By:
Name:
Title:

EXHIBIT G-2

FORM OF DELAYED DELIVERY CERTIFICATION

[date]

[Seller]
Depositor]
[Servicer]
[Certificate Insurer]

cc: [Rating Agencies]

Re:

Pooling and Servicing Agreement among IndyMac ABS, Inc., as Depositor, IndyMac Bank, F.S.B., as Seller and Servicer, and Deutsche Bank National Trust Company, as Trustee, Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1, Home Equity Mortgage Loan Asset-Backed Certificates, Series INDS 2007-1

Gentlemen:

[Reference is made to the Initial Certification of Trustee relating to the above-referenced series, with the schedule of exceptions attached thereto, delivered by the undersigned, as Trustee, on the Closing Date in accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement.] The undersigned hereby certifies that as to each Delayed Delivery Mortgage Loan listed on the Schedule A attached hereto (other than any Mortgage Loan paid in full or listed on Schedule B attached hereto) it has received:

(i)  (A) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: “Pay to the order of ______________________________ without recourse,” with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all interest of the party so endorsing, as noteholder or assignee thereof, in that Mortgage Note) and (B) with respect to any Lost Mortgage Note, a lost note affidavit from the Seller stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

(ii)  an executed assignment of the Mortgage (which may be included in a blanket assignment or assignments), together with, except as provided below, all interim recorded assignments of such mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided, however, that such assignment of Mortgage need not be delivered in the case of a Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico.

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to the Mortgage Loan.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, priority, perfection, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgages identified on the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

Deutsche Bank National Trust Company as Trustee

By:
Name:
Title:

EXHIBIT H

FORM OF FINAL CERTIFICATION OF TRUSTEE

[date]

[Depositor]
[Servicer]
[Seller]
[Certificate Insurer]

_____________________
_____________________

Re:

Pooling and Servicing Agreement among IndyMac ABS, Inc., as Depositor, IndyMac Bank, F.S.B., as Seller and Servicer, and Deutsche Bank National Trust Company, as Trustee, Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1, Home Equity Mortgage Loan Asset-Backed Certificates, Series INDS 2007-1

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

(i)  The original Mortgage Note, endorsed in the form provided in Section 2.01(d)(i) of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the Seller.

(ii)  The original recorded Mortgage.

(iii)  An executed assignment of the Mortgage in the form provided in Section 2.01(d)(iii) of the Pooling and Servicing Agreement; provided, however, that it has received no assignment with respect to any Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico, or, if the Depositor has certified or the Trustee otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

(iv)  The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the Seller.

(v)  The original or duplicate original lender’s title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan and (b) the information set forth in items (i), (ii), (iii), (iv), (vi) and (xi)(a) of the definition of the “Mortgage Loan Schedule” in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, priority, perfection, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule; or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all interest of the party so endorsing, as Noteholder or assignee thereof, in that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

Deutsche Bank National Trust Company as Trustee

By:
Name:
Title:

EXHIBIT I

IndyMac ABS, Inc.,

Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1

Home Equity Mortgage Loan Asset-Backed Certificates,
Series INDS 2007-1

STATE OF _________________	)
	)	ss.:
COUNTY OF _______________	)

The undersigned, being first duly sworn, deposes and says as follows:

1. The undersigned is an officer of ____________________________, the proposed Transferee of an Ownership Interest in a Class R Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement (the “Agreement”), relating to the above-referenced Series, by and among IndyMac ABS, Inc., as depositor (the “Depositor”), IndyMac Bank, F.S.B., as seller and servicer and Deutsche Bank National Trust Company, as trustee. Capitalized terms used, but not defined herein or in Annex 1, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account.

3. The Transferee has been advised of, and understands that: (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the Transferee furnishes to such Person an affidavit that such Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4. The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in the Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5. The Transferee has reviewed Section 5.02(c) of the Agreement (attached hereto as Annex 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit J to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7. The Transferee’s taxpayer identification number is ________________ and the Transferee has provided to the Trustee a correct, complete and duly executed Internal Revenue Service Form W-9 (or successor thereto), together with appropriate attachments.

8. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

9. The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

10. Transferee has historically paid the Transferee’s debts as they become due, and Transferee intends, and believes that the Transferee will be able, to continue to pay Transferee’s debts as such debts become due in the future. Transferee has a valid business purpose for purchasing the Residuals.

11. Transferee is not a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) (a “Foreign Base”) of a U.S. taxpayer. In addition, the Transferee will not (a) transfer the Class R Certificates, directly or indirectly, to a Foreign Base, and (b) cause income from the Class R Certificates to be attributable to a Foreign Base of the Transferee or another U.S. taxpayer.

12. Either:

(a) (i) At the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the Transferee's fiscal year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. For purposes of the preceding sentence, the gross assets and net assets of a Transferee do not include any obligation of any Related Person or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Transferee to satisfy the conditions of this paragraph 12(a); and (ii) the Transferee is an Eligible Corporation and hereby agrees that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies this Transfer Affidavit, including this paragraph 12(a). For the purpose of this affidavit, the term “Eligible Corporation” means any domestic C corporation (as defined in section 1361(a)(2) of the Code) other than a corporation which is exempt from, or is not subject to, tax under section 11 of the Code, an entity described in section 851(a) or 856(a) of the Code, a REMIC or an organization to which part I, subchapter T, chapter 1, subtitle A of the Code applies, and the term “Related Person” means any person that bears a relationship to the Transferee enumerated in section 267(b) or 707(b)(1) of the Code, using "20 percent" instead of "50 percent" where it appears under the provisions; or is under common control (within the meaning of section 52(a) and (b) of the Code) with the Transferee; or

(b)(i) The Transferee is a United States Person; and (ii) the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of: (A) the present value of any consideration given to the Transferee to acquire the interest, (B) the present value of the expected future distributions on the interest and (C) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of calculating the aforementioned present values: (i) the transferee has assumed that it pays tax at a rate equal to the highest rate of tax specified in Code Section 11(b)(1) (unless the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, in which case the Transferee can assume that it pays tax at the rate specified in Section 55(b)(1)(B) of the Code (provided, that the Transferee states in this Transfer Affidavit that it is using such alternate rate and that has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years) and will compute its taxable income in the current taxable year using the alternative minimum tax rate); and (ii) the Transferee uses a discount rate equal to the Federal short-term rate prescribed by section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

13. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any tax associated with holding the Ownership Interest as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by its Ownership Interest.

14. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, and the Transferee is not acting on behalf of or using plan assets of such a plan.

In Witness Whereof, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of __________________, 20__.

Print Name of Transferee

By:
Name:
Title:

[Corporate Seal]

Attest:

[Assistant] Secretary

Personally appeared before me the above-named ____________, known or proved to me to be the same person who executed the foregoing instrument and to be the ______________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this ____ day of ________ , 20__.

Notary Public

My Commission expires the _____ day of ____________, 20__

Annex 1
to Exhibit I

Certain Definitions

“Ownership Interest”: As to any Certificate, any ownership interest in the Certificate, including any interest in the Certificate as its Holder and any other interest in it, whether direct or indirect, legal or beneficial.

“Permitted Transferee”: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Code Section 521) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(c), (v) a Person that is not a U.S. Person and (vi) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class R Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that certain Certificates are Outstanding. The terms “United States,” “State,” and “International Organization” have the meanings in Code Section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the FHLMC, a majority of its board of directors is not selected by such governmental unit.

“Person”: Any individual, corporation, partnership, joint venture, bank, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Transfer”: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate, including the acquisition of a Certificate by the Depositor.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“United States Person” or “U.S. Person”: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust; or (vi) to the extent provided in Treasury regulations, certain trusts in existence on September 20, 1996 that are treated as U.S. Persons before that date and that elect to continue to be treated as U.S. Persons.

Annex 2
to Exhibit I

Section 5.02 (c) of the Agreement

(c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)  No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form of Exhibit I (subject to the limitations with respect thereto as set forth in Section 5.02(b)).

(iii)  Subject to the limitations set forth in Section 5.02(b), each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree:

(A)   to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate;

(B)   to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate; and

(C)   not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)  Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall not be liable to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v)  The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Servicer, to the effect that the elimination of such restrictions will not cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or any other Person. The Opinion of Counsel shall be accompanied by written notification from each Rating Agency that the removal of the restriction will not cause the Rating Agency to downgrade its ratings of the Certificates (without regard to the Policy). Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

Exhibit J

Form of Transferor Certificate

__________, 20__

IndyMac ABS, Inc.
155 North Lake Avenue
Pasadena, California 91101

DB Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211
Attention: Transfer Unit IN07G1
   Series INDS 2007-1

Re:	IndyMac ABS, Inc. Home Equity Loan Asset-Backed Trust, Series INDS 2007-1, Home Equity Mortgage Loan Asset-Backed Certificates, Series INDS 2007-1, Class [ __ ] __

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Residual Certificate, we have no knowledge the Transferee is not a Permitted Transferee.

Very truly yours,

Print Name of Transferor

By:
Authorized Officer

EXHIBIT K

[RESERVED]

EXHIBIT L

RULE 144A LETTER

____________, 20__

IndyMac ABS, Inc.
155 North Lake Avenue
Pasadena, California 91101

DB Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211
Attention: Transfer Unit IN07G1
   Series INDS 2007-1

Re:	Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1Home Equity Mortgage Loan Asset-Backed Certificates, Series INDS 2007-1, Class [ __ ]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such acquisition or (ii) we are purchasing a Certificate that is not a Class C, Class P or Class R Certificate and has been the subject of an ERISA-Qualifying Underwriting and we are an insurance company that is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) to the extent that the Certificate transferred is a Class C Certificate, we are a bankruptcy-remote entity and (g) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Act.

Annex 1 to Exhibit L

Qualified Institutional Buyer Status Under SEC Rule 144A
[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned or invested on a discretionary basis $____________1  in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, that is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and that is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

1  Buyer must own or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own or invest on a discretionary basis at least $10,000,000 in securities.

Print Name of Transferee

By:
Name:
Title:

Date:

Annex 2 to Exhibit L

Qualified Institutional Buyer Status Under SEC Rule 144A
[For Transferees that are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies, is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___ The Buyer owned $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___ The Buyer is part of a Family of Investment Companies that owned in the aggregate $________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer or Advisor

By:
Name:
Title:

If an Adviser:

Print Name of Buyer

Date:

EXHIBIT M

FORM OF REQUEST FOR RELEASE
(for Trustee)

IndyMac ABS, Inc.,

Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1
Home Equity Mortgage Loan Asset-Backed Certificates,

Series INDS 2007-1

Loan Information

Name of Mortgagor
Servicer Loan No.:
Trustee

Name:
Address:

Trustee Mortgage File No.:

The undersigned Servicer hereby acknowledges that it has received from Deutsche Bank National Trust Company, as Trustee for the Holders of Home Equity Mortgage Loan Asset-Backed Certificates, of the above-referenced Series, the documents referred to below (the “Documents”). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) relating to the above-referenced Series among the Trustee, IndyMac Bank, F.S.B., as Seller and Servicer and IndyMac ABS, Inc., as Depositor.

(__)	Mortgage Note dated ____________, ____, in the original principal sum of $__________, made by __________________ payable to, or endorsed to the order of, the Trustee.
(__)
Mortgage recorded on ________________ as instrument no. __________ in the County Recorder’s Office of the County of ____________, State of ___________ in book/reel/docket __________of official records at page/image ___________.

(__)
Deed of Trust recorded on ____________ as instrument no. ____________ in the County Recorder’s Office of the County of ___________, State of __________ in book/reel/docket _____________ of official records at page/image ___________.

(__)
Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ____________, ____, as instrument no. __________ in the County Recorder’s Office of the County of ________, State of _________ in book/reel/docket _________ of official records at page/image _____________.

(__)	Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.
(__)
(__)
(__)
(__)

The undersigned Servicer hereby acknowledges and agrees as follows:

(1) The Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

(2) The Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

(3) The Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

(4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Servicer shall at all times be earmarked for the account of the Trustee, and the Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Servicer’s possession, custody or control.

IndyMac Bank, F.S.B.

By:

Its:

Date: ________________

EXHIBIT N

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:	Deutsche Bank National Trust Company, Attn: Trust Admin. - IN07G1

Re:	The Pooling & Servicing Agreement dated as of February 1, 2007 among IndyMac Bank, F.S.B., as Seller and Servicer, IndyMac ABS, Inc., as Depositor, and Deutsche Bank National Trust Company as Trustee

Ladies and Gentlemen:

In connection with the administration of the Mortgage Loans held by you as Trustee for IndyMac ABS, Inc., we request the release of the Mortgage Loan File for the Mortgage Loans described below, for the reason indicated.

FT Account #:  Pool #:

Mortgagor’s Name, Address and Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

_______1. Mortgage Loan paid in full (IndyMac hereby certifies that all amounts have been received.)

_______2. Mortgage Loan Liquidated (IndyMac hereby certifies that all proceeds of foreclosure, insurance, or other liquidation have been finally received.)

_______3. Mortgage Loan in Foreclosure.

_______4. Other (explain): ____________________________________

If item 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as an additional documents in your possession relating to the above-specified Mortgage Loan. If item 3 or 4 is checked, upon return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

IndyMac Bank, F.S.B.
888 East Walnut Street
Pasadena, California 91101

By:
Name:
Title:

Date:

Trustee Consent to Release and
Acknowledgment of Receipt

By:
Name:
Title:

Date:

EXHIBIT O-1

FORM OF CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

Re: IndyMac ABS Inc.
Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1

I, [identify the certifying individual], certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1 (the “Exchange Act periodic reports”);

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statement required in this report under Item 1123 of Regulation AB and except as disclosed in the Exchange Act periodic reports, the servicer has fulfilled its obligations under the servicing agreement in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Deutsche Bank National Trust Company.

Date: __________________

[Signature] [Title]

EXHIBIT O-2

TRUSTEE’S OFFICER’S CERTIFICATE

I, ____________________, a duly elected and acting officer of Deutsche Bank National Trust Company (the “Trustee”) hereby certify as follows:

Reference is hereby made to the Pooling and Servicing Agreement dated as of February 1, 2007 (the “Pooling Agreement”) by and among IndyMac Bank, F.S.B., as seller and servicer, IndyMac ABS, Inc., as depositor and Deutsche Bank National Trust Company, as trustee, pursuant to which was created the Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1 (the “Trust”). Capitalized terms used herein but not defined shall have the meanings assigned to them in the Pooling Agreement.

1. I am an authorized officer of the Trustee and I have reviewed this annual report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1 (the “Exchange Act Periodic Reports”);

2. For purposes of this certificate, “Relevant Information” means the information in the report on assessment of the Trustee’s compliance with the servicing criteria set forth in Item 1122(d) of Reg AB (the “Servicing Assessment”), the registered public accounting firm’s attestation provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Reg AB ( the “Attestation Report”) applicable to the Trustee and the Monthly Statements (excluding information provided, or based on information provided, by the Servicer or any servicer) and those items in Exhibit S attached to the Pooling and Servicing Agreement which indicate the 4.03 statement or the Trustee as the responsible party during the Relevant Year. Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in the Monthly Statements.

4. I am responsible for reviewing the activities performed by the Trustee, as servicer under the Pooling Agreement during the Relevant Year. Based upon the review required by the Pooling Agreement and except as disclosed in the Servicing Assessment or Attestation Report, to the best of my knowledge, the Trustee has fulfilled its obligations under the Pooling Agreement throughout the Relevant Year. Relevant Year shall mean 200__.

DATED as of _____________, 200____.

By: _____________________________
Name:
Title:

EXHIBIT P

[RESERVED]

EXHIBIT Q

FORM OF INTEREST RATE SWAP AGREEMENT

BEAR STEARNS FINANCIAL PRODUCTS INC.
383 MADISON AVENUE
NEW YORK, NEW YORK 10179
212-272-4009

DATE:                                   February 14, 2007

TO:                                                    Deutsche Bank National Trust Company, not in its individual capacity, but solely as Supplemental Interest Trust Trustee, with respect to Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1, Home Equity Mortgage Loan Asset-Backed Certificates, Series INDS 2007-1

ATTENTION:                      Trust Administration IN07G1
TELEPHONE:                    714-247-6000
FACSIMILE:                       714-656-2626

FROM:                                 Derivatives Documentation
TELEPHONE:                    212-272-2711
FACSIMILE:                       212-272-9857

SUBJECT:                                      Mortgage Derivatives Confirmation and Agreement

REFERENCE NUMBER:            FXINDS071

The purpose of this long-form confirmation (“Confirmation”) is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the “Transaction”) between Bear Stearns Financial Products Inc. (“Party A”) and Deutsche Bank National Trust Company, not in its individual capacity, but solely as Supplemental Interest Trust Trustee, with respect to Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1, Home Equity Mortgage Loan Asset-Backed Certificates, Series INDS 2007-1 (“Party B”). Reference is hereby made to the Pooling and Servicing Agreement, dated as of February 1, 2007, among IndyMac ABS, Inc., as depositor (the “Depositor”), IndyMac Bank, F.S.B., as seller (in that capacity, the “Seller”) and as servicer (in that capacity, the “Servicer”), and Deutsche Bank National Trust Company, as trustee (in that capacity, the “Trustee”) and as supplemental interest trust trustee (in that capacity, the “Supplemental Interest Trust Trustee”) (the “Pooling and Servicing Agreement”). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a “Confirmation” and also constitutes a “Schedule” as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1.
This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Master Agreement”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 4 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex”). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 4 hereof and Annex A hereto; (ii) the provisions set forth in Item 4 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

Each reference herein to a “Section” (unless specifically referencing the Pooling and Servicing Agreement) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:                 Interest Rate Swap

Notional Amount:                                           With respect to any Calculation Period, the lesser of (i) the Scheduled Amount set forth for such period on Schedule I attached hereto and (ii) the product of (x) 1/Scale Factor and (y) the aggregate principal balance of the Mortgage Loans as of the first day of the Remittance Period in which the related Calculation Period begins.

Trade Date:                                           February 1, 2007

Effective Date:                                     February 9, 2007

Termination Date:                                          February 25, 2014 subject to adjustment in accordance with the Business Day Convention; provided, however, that for the purpose of determining the final Fixed Rate Payer Period End Date, Termination Date shall be subject to No Adjustment.

Fixed Amounts:

Fixed Rate Payer:                  Party B

Fixed Rate Payer
Period End Dates:                           The 25th calendar day of each month during the Term of this Transaction, commencing March 25, 2007, and ending on the Termination Date, with No Adjustment.

Fixed Rate Payer
Payment Dates:                                The 25th calendar day of each month during the Term of this Transaction, commencing March 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Fixed Rate:                             5.468%

Fixed Amount:                       To be determined in accordance with the following formula:

Scale Factor* Fixed Rate * Notional Amount * Fixed Rate Day Count Fraction

Fixed Rate Day
Count Fraction:                     30/360

Floating Amounts:

Floating Rate Payer:             Party A

Floating Rate Payer
Period End Dates:                           The 25th calendar day of each month during the Term of this Transaction, commencing March 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer
Payment Dates:                                The 25th calendar day of each month during the Term of this Transaction, commencing March 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Option:           USD-LIBOR-BBA

Designated Maturity:                        One Month

Floating Amount:                  To be determined in accordance with the following formula:

Scale Factor * Floating Rate Option * Notional Amount * Floating Rate Day Count Fraction

Designated Maturity:                        One month

Floating Rate Day
Count Fraction:                      Actual/360

Reset Dates:                          The first day of each Calculation Period.

Compounding:                       Inapplicable

Business Days:                      New York

Business Day Convention:   Following

Scale Factor:                                      250

Calculation Agent:                 Party A

3.           Additional Provisions:                                  For each Calculation Period, Counterparty will make available on its website https://www.tss.db.com/invr indicating the outstanding principal balance of the Mortgage Loans as of the first day of the Remittance Period.

4.	Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.	Termination Provisions.

For the purposes of this Agreement:-

(a)         “Specified Entity” will not apply to Party A or Party B for any purpose.

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)
The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that notwithstanding anything to the contrary in Section 5(a)(i) or in Paragraph 7 of the Credit Support Annex, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(ii)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(iii)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iv)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

(vi)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14.

“Threshold Amount” means USD 100,000,000.

(vii)
The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words “against it” the words “(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)”, and Section 5(a)(vii)(8) is hereby amended by deleting the words “to (7) inclusive” and inserting lieu thereof “, (3), (4) as amended, (5), (6) as amended, or (7)”.

(viii)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d)         Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i)          The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)	The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A and will apply to Party B.

(iii)
The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)         Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	The Second Method will apply.

(ii)	Market Quotation will apply, provided, however, that, if Party A is the Defaulting Party or the sole Affected Party, the following provisions will apply:

(A)	Section 6(e) is hereby amended by inserting on the first line thereof the words “or is effectively designated” after “If an Early Termination Date occurs”;

(B)	The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, and a party making the determination, an amount determined on the basis of one or more Firm Offers from Reference Market-makers that are Eligible Replacements. Each Firm Offer will be (1) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (2) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date are to be included. The party making the determination (or its agent) will request each Reference Market-maker that is an Eligible Replacement to provide its Firm Offer to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the designation or occurrence of the relevant Early Termination Date. The day and time as of which those Firm Offers are to be provided (the “bid time”) will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If at least one Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, the Market Quotation will be the Firm Offer (among such Firm Offers as specified in clause (C) below) actually accepted by Party B no later than the Business Day immediately preceding the Early Termination Date. If no Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Transactions cannot be determined.

(C)
If more than one Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, Party B shall accept the Firm Offer (among such Firm Offers) which would require either (x) the lowest payment by Party B to the Reference Market-maker, to the extent Party B would be required to make a payment to the Reference Market-maker or (y) the highest payment from the Reference Market-maker to Party B, to the extent the Reference Market-maker would be required to make a payment to Party B. If only one Firm Offer from an Approved Replacement (which, if accepted, would determine the Market Quotation) is provided at the bid time, Party B shall accept such Firm Offer.

(D)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so.

(E)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I).”

(g)         “Termination Currency” means USD.

(h)         Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.  Tax Matters.

(a)         Tax Representations.

(i)	Payer Representations. For the purpose of Section 3(e) of this Agreement:

(A)        Party A makes the following representation(s):

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement.

In making this representation, it may rely on:

(1)	the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(2)
the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

(3)
the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B)         Party B makes the following representation(s):

None.

(ii)         Payee Representations. For the purpose of Section 3(f) of this Agreement:

(A)         Party A makes the following representation(s):

Party A is a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 13-3866307.

(B)         Party B makes the following representation(s):

None.

(b)	Tax Provisions.

(i)	Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)
Indemnifiable Tax. Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, all Taxes in relation to payments by Party A shall be Indemnifiable Taxes (including any Tax imposed in relation to a Credit Support Document or in relation to any payment thereunder) unless (i) such Taxes are assessed directly against Party B and not by deduction or withholding by Party A or (ii) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14). In relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

Part 3.  Agreement to Deliver Documents.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
Party A
An original properly completed and executed United States Internal Revenue Service Form W-9 (or any successor thereto) with respect to any payments received or to be received by Party A that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) promptly upon the reasonable demand by Party B, (iv) prior to the expiration or obsolescence of any previously delivered form, and (v) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

Party B
(i) Upon execution of this Agreement, an original properly completed and executed United States Internal Revenue Service Form W-9 (or any successor thereto) with respect to any payments received or to be received by the initial beneficial owner of payments to Party B that eliminates U.S. federal withholding and backup withholding Tax on payments to Party B under this Agreement, and (ii) thereafter, the appropriate tax certification form (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto)) with respect to any payments received or to be received by the beneficial owner of payments to Party B under this Agreement from time to time.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) in the case of a tax certification form other than a Form W-9, before December 31 of each third succeeding calendar year, (iv) promptly upon the reasonable demand by Party B, (v) prior to the expiration or obsolescence of any previously delivered form, and (vi) promptly upon the knowledge that information on any such previously delivered form becoming inaccurate or incorrect.

(b) For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, this Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, this Confirmation and any Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A and Party B
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, this Confirmation, and any relevant Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A
Annual Report of Party A containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Upon request by Party B	Yes

Party A
Quarterly Financial Statements of Party A containing unaudited, consolidated financial statements of Party A’s fiscal quarter prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Upon request by Party B	Yes

Party A and Party B	An opinion of counsel of such party regarding the enforceability of this Agreement in a form reasonably satisfactory to the other party.	Upon the execution and delivery of this Agreement	No

Party B	An executed copy of the Pooling and Servicing Agreement	Promptly upon filing of such agreement with the U.S. Securities and Exchange Commission	No

Part 4.  Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Address:              383 Madison Avenue, New York, New York 10179
Attention:            DPC Manager
Facsimile:           (212) 272-5823

with a copy to:

Address:              One Metrotech Center North, Brooklyn, New York 11201
Attention:            Derivative Operations 7th Floor
Facsimile:           (212) 272-1634

with a copy to:

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504
Attention: IPM-Structured
Phone: 914-273-4545
Fax: 914-735-3810
(For all purposes)

Address for notices or communications to Party B:

Address:              Home Equity Mortgage Loan Asset Backed
Trust Series INDS 2007-1
C/O Corporate Trust Office,
Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA 92705

Attention:            Trust Administration IN07G1
Facsimile:            (714) -656-2626
Phone:	(714)-247-6000

with a copy to:

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504
Attention: IPM-Structured
Phone: 914-273-4545
Fax: 914-735-3810

(For all purposes)

(b)         Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement; neither Party A nor Party B has any Offices other than as set forth in the Notices Section.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A.

(f)         Credit Support Document.

Party A:	The Credit Support Annex, and any guarantee in support of Party A’s obligations under this Agreement.

Party B: The Credit Support Annex.

(g)	Credit Support Provider.

Party A:               The guarantor under any guarantee in support of Party A’s obligations under this Agreement.

Party B:               None.

(h)
Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)	Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)	Affiliate. Party A and Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.  Others Provisions.

(a)
Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

(b)         Amendments to ISDA Master Agreement.

(i)	Single Agreement. Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex” after the words “Master Agreement”.

(ii)	[Reserved.]

(iii)	[Reserved.]

(iv)	Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g)	Relationship Between Parties.

(1)
Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction, (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party, (iii) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction, and (iv) it has not received from the other party any assurance or guaranty as to the expected results of this Transaction.

(2)
Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction and (ii) it understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)	Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)	Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5)
Eligible Contract Participant. It is an “eligible swap participant” as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(v)
Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and (ii) deleting the last paragraph thereof and inserting the following in lieu thereof:

“Notwithstanding anything to the contrary in Section 7 (as amended herein) and Part 5(f), any transfer by Party A under this Section 6(b)(ii) shall not require the consent of Party B for such transfer if the following conditions are satisfied:

(1)	the transferee (the “Section 6 Transferee”) is an Eligible Replacement;

(2)	if the Section 6 Transferee is domiciled in a different country or political subdivision thereof from both Party A and Party B, such transfer satisfies the Rating Agency Condition;

(3)
the Section 6 Transferee will not, as a result of such transfer, be required on the next succeeding Scheduled Payment Date to withhold or deduct on account of any Tax (except in respect of default interest) amounts in excess of that which Party A would, on the next succeeding Scheduled Payment Date have been required to so withhold or deduct unless the Section 6 Transferee would be required to make additional payments pursuant to Section 2(d)(i)(4) corresponding to such excess;

(4)	a Termination Event or Event of Default does not occur as a result of such transfer; and

(5)
the Section 6 Transferee confirms in writing that it will accept all of the interests and obligations in and under this Agreement which are to be transferred to it in accordance with the terms of this provision.”

(vi)
Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting “; and” from the end of subparagraph 1 and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(vii)
Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(c)	Additional Termination Events. The following Additional Termination Events will apply:

(i)       S&P First Level Downgrade. If an S&P Approved Ratings Downgrade Event has occurred and is continuing and Party A fails to take any action described under Part (5)(d)(i)(1), within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

(ii)     Moody’s First Rating Trigger Collateral. If (A) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transactions.

(iii)    S&P Second Level Downgrade. If an S&P Required Ratings Downgrade Event has occurred and is continuing and Party A fails to take any action described under Part (5)(d)(i)(2) within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

(iv)     Moody’s Second Rating Trigger Replacement. If (A) a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A’s rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A, Party A shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transactions.

(v)      Amendment of the Pooling and Servicing Agreement. If, without the prior written consent of Party A where such consent is required under the Pooling and Servicing Agreement (such consent not to be unreasonably withheld), an amendment is made to the Pooling and Servicing Agreement which amendment could reasonably be expected to have a material adverse effect on the interests of Party A under this Agreement, an Additional Termination Event shall have occurred with respect to Party B, Party B shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transactions.

(vi) Optional Termination of Securitization. An Additional Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with Article IX of the Pooling and Servicing Agreement (such notice, the “Optional Termination Notice”). With respect to such Additional Termination Event: (A) Party B shall be the sole Affected Party; (B) notwithstanding anything to the contrary in Section 6(b)(iv) or Section 6(c)(i), the final Distribution Date specified in the Optional Termination Notice is hereby designated as the Early Termination Date for this Additional Termination Event in respect of all Affected Transactions; (C) Section 2(a)(iii)(2) shall not be applicable to any Affected Transaction in connection with the Early Termination Date resulting from this Additional Termination Event; notwithstanding anything to the contrary in Section 6(c)(ii), payments and deliveries under Section 2(a)(i) or Section 2(e) in respect of the Terminated Transactions resulting from this Additional Termination Event will be required to be made through and including the Early Termination Date designated as a result of this Additional Termination Event; provided, for the avoidance of doubt, that any such payments or deliveries that are made on or prior to such Early Termination Date will not be treated as Unpaid Amounts in determining the amount payable in respect of such Early Termination Date; (D) notwithstanding anything to the contrary in Section 6(d)(i), (I) if, no later than 4:00 pm New York City time on the day that is four Business Days prior to the final Distribution Date specified in the Optional Termination Notice, the Trustee requests the amount of the Estimated Swap Termination Payment, Party A shall provide to the Trustee in writing (which may be done in electronic format) the amount of the Estimated Swap Termination Payment no later than 2:00 pm New York City time on the following Business Day and (II) if the Trustee provides written notice (which may be done in electronic format) to Party A no later than two Business Days prior to the final Distribution Date specified in the Optional Termination Notice that all requirements of the Optional Termination have been met, then Party A shall, no later than one Business Day prior to the final Distribution Date specified in the Optional Termination Notice, make the calculations contemplated by Section 6(e) of the ISDA Master Agreement (as amended herein) and provide to the Trustee in writing (which may be done in electronic format) the amount payable by either Party B or Party A in respect of the related Early Termination Date in connection with this Additional Termination Event; provided, however, that the amount payable by Party B, if any, in respect of the related Early Termination Date shall be the lesser of (x) the amount calculated to be due by Party B pursuant to Section 6(e) and (y) the Estimated Swap Termination Payment; and (E) notwithstanding anything to the contrary in this Agreement, any amount due from Party B to Party A in respect of this Additional Termination Event will be payable on the final Distribution Date specified in the Optional Termination Notice and any amount due from Party A to Party B in respect of this Additional Termination Event will be payable one Business Day prior to the final Distribution Date specified in the Optional Termination Notice; and (F) for purposes of determining the payment under Section 6(e) of the ISDA Master Agreement, for all Calculation Periods beginning on or after the Early Termination Date, the definition of Notional Amount in the Confirmation shall be deleted in its entirety and replaced with the following: “With respect to each Calculation Period, the Scheduled Amount for such Calculation Period as set forth in the Schedule of Scheduled Amounts attached hereto multiplied by the quotient of (A) the Notional Amount for the Calculation Period immediately prior to the Early Termination Date divided by (B) the Scheduled Amount for the Calculation Period immediately prior to the Early Termination Date as set forth in the Schedule of Scheduled Amounts attached hereto.

The Trustee shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Trustee’s rights specified herein.

(vii)    Failure to Pay Class A and Class A-IO Certificates. If (a) the Trustee on behalf of the Trust, is unable to pay, or fails or admits in writing its inability to pay (1) on any Distribution Date, any Accrued Interest Certificate Distribution Amount with respect to the Class A and Class A-IO Certificates or (2) by the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date, the ultimate payment of principal with respect to the Class A Certificates, in either case to the extent required pursuant to the terms of the Pooling and Servicing Agreement to be paid to the Class A Certificates and (b) such payment is not made on or before the third Local Business Day after notice has been given by Bear Stearns to the Certificate Insurer of the inability to make any such payment, then an Additional Termination Event shall have occurred with respect to Party B, Party B shall be the sole Affected Party and all Transactions hereunder shall be Affected Transactions.

(d)	Rating Agency Downgrade.

(i)    S&P Downgrade:

(1)
In the event that an S&P Approved Ratings Downgrade Event occurs and is continuing, then within 30 days after such rating downgrade, Party A shall, subject to the Rating Agency Condition with respect to S&P, at its own expense, either (i) procure a Permitted Transfer, (ii) obtain an Eligible Guarantee or (iii) post collateral in accordance with the Credit Support Annex.

(2)
In the event that an S&P Required Ratings Downgrade Event occurs and is continuing, then within 10 Local Business Days after such rating withdrawal or downgrade, Party A shall, subject to the Rating Agency Condition with respect to S&P, at its own expense, procure either (i) a Permitted Transfer or (ii) an Eligible Guarantee.

(ii)   Moody’s Downgrade.

(1)
In the event that a Moody’s Second Trigger Ratings Event occurs and is continuing, Party A shall, as soon as reasonably practicable thereafter, at its own expense and using commercially reasonable efforts, either (i) procure a Permitted Transfer or (ii) obtain an Eligible Guarantee.

(e)
Item 1115 Agreement. Party A and Party B hereby agree that the terms of the Item 1115 Agreement, dated as of November 15, 2006 (the “Item 1115 Agreement”), among IndyMac Bank F.S.B (“Sponsor“), IndyMac ABS, Inc, (a “Depositor”), IndyMac MBS, Inc. (a “Depositor”) and Bear Stearns Financial Products Inc. (the “Derivative Provider”) shall be incorporated by reference into this Agreement and Party B shall be an express third party beneficiary of the Item 1115 Agreement. A copy of the Item 1115 Agreement is annexed hereto at Annex B.

(f)	Transfers.

(i)           Section 7 is hereby amended to read in its entirety as follows:

“Except with respect to a Permitted Transfer pursuant to Section 6(b)(ii), Part 5(d), Part 5(b)(v) or the succeeding sentence, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) the prior written consent of the other party is obtained and (b) the Rating Agency Condition has been satisfied with respect to S&P. At any time at which no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold, Party A may make a Permitted Transfer. Notwithstanding anything to the contrary in this Agreement, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless the prior written consent of the Certificate Insurer is obtained”

(ii)
If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, execute such documentation provided to it as is reasonably deemed necessary by Party A to effect such transfer.

(g)
Non-Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Supplemental Interest Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, agents, employees, shareholders or affiliates of Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Supplemental Interest Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the Supplemental Interest Trust and the proceeds thereof, any claims against or obligations of Party B under this Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Supplemental Interest Trust Trustee shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the Supplemental Interest Trust from the Trust created pursuant to the Pooling and Servicing Agreement. This provision will survive the termination of this Agreement.

(h)
Timing of Payments by Party B upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by an Eligible Replacement that has entered a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Distribution Dates until paid in full (or if such Early Termination Date is the final Distribution Date, on such final Distribution Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, such payment will be payable on such Distribution Date.

(i)
Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Swap Rating Agency has been given prior written notice of such designation or transfer.

(j)
No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(k)
Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Swap Rating Agencies has been provided prior written notice of the same and such amendment satisfies the Rating Agency Condition with respect to S&P.

(l)
Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Swap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)       Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Supplemental Interest Trust, or the trust formed pursuant to the Pooling and Servicing Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes. This provision will survive the termination of this Agreement.

(n) Supplemental Interest Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) any such documentation is executed and delivered by Deutsche Bank National Trust Company not in its individual capacity, but solely as Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) Deutsche Bank National Trust Company has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, undertakings and agreements herein made on behalf of the Supplemental Interest Trust is made and intended not as personal representations of Deutsche Bank National Trust Company but is made and intended for the purpose of binding only the Supplemental Interest Trust; (d) nothing herein contained shall be construed as creating any liability on Deutsche Bank National Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this letter agreement and by any person claiming by, through or under such parties, under no circumstances shall Deutsche Bank National Trust Company in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement; (e) DBNTC has been directed, pursuant to the Pooling and Servicing Agreement, to enter into this Agreement and to perform its obligations hereunder. Notwithstanding anything herein to the contrary, in no event shall the foregoing affect (i) the rights of the Counterparty as an intended third party beneficiary under the Pooling and Servicing Agreement or (ii) the obligations of the Trustee under the Pooling and Servicing Agreement.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), Deutsche Bank National Trust Company is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with Deutsche Bank National Trust Company. Accordingly, each of the parties agree to provide to Deutsche Bank National Trust Company upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Deutsche Bank National Trust Company to comply with Applicable Law.

(o)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p)
Agent for Party B. Party A acknowledges that Party B has appointed the Supplemental Interest Trust Trustee as its agent under the Pooling and Servicing Agreement to carry out certain functions on behalf of Party B, and that the Supplemental Interest Trust Trustee shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)
Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(r)
Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(s)
Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(t)
Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(u)
Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person. Deutsche Bank National Trust Company represents to Party A on the date on which Party B enters into this Agreement that Deutsche Bank National Trust Company is executing the Agreement not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust.

(v)
Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(w)	[Reserved].

(x)	[Reserved].

(y)         Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold and the Moody’s First Trigger Ratings Threshold.

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c) and (d) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future payment obligations and obligations to post collateral of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P.

              “Eligible Guarantor” means an entity that (A) has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold and (B) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Moody’s First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s. An Eligible Guarantor shall provide to Party B in writing all credit ratings described in this definition, upon request of Party B

“Eligible Replacement” means an entity (A) (i) (a) that has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold, and (b) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Replacement with credit ratings below the Moody’s First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s, or (ii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee and (B) that has executed an Item 1115 Agreement with Depositor and Sponsor. An Eligible Guarantor shall provide to Party B in writing all credit ratings described in this definition, upon request of Party B

“Estimated Swap Termination Payment” means, with respect to an Early Termination Date, an amount determined by Party A in good faith and in a commercially reasonable manner as the maximum payment that could be owed by Party B to Party A in respect of such Early Termination Date pursuant to Section 6(e) of the ISDA Master Agreement, taking into account then current market conditions.

“Firm Offer” means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

“Permitted Transfer” means a transfer by novation by Party A pursuant to Section 6(b)(ii), Part 5(d), the Item 1115 Agreement, Part 5(b)(v), or the second sentence of Section 7 (as amended herein) to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement; (b) Party A and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4 (in each case as certified by such entity); (c) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (d) an Event of Default or Termination Event would not occur as a result of such transfer; (e) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction; (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Swap Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details; and (i) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Swap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Swap Rating Agencies and receive from each such Swap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes (when considered without the effect of the Certificate Insurance Policy).

“Relevant Entity” means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

“Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold. For purposes of determining whether a Required Ratings Downgrade Event has occurred, each Relevant Entity shall provide its credit ratings to Party B in writing, upon request of Party B.

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold and the Moody’s Second Trigger Ratings Threshold.

“S&P” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Approved Ratings Threshold.

“S&P Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “A+”.

“S&P Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold.

“S&P Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “BBB-”.

“Swap Rating Agencies” means, with respect to any date of determination, each of S&P and Moody’s, to the extent that each such rating agency is then providing a rating for any of the Home Equity Mortgage Loan Asset-Backed Certificates, Series INDS 2007-1 (the “Certificates”) or any notes backed by the Certificates (the “Notes”).

[Remainder of this page intentionally left blank.]

5.           Account Details and Settlement Information:

Payments to Party A:

Citibank, N.A., New York
ABA Number: 021-0000-89, for the account of Bear, Stearns Securities Corp.
Account Number: 0925-3186, for further credit to Bear Stearns Financial Products Inc.
Sub-account Number: 102-04654-1-3
Attention: Derivatives Department

Payments to Party B:

Home Equity Mortgage Loan Asset Backed Trust Series INDS 2007-1
c/o Deutsche Bank Trust Co Americas, New York, NY 10006
ABA: 021-001-033
Account: 01419663
Name: NYLTD Funds Control-Stars West
Re: IndyMac INDS Mortgage Loan Trust 2007-1

NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN PARTY A IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Party B hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Party A a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Derivatives Documentation by telephone at 212-272-2711. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.

By: _____________________________
Name:
Title:

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

DEUTSCHE BANK NATIONAL TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE, WITH RESPECT TO HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST, SERIES INDS 2007-1, HOME EQUITY MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES INDS 2007-1

By: ______________________________
Name:
Title:

SCHEDULE I

(where for the purposes of (i) determining Floating Amounts, all such dates subject to adjustment in accordance with the Following Business Day Convention and (ii) determining Fixed Amounts, all such dates subject to No Adjustment.)

From and including	To but excluding	Scheduled Amount
		(USD)
Effective Date	25-Mar-2007	1,800,000.00
25-Mar-2007	25-Apr-2007	1,786,384.00
25-Apr-2007	25-May-2007	1,769,536.00
25-May-2007	25-Jun-2007	1,749,396.00
25-Jun-2007	25-Jul-2007	1,726,008.00
25-Jul-2007	25-Aug-2007	1,699,412.00
25-Aug-2007	25-Sep-2007	1,669,688.00
25-Sep-2007	25-Oct-2007	1,637,212.00
25-Oct-2007	25-Nov-2007	1,601,840.00
25-Nov-2007	25-Dec-2007	1,563,728.00
25-Dec-2007	25-Jan-2008	1,523,080.00
25-Jan-2008	25-Feb-2008	1,483,496.00
25-Feb-2008	25-Mar-2008	1,434,916.00
25-Mar-2008	25-Apr-2008	1,397,868.00
25-Apr-2008	25-May-2008	1,361,820.00
25-May-2008	25-Jun-2008	1,326,752.00
25-Jun-2008	25-Jul-2008	1,292,628.00
25-Jul-2008	25-Aug-2008	1,259,428.00
25-Aug-2008	25-Sep-2008	1,212,652.00
25-Sep-2008	25-Oct-2008	1,182,088.00
25-Oct-2008	25-Nov-2008	1,152,348.00
25-Nov-2008	25-Dec-2008	1,123,412.00
25-Dec-2008	25-Jan-2009	1,095,252.00
25-Jan-2009	25-Feb-2009	1,067,852.00
25-Feb-2009	25-Mar-2009	1,025,448.00
25-Mar-2009	25-Apr-2009	1,000,184.00
25-Apr-2009	25-May-2009	975,600.00
25-May-2009	25-Jun-2009	951,680.00
25-Jun-2009	25-Jul-2009	928,396.00
25-Jul-2009	25-Aug-2009	905,732.00
25-Aug-2009	25-Sep-2009	850,932.00
25-Sep-2009	25-Oct-2009	830,144.00
25-Oct-2009	25-Nov-2009	809,904.00
25-Nov-2009	25-Dec-2009	790,208.00
25-Dec-2009	25-Jan-2010	771,036.00
25-Jan-2010	25-Feb-2010	752,376.00
25-Feb-2010	25-Mar-2010	708,396.00
25-Mar-2010	25-Apr-2010	691,352.00
25-Apr-2010	25-May-2010	674,768.00
25-May-2010	25-Jun-2010	658,616.00
25-Jun-2010	25-Jul-2010	642,896.00
25-Jul-2010	25-Aug-2010	627,592.00
25-Aug-2010	25-Sep-2010	587,512.00
25-Sep-2010	25-Oct-2010	573,612.00
25-Oct-2010	25-Nov-2010	560,080.00
25-Nov-2010	25-Dec-2010	546,908.00
25-Dec-2010	25-Jan-2011	534,084.00
25-Jan-2011	25-Feb-2011	521,596.00
25-Feb-2011	25-Mar-2011	485,508.00
25-Mar-2011	25-Apr-2011	474,276.00
25-Apr-2011	25-May-2011	463,344.00
25-May-2011	25-Jun-2011	452,692.00
25-Jun-2011	25-Jul-2011	442,320.00
25-Jul-2011	25-Aug-2011	432,220.00
25-Aug-2011	25-Sep-2011	399,716.00
25-Sep-2011	25-Oct-2011	390,664.00
25-Oct-2011	25-Nov-2011	381,844.00
25-Nov-2011	25-Dec-2011	373,252.00
25-Dec-2011	25-Jan-2012	364,884.00
25-Jan-2012	25-Feb-2012	356,736.00
25-Feb-2012	25-Mar-2012	326,128.00
25-Mar-2012	25-Apr-2012	318,784.00
25-Apr-2012	25-May-2012	311,636.00
25-May-2012	25-Jun-2012	304,664.00
25-Jun-2012	25-Jul-2012	297,876.00
25-Jul-2012	25-Aug-2012	291,264.00
25-Aug-2012	25-Sep-2012	265,304.00
25-Sep-2012	25-Oct-2012	259,400.00
25-Oct-2012	25-Nov-2012	253,644.00
25-Nov-2012	25-Dec-2012	248,040.00
25-Dec-2012	25-Jan-2013	242,576.00
25-Jan-2013	25-Feb-2013	237,252.00
25-Feb-2013	25-Mar-2013	217,584.00
25-Mar-2013	25-Apr-2013	212,820.00
25-Apr-2013	25-May-2013	208,176.00
25-May-2013	25-Jun-2013	203,648.00
25-Jun-2013	25-Jul-2013	199,232.00
25-Jul-2013	25-Aug-2013	194,936.00
25-Aug-2013	25-Sep-2013	176,880.00
25-Sep-2013	25-Oct-2013	172,796.00
25-Oct-2013	25-Nov-2013	168,812.00
25-Nov-2013	25-Dec-2013	164,936.00
25-Dec-2013	25-Jan-2014	161,148.00
25-Jan-2014	Termination Date	157,460.00

ANNEX A

Paragraph 13 of the Credit Support Annex

ISDA®
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA Master Agreement
dated as of February 9, 2007 between
Bear Stearns Financial Products Inc. (hereinafter referred to as “Party A” or “Pledgor”)
and
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Supplemental Interest Trust Trustee, with respect to Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1, Home Equity Mortgage Loan Asset-Backed Certificates, Series INDS 2007-1 (hereinafter referred to as “Party B” or “Secured Party”)

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Confirmation dated February 9, 2007 between Party A and Party B, Reference Number FXINDS071

Paragraph 13. Elections and Variables.

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” and inserting in lieu thereof the words “not later than the close of business on each Valuation Date” and (II) by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” and inserting in lieu thereof the following:

The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(2)
the amount by which (a) the Moody’s First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(3)
the amount by which (a) the Moody’s Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

(B)
“Return Amount” has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” and inserting in lieu thereof the following:

The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)	the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

(2)
the amount by which (a) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s First Trigger Credit Support Amount for such Valuation Date, and

(3)
the amount by which (a) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Second Trigger Credit Support Amount for such Valuation Date.

(C)
“Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)	Eligible Collateral.

The items set forth on the schedule of Eligible Collateral attached as Schedule A hereto will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral described in (B) and (C) of column one of the Collateral Schedule to be denominated in USD).

(iii)	Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iv)	Threshold.

(A)	“Independent Amount” means zero with respect to Party A and Party B.

(B)
“Threshold” means, with respect to Party A and any Valuation Date, zero if (i) a Collateral Event has occurred and has been continuing (x) for at least 30 days or (y) since this Annex was executed or (ii) a Required Ratings Downgrade Event has occurred and is continuing; otherwise, infinity.

  “Threshold” means, with respect to Party B and any Valuation Date, infinity.

(C)
“Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance of the Certificates and the aggregate principal balance of the Notes rated by S&P is at the time of any transfer less than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000.

(D)	Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)	Valuation and Timing.

(i)	“Valuation Agent” means Party A.

(ii)
“Valuation Date” means each Local Business Day on which any of the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount or the Moody’s Second Trigger Credit Support Amount is greater than zero.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed).”

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(v)
External Calculations. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall (at its own expense) obtain external calculations of Party B’s Exposure from at least two Reference Market-makers on the last Local Business Day of each calendar month. Any determination of the S&P Credit Support Amount shall be based on the greatest of Party B’s Exposure determined by the Valuation Agent and such Reference Market-makers. Such external calculation may not be obtained from the same Reference Market-maker more than four times in any 12-month period.

(vi)
Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of Party B’s Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks of Party B’s Exposure.

(d)
Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A and Party B: None.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)
Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value, on any date, of Eligible Collateral other than Cash will be calculated as follows:

For Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii): the product of (1)(x) the bid-side quotation at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the arithmetic mean of the bid-side quotations for such securities quoted at the Valuation Time by any three principal market makers for such securities selected by the Valuation Agent, provided that if only two bid-side quotations are obtained, then the arithmetic mean of such two bid-side quotations will be used, and if only one bid-side quotation is obtained, such quotation shall be used, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)
Eligibility to Hold Posted Collateral; Custodians. Party B (or its Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

(1)	it is not a Defaulting Party.

(2)
Posted Collateral consisting of Cash or certificated securities that cannot be paid or delivered by book-entry may be held only in any state of the United States which has adopted the Uniform Commercial Code.

(3)
in the case of any Custodian for Party B, such Custodian (or, to the extent applicable, its parent company or credit support provider) shall then have a short-term unsecured and unsubordinated debt rating from S&P of at least “A-1”.

Initially, the Custodian for Party B is: Supplemental Interest Trust Trustee

(ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B, and Party  B shall not have any right to use Posted Collateral or take any action specified in such Paragraph  6(c).

(h)	Distributions and Interest Amount.

(i)
Interest Rate. The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian. Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) Permitted Investments rated at least (x) AAAm or AAAm-G by S&P and (y) Prime-1 by Moody’s or Aaa by Moody’s, as directed by Party A. Gains and losses incurred in respect of any investment of Posted Collateral in the form of Cash in Permitted Investments as directed by Party A shall be for the account of Party A.

(ii)	Amendment of Paragraph 6(d)(i) - Distributions. Clause (d)(i) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

“(i) Distributions. If Party B receives Distributions on a Local Business Day, it will Transfer to Party A not later than the following Local Business Day any Distributions it receives, and such Distributions will constitute Posted Collateral and will be subject to the security interest granted under Paragraph 2. For the avoidance of doubt, any Distributions will not be Transferred to Party A pursuant to Paragraph 6.”

(iii)	Amendment of Paragraph 6(d)(ii) - Interest Amount. Clause (d)(ii) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

“(ii) Interest Amount. In lieu of any interest, dividends or other amounts paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor on the 25th day of each calendar month (or if such day is not a Local Business Day, the next Local Business Day) the Interest Amount. Any Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2. For purposes of calculating the Interest Amount the amount of interest calculated for each day of the interest period shall be compounded monthly.” Secured Party shall not be obligated to transfer any Interest Amount unless and until it has received such amount.

(i)	Additional Representation(s). There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k)
Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian: at the address designated in writing from time to time.

(l)	Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

Party A account details for holding collateral:

Citibank, N.A., New York
ABA Number: 021-0000-89, for the account of Bear, Stearns Securities Corp.
Account Number: 0925-3186, for further credit to Bear Stearns Financial Products Inc.
Sub-account Number: 102-04654-1-3
Attention: Derivatives Department

Party B’s Custodian account details for holding collateral:

Home Equity Mortgage Loan Asset Backed Trust Series INDS 2007-1
c/o Deutsche Bank Trust Co Americas, New York, NY 10006
ABA: 021-001-033
Account: 01419663
Name: NYLTD Funds Control-Stars West
Re: IndyMac INDS Mortgage Loan Trust 2007-1

(m)	Other Provisions.

(i)	Collateral Account. Party B shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account.

(ii)
Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)
Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, Moody’s Second Trigger Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value, as may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”.

(iv)
Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)	Events of Default. Clause (iii) of Paragraph 7 shall not apply to Party B.

(vi)
Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(vii)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

   (ix)   Additional Definitions. As used in this Annex:

“Collateral Event” means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

“DV01” means, with respect to a Transaction and any date of determination, the estimated change in the Secured Party’s Transaction Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.

“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)” shall be inserted.

“Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (I) a Moody’s First Trigger Ratings Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of (i) the Secured Party’s Exposure for such Valuation Date and (ii) the sum, for each Transaction to which this Annex relates, of the lesser of (x) the product of the Moody’s First Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (y) the product of (i) Moody’s First Trigger Notional Amount Multiplier, (ii) Scale Factor (as defined in the related confirmation) for such Transaction, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)         the Threshold for Party A such Valuation Date.

“Moody’s First Trigger DV01 Multiplier” means 15.

“Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s First Trigger Notional Amount Multiplier” means 2%.

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which it is the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the next payment due to be paid by Party A under each Transaction to which this Annex relates, and (c) the sum of (x) the Secured Party’s Exposure for such Valuation Date and (y) the sum, for each Transaction to which this Annex relates, of:

(1)
if such Transaction is not a Transaction-Specific Hedge, the lesser of (i) the product of the Moody’s Second Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of (1) the Moody’s Second Trigger Notional Amount Multiplier, (2) Scale Factor (as defined in the related confirmation) for such Transaction, and (3) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date]; or

(2)
if such Transaction is a Transaction-Specific Hedge, the lesser of (i) the product of the Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of (1) the Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier, (2) Scale Factor (as defined in the related confirmation) for such Transaction and (3) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)          the Threshold for Party A for such Valuation Date.

“Moody’s Second Trigger DV01 Multiplier” means 50.

“Moody’s Second Trigger Notional Amount Multiplier” means 8%.

“Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier” means 65.

“Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier” means 10%.

“Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Remaining Weighted Average Maturity” means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

“S&P Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (i) an S&P Approved Ratings Downgrade Event has occurred and been continuing for at least 30 days or (ii) a S&P Required Ratings Downgrade Event has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party’s Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of (i) the Volatility Buffer for such Transaction, (ii) Scale Factor (as defined in the related confirmation) for such Transaction, and (iii) the Notional Amount of such Transaction for the Calculation Period of such Transaction (each as defined in the related Confirmation) which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)          the Threshold for Party A for such Valuation Date.

“S&P Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“Transaction Exposure” means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

“Transaction-Specific Hedge” means any Transaction that is (i) an interest rate swap in respect of which (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction, (ii) an interest rate cap, (iii) an interest rate floor or (iv) an interest rate swaption.

“Valuation Percentage” shall mean, for purposes of determining the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody’s First Trigger Valuation Percentage, or Moody’s Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P Value, the related Moody’s First Trigger Value, and the related Moody’s Second Trigger Value.

“Volatility Buffer” means, for any Transaction, the related percentage set forth in the following table.

The higher of the S&P credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	Remaining Weighted Average Maturity up to 3 years	Remaining Weighted Average Maturity up to 5 years	Remaining Weighted Average Maturity up to 10 years	Remaining Weighted Average Maturity up to 30 years
“A-2” or higher	2.75%	3.25%	4.00%	4.75%
“A-3”	3.25%	4.00%	5.00%	6.25%
“BB+” or lower	3.50%	4.50%	6.75%	7.50%

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

Bear Stearns Financial Products Inc.
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Supplemental Interest Trust Trustee, with respect to Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1, Home Equity Mortgage Loan Asset-Backed Certificates, Series INDS 2007-1

By: ___________________________ Name Title: Date:	By: ____________________________ Name Title: Date

SCHEDULE A

ELIGIBLE COLLATERAL

ISDA Collateral Asset Definition (ICAD) Code	Remaining Maturity in Years	S&P Valuation Percentage	Moody’s First Trigger Valuation Percentage	Moody’s Second Trigger Valuation Percentage
(A) US-CASH	N/A	100%	100%	100%
(B) US-TBILL US-TNOTE US-TBOND
	1 or less	98.9%	100%	100%
	More than 1 but not more than 2	98.0%	100%	99%
	More than 2 but not more than 3	97.4%	100%	98%
	More than 3 but not more than 5	95.5%	100%	97%
	More than 5 but not more than 7	93.7%	100%	96%
	More than 7 but not more than 10	92.5%	100%	94%
	More than 10 but not more than 20	91.1%	100%	90%
	More than 20	88.6%	100%	88%
(C) US-GNMA US-FNMA US-FHLMC
	1 or less	98.5%	100%	99%
	More than 1 but not more than 2	97.7%	100%	99%
	More than 2 but not more than 3	97.3%	100%	98%
	More than 3 but not more than 5	94.5%	100%	96%
	More than 5 but not more than 7	93.1%	100%	93%
	More than 7 but not more than 10	90.7%	100%	93%
	More than 10 but not more than 20	87.7%	100%	89%
	More than 20	84.4%	100%	87%

The ISDA Collateral Asset Definition (ICAD) Codes used in this Schedule A are taken from the Collateral Asset Definitions (First Edition - June 2003) as published and copyrighted in 2003 by the International Swaps and Derivatives Association, Inc.

Annex B

ITEM 1115 AGREEMENT

Item 1115 Agreement (this “Agreement”), dated as of November 15, 2006, among IndyMac Bank F.S.B. (“Sponsor”), IndyMac ABS, Inc, (a “Depositor”), IndyMac MBS, Inc. (a “Depositor”) and Bear Stearns Financial Products Inc. (the “Derivative Provider”).

RECITALS

WHEREAS, the Depositors have each filed a Registration Statement on Form S-3 (each, a “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) for purposes of offering mortgage-backed or asset-backed notes and/or certificates (the “Securities”) through special purpose vehicles (each, an “Issuing Entity”);

WHEREAS, from time to time, on or prior to the closing date of a securitization (the “Closing Date”) pursuant to which Securities are offered (each, a “Securitization”), the Derivative Provider may enter into certain derivative agreements with the Issuing Entity (or a trustee or securities or swap administrator or other person acting in a similar capacity in connection with such Securitization (each, an “Administrator”)), or the Derivative Provider may enter into certain derivative agreements with Sponsor or an affiliate of the Sponsor and such derivative agreements are assigned to the Issuing Entity or Administrator (each, in either case, a “Derivative Agreement”), in each case with respect to such Securitization;

WHEREAS, the Derivative Provider agrees and acknowledges that the Sponsor and Depositors are required under Regulation AB (as defined herein) to disclose certain financial data and/or financial statements with respect to the Derivative Provider, depending on the applicable “significance percentage” for each Derivative Agreement as calculated from time to time in accordance with Item 1115 of Regulation AB;

WHEREAS, the Sponsor, on behalf of itself and each Issuing Entity through which it effects Securitizations, the Depositors and the Derivative Provider, desire to set forth certain rights and obligations with regard to financial data and/or financial statements which the Sponsor and Depositors and other information which the Sponsor and Depositors may be required to disclose in accordance with Regulation AB (as defined herein) and certain related matters.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

Section 1.  Definitions.

Additional Termination Event: With respect to any Derivative Agreement, as defined in the related Master Agreement.

Affected Party: With respect to any Derivative Agreement, as defined in the related Master Agreement.

Company Information: As defined in Addendum A.

Company Financial Information: With respect to each Securitization, the financial data described in Item 1115(b)(1) of Regulation AB or the financial statements described in Item 1115(b)(2) of Regulation AB, in either case with respect to the Derivative Provider providing derivative instruments to the related Issuing Entity and/or Administrator.

GAAP: As defined in Section 3(a)(ii).

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exchange Act Reports: With respect to an Issuing Entity, all Distribution Reports on Form 10-D, Current Reports on Form 8-K and Annual Reports on Form 10-K and any amendments thereto, required to be filed by a Depositor with respect to such Issuing Entity pursuant to the Exchange Act.

Free Writing Prospectus: With respect to each Securitization, the free writing prospectus or prospectuses prepared in connection with the public offering and sale of the related Securities and used to price such Securities.

Master Agreement: With respect to any Derivative Agreement, the ISDA Master Agreement referenced in such Derivative Agreement, together with any Schedule, Credit Support Annex and Confirmations forming a part thereof or incorporated therein, or, if no such ISDA Master Agreement exists, the ISDA Master Agreement deemed to apply to such Derivative Agreement pursuant to its terms, together with any Schedule, Credit Support Annex and Confirmations deemed to form a part thereof or to be incorporated therein.

Prospectus Supplement: With respect to each Securitization, the prospectus supplement prepared in connection with the public offering and sale of the related Securities.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Section 2.  Information to be Provided by the Derivative Provider.

(a)	Prior to printing the Free Writing Prospectus and/or Prospectus Supplement relating to each Securitization, the Derivative Provider, at its own expense, shall:

(i)
provide to the Depositor the following information and such other information as is reasonably requested by the Depositor for the purpose of compliance with Item 1115(a)(1) of Regulation AB or the Securities Act in respect of such Securitization:

(A)	the Derivative Provider’s legal name (and any d/b/a),

(B)	the organizational form of the Derivative Provider,

(C)	a description of the general character of the business of the Derivative Provider,

(D)	a description of any affiliation or relationship (as set forth in Item 1119) between the Derivative Provider and any of the following parties:

(1)	any servicer that is not affiliated with the Sponsor (or other person acting in a similar capacity) identified as such in the related Free Writing Prospectus and/or Prospectus Supplement,

(2)	the trustee (or other person acting in a similar capacity) identified as such in the related Free Writing Prospectus and/or Prospectus Supplement,

(3)	any originator identified as such in the related Free Writing Prospectus and/or Prospectus Supplement,

(4)	any enhancement or support provider identified to the Derivative Provider by the Sponsor, and

(5)	any other material Securitization party identified to the Derivative Provider by the Sponsor;

(E)	information relating to any material legal or governmental proceedings that would affect the Derivative Provider’s ability to perform its obligations under the related Derivative Agreement; and

(F)
any other information that is material or otherwise required for the purpose of compliance (as determined in good faith by the Depositor its sole discretion and acting in a commercially reasonable manner) with the Securities Act; and

(ii)
if reasonably requested by the Depositor for the purpose of compliance with Item 1115(b) of Regulation AB with respect to such Securitization, provide to the Depositor the Company Financial Information described in Item 1115(b)(1) of Regulation AB or Item 1115(b)(2) of Regulation AB (as specified by the Depositor).

(b)	Following the Closing Date with respect to each Securitization:

(i)
for so long as the Depositor is required to file Exchange Act Reports in respect of the related Issuing Entity (which the parties hereto may assume shall be for the calendar year following the closing date of the related Securitization, unless otherwise notified in writing by the Sponsor), the Derivative Provider, at its own expense, shall no later than the 25th calendar day of each month, notify the Depositor in writing of any known material affiliations or relationships that develop following the Closing Date between the Derivative Provider and any of the parties specified in Section 2(a)(i)(D) (and any other parties identified in writing by the Depositor), and provide to the Depositor a description of such affiliations or relationships;

(ii)
if, on any Business Day for so long as the Depositor is required to file Exchange Act Reports in respect of the related Issuing Entity, the Depositor provides written notice to the Derivative Provider that the “significance percentage” for any Derivative Agreement relating to such Securitization (calculated separately or in the aggregate with other Derivative Agreements for such Securitization, such aggregation as determined by the Depositor in its sole discretion), is (x) 10% or more (but less than 20%) or (y) 20% or more, in each case based on a reasonable good-faith determination by the Depositor of the “significance percentage” in accordance with Item 1115 of Regulation AB (the providing of such notice, a “Derivative Disclosure Event”), the Derivative Provider, at its own expense, shall:

(A)	provide to the Depositor the Company Financial Information described in (x) Item 1115(b)(1) of Regulation AB or (y) Item 1115(b)(2) of Regulation AB, respectively,

(B)
with respect to each Derivative Agreement entered into in connection with such Securitization, cause another entity to replace the Derivative Provider as a party to such Derivative Agreement or, if such replacement cannot be effected, to enter into a replacement derivative agreement on terms substantially identical to such Derivative Agreement (as determined by the Depositor in its sole discretion), which entity (1) meets or exceeds (or a guarantor, as applicable, for such entity meets or exceeds) any rating agency criteria set forth in, or otherwise applicable to, such Derivative Agreement (as determined by the Depositor in its sole discretion), (2) has entered into an agreement with Sponsor and Depositor substantially in the form of this Agreement, (3) has agreed to comply with the immediately preceding clause (A) and Section 2(b)(iii), and (4) has been approved by the Depositor (which approval shall not be unreasonably withheld),

(C)
obtain a guaranty of the Derivative Provider’s obligations under the Derivative Agreement from an affiliate of the Derivative Provider, which affiliate (1) meets or exceeds any rating agency criteria set forth in, or otherwise applicable to, such Derivative Agreement (as determined by the Depositor in its sole discretion), (2) has entered into an agreement with the Sponsor and Depositor substantially in the form of this Agreement, (3) has agreed to comply with the immediately preceding clause (A) and Section 2(b)(iii) such that the information provided in respect of such affiliate will satisfy any requirements under Item 1115 of Regulation AB that are applicable to the Derivative Provider (as determined by the Depositor in its sole discretion), and (4) has been approved by the Depositor (which approval shall not be unreasonably withheld), or

(D)
post collateral in an amount sufficient to reduce the “significance percentage” for purposes of Item 1115 of Regulation AB with respect to any Derivative Agreement relating to such Securitization, calculated separately or in the aggregate with other Derivative Agreements for such Securitization (such aggregation and calculation of the “significance percentage” as determined by the Depositor in its sole discretion) (1) to 5% if the Depositor has notified the Derivative Provider that the “significance percentage” is 10% or more (but less than 20%) or (2) to 15% if the Depositor has notified the Derivative Provider that the “significance percentage” is 20% or more; and

(iii)
for so long (A) as the Depositor is required to file Exchange Act Reports in respect of the related Issuing Entity (which the parties hereto may assume shall be for the calendar year following the closing date of the related Securitization, unless otherwise notified in writing by the Sponsor) and (B) the “significance percentage” for any Derivative Agreement relating to such Securitization (calculated separately or in the aggregate with other Derivative Agreements for such Securitization) is (x) 10% or more (but less than 20%) or (y) 20% or more, in each case based on a reasonable good-faith determination by the Depositor of the significance percentage in accordance with Item 1115 of Regulation AB, if the Derivative Provider has provided Company Financial Information to the Depositor pursuant to Section 2(a)(ii) or Section 2(b)(ii), the Derivative Provider, at its own expense, shall within five (5) days of the release of any updated Company Financial Information, provide to the Depositor such updated Company Financial Information.

(iv)	In no event shall the Derivative Provider be required to calculate the “significance percentage” for purposes of this Agreement.

(c)
The Derivative Provider shall provide all Company Financial Information provided pursuant to this Section 2 in Microsoft Word® format, Microsoft Excel® format or another format suitable for conversion to the format required for filing by the Depositor with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR) (for avoidance of doubt, Company Financial Information shall not be provided in .pdf format); alternatively, if permitted by Regulation AB (as determined by the Sponsor in its sole discretion), the Derivative Provider may provide such Company Financial Information by providing to the Depositor written consent to incorporate by reference in Exchange Act Reports of the Depositor such Company Financial Information from reports filed by the Derivative Provider pursuant to the Exchange Act. In addition, the Derivative Provider shall also provide Company Financial Information provided pursuant to Section 2(a)(ii) in a format appropriate for use in the related Free Writing Prospectus and Prospectus Supplement. If any Company Financial Information provided pursuant to this Section 2 has been audited, the Derivative Provider shall cause its outside accounting firm to provide to the Depositor such accounting firm’s written consent to the filing or incorporation by reference in the Exchange Act Reports of the Depositor of such accounting firm’s report relating to its audits of such Company Financial Information.

Section 3.  Representations and Warranties of the Derivative Provider.

The Derivative Provider represents and warrants to the Depositor, as of the date on which the Derivative Provider first provides Company Financial Information to the Depositor under Section 2(a)(ii), Section 2(b)(ii) or Section 2(b)(iii), that, except as disclosed in writing to the Depositor prior to such date:

(a)
the outside accounting firm that certifies the financial statements and supporting schedules included in Company Financial Information, or which provides a procedures letter with respect to such Company Financial Information, (as applicable) is an independent registered public accounting firm as required by the Securities Act;

(b)
the selected financial data and summary financial information included in the Company Financial Information present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Derivative Provider;

(c)
the financial statements included in the Company Financial Information present fairly the consolidated financial position of the Derivative Provider and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations and cash flows for the periods specified; except as otherwise stated in the Company Financial Information, such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis; and the supporting schedules included in the Company Financial Information present fairly in accordance with GAAP the information required to be stated therein; and

(d)
the Company Financial Information and other Company Information included in any Free Writing Prospectus or Prospectus Supplement or referenced via a website link or incorporated by reference in the Registration Statement (including through filing on an Exchange Act Report), at the time they were or hereafter are filed with the Commission, complied in all material respects with the requirements of Item 1115(b) of Regulation AB (in the case of the Company Financial Information), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.  Third Party Beneficiaries.

The Derivative Provider agrees that the terms of this Agreement shall be incorporated by reference into any Derivative Agreement so that each Issuing Entity or Administrator that is a party to a Derivative Agreement shall be an express third party beneficiary of this Agreement.

Section 5.  Indemnification.

The Derivative Provider indemnification set forth in Addendum A hereto is incorporated by reference herein.

Section 6.  Additional Termination Events.

(a)
(i) Any breach by the Derivative Provider of a representation or warranty set forth in Section 3 to the extent made as of a date prior to a Closing Date, which is not cured by such Closing Date (or, in the case of information required under Section 2(a), the date of printing of the Free Writing Prospectus or Prospectus Supplement, as applicable), or (ii) any breach by the Derivative Provider of a representation or warranty pursuant to Section 3 to the extent made as of a date subsequent to such Closing Date, or (iii) any failure by the Derivative Provider to comply with the requirements of Section 2(a), Section 2(b)(ii) or so much of Section 2(b)(iii) as relates to Section 2(a) or 2(b)(ii), shall immediately and automatically, without notice, constitute an Additional Termination Event under each Derivative Agreement, entered into in connection with the related Securitization with respect to which the Derivative Provider shall be the sole Affected Party.

(b)
Any failure of the Derivative Provider to satisfy the requirements of Section 2(b)(ii) within ten (10) calendar days of any Derivative Disclosure Event shall constitute an Additional Termination Event under each Derivative Agreement entered into in connection with the related Securitization, which respect to which the Derivative Provider shall be the sole Affected Party.

(c)
Following a termination of a Derivative Agreement resulting from an Additional Termination Event set forth in this Section 6, a termination payment (if any) shall be payable under such Derivative Agreement by the applicable party as determined under Section 6(e)(ii) of the related Master Agreement, with Market Quotation and Second Method being the applicable method for determining such termination payment (notwithstanding anything in such Derivative Agreement to the contrary).

(d)
In the event that a replacement entity or replacement derivative agreement has been secured in accordance with Section 2(b)(ii)(B), or a guarantor has been secured in accordance with Section 2(b)(ii)(C), the Derivative Provider shall promptly reimburse the Issuing Entity for all reasonable incidental expenses incurred by the Issuing Entity in connection with the replacement of the Derivative Provider or Derivative Agreement or addition of such guarantor. The provisions of this paragraph shall not limit whatever rights the Issuing Entity may have under other provisions of this Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 7.  Miscellaneous.

(a)
Construction. Throughout this Agreement, as the context requires, (i) the singular tense and number includes the plural, and the plural tense and number includes the singular, (ii) the past tense includes the present, and the present tense includes the past, and (iii) references to parties, sections, schedules, and exhibits mean the parties, sections, schedules, and exhibits of and to this Agreement. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend, or interpret the scope of this Agreement or of any particular section.

(b)
Assignment. No party to this Agreement may assign its rights under this Agreement without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

(c)
Notices. All notices and other communications hereunder will be in writing (including by facsimile) and effective only upon receipt, and, if sent to the Derivative Provider will be mailed or delivered to Bear Stearns Financial Products Inc., 383 Madison Avenue, New York, New York 10179, Attention: DPC Manager, if sent to the Sponsor will be mailed or delivered to IndyMac Bank, F.S.B., 888 East Walnut Street, Pasadena, California 91101-7211, Attention: Capital Markets, and if sent to a Depositor will be mailed or delivered to IndyMac ABS, Inc. or IndyMac MBS, Inc., as applicable, 155 North Lake Avenue, Pasadena, California 91101, Attention: Capital Markets.

(d)
Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflict of laws principles thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(e)
Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

(f)
Amendment and Waiver. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No waiver of any provision of this Agreement or of any rights or obligations of any party under this Agreement shall be effective unless in writing and signed by the party or parties waiving compliance, and shall be effective only in the specific instance and for the specific purpose stated in that writing.

(g)	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

(h)
Severability. Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

(i)
Integration. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

INDYMAC BANK F.S.B.

By: ________________________________________
Name:
Title:

INDYMAC ABS, INC.

By: ________________________________________
Name:
Title:

INDYMAC MBS, INC.

By: ________________________________________
Name:
Title:

BEAR STEARNS FINANCIAL PRODUCTS, INC.

By: ________________________________________
Name:
Title:

Addendum A

Indemnification

(a) The Derivative Provider shall indemnify IndyMac Bank FSB (“IndyMac” or the “Sponsor”), the related Depositor and Issuing Entity, each person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Depositor or Issuing Entity, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act; each broker dealer acting as underwriter, each person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)
(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, accountants’ consent or other material provided in written or electronic form under Section 2 of that certain Item 1115 Agreement, dated as of November __, 2006, among IndyMac Bank FSB, the Depositor and the Derivative Provider (the “Agreement”) by or on behalf of the Derivative Provider or referenced via a website link or incorporated by reference in the Registration Statement (including through filing on an Exchange Act Report) (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)
any failure by the Derivative Provider to deliver any information, report, certification, accountants’ letter or other material when and as required under Section 2 of the Agreement, other than the information required by Sections 2(a)(ii) and 2(b)(ii) of the Agreement; or

(iii)
any breach by the Derivative Provider of a representation or warranty set forth in Section 3 of the Agreement and made as of a date prior to the Closing Date, to the extent that such breach is not cured by the Closing Date, or any breach by the Derivative Provider of a representation or warranty pursuant to Section 3 to the extent made as of a date subsequent to the Closing Date.

In the case of any failure of performance described in clause 2 of this addendum, the Derivative Provider shall promptly reimburse the Depositor, the Sponsor or the Issuing Entity, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Derivative Provider.

(b) IndyMac Bank and the related Depositor shall indemnify the Derivative Provider, each person who controls the Derivative Provider (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon (A) any untrue statement of a material fact contained or alleged to be contained in the related Free Writing Prospectus or Prospectus Supplement (other than the Company Information), or (B) the omission or alleged omission to state in related Free Writing Prospectus or Prospectus Supplement (other than the Company Information) a material fact required to be stated in the Free Writing Prospectus or Prospectus Supplement or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Capitalized terms used and not otherwise defined in this addendum shall have the meanings set forth in the Agreement.

EXHIBIT R

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE

Key:
X - obligation

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Reg AB Reference	Servicing Criteria	Servicer	Trustee	Notes
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.			NA
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X

Reg AB Reference	Servicing Criteria	Primary Servicer	Trustee	Notes
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

		X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

		X	X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

		X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X	X

Reg AB Reference	Servicing Criteria	Servicer	Trustee	Notes
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.

		X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X

Reg AB Reference	Servicing Criteria	Servicer	Trustee	Notes
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X

Reg AB Reference	Servicing Criteria	Servicer	Trustee	Notes
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X (with respect to a swap disclosure event)	X

EXHIBIT S

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Trustee pursuant to Section 3.24(e). If the Trustee is indicated below as to any item, then the Trustee is primarily responsible for obtaining that information.

Under Item 1 of Form 10-D: a) items marked “4.03 statement” are required to be included in the periodic Distribution Date statement under Section 4.03, provided by the Trustee based on information received from the Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 4.03 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Responsible Party
10-D	Must be filed within 15 days of the distribution date for the asset-backed securities.
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	4.03 statement
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	4.03 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	4.03 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	4.03 statement
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
4.03 statement
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	4.03 statement
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	4.03 statement
		(4) Beginning and ending principal balances of the asset-backed securities.	4.03 statement
		(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable.	4.03 statement
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	4.03 statement
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
4.03 statement
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.
4.03 statement Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	4.03 statement. Form 10-D report: Servicer
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
4.03 statement
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	Form 10-D report: Servicer
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: Trustee (based on actual knowledge to the extent not notified by the Servicer or the Depositor)and Depositor (to the extent of actual knowledge)
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	4.03 statement
(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,

[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a pre-funding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any pre-funding or revolving accounts, if applicable.

Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
Form 10-D report: Depositor Form 10-D report: Servicer Form 10-D report: Servicer
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	N/A
	2	Legal Proceedings
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)

Depositor

Trustee

Issuing entity

Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers

Originator of 20% or more of pool assets as of the Cut-off Date

Custodian
Seller Depositor Trustee Depositor Servicer Seller Trustee
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)	Trustee
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q	Party submitting the matter to Holders for vote
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*	N/A
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	Depositor
Item 1115(b) - Derivative Counterparty Financial Information*

Determining current maximum probable exposure

Determining current significance percentage

Obtaining required financial information or effecting incorporation by reference
Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below
	9	Exhibits
		Distribution report	Trustee
		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
Servicer; or any of the following that is a party to the agreement if Servicer is not: Trustee, Sponsor, Depositor
	1.02	Termination of a Material Definitive Agreement
Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.
Servicer; or any of the following that is a party to the agreement if Servicer is not: Trustee, Sponsor, Depositor
	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Depositor, with respect to any of the following:

Sponsor (Seller), Depositor, Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty
Depositor
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the 4.03 statement
Servicer/Trustee (to the extent of actual knowledge)
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	Trustee
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”	Depositor
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]	Depositor
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 3.18]	Depositor
	6.02	Change of Servicer or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee. Reg AB disclosure about any new servicer or trustee is also required.
Trustee or Servicer
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives. Reg AB disclosure about any new enhancement provider is also required.
Depositor or Trustee
	6.04	Failure to Make a Required Distribution	Trustee
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
	7.01	Regulation FD Disclosure	Depositor
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information	Servicer
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	Depositor
Item 1115(b) - Derivative Counterparty Financial Information

Determining current maximum probable exposure

Determining current significance percentage

Obtaining required financial information or effecting incorporation by reference
Depositor
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)

Depositor

Trustee

Issuing entity

Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers

Originator of 20% or more of pool assets as of the Cut-off Date
Seller Depositor Trustee Depositor Servicer Servicer
Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:

Sponsor (Seller)

Depositor

Trustee

Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers

Originator

Credit Enhancer/Support Provider

Significant Obligor
Seller Depositor Trustee (only as to affiliations between the Trustee and such other parties listed) Servicer Depositor Depositor Servicer
		Item 1122 - Assessment of Compliance with Servicing Criteria	Each Party participating in the servicing function
		Item 1123 - Servicer Compliance Statement	Servicer

EXHIBIT T

CERTIFICATE GUARANTY INSURANCE POLICY

CERTIFICATE GUARANTY INSURANCE POLICY

POLICY NUMBER: 491720
OBLIGATIONS:               IndyMac Home Equity Mortgage Loan Asset-Backed Trust,
Series INDS 2007-1
Home Equity Mortgage Loan Asset-Backed Certificates,
Series INDS 2007-1, Class A and Class A-IO

MBIA Insurance Corporation (the “Insurer”), in consideration of the payment of the premium and subject to the terms of this Certificate Guaranty Insurance Policy (this “Policy”), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received from the Insurer by Deutsche Bank National Trust Company, or its successors, as trustee for the Owners (the “Trustee”), on behalf of the Owners, for distribution by the Trustee to each Owner of each Owner’s applicable share of the Insured Payment. The Insurer’s obligations hereunder with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in this Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer.

Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, any REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

The Insurer shall pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (a) a certified copy of the order requiring the return of a preference payment, (b) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (c) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (d) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

The Insurer shall pay any other amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by U.S. Bank Trust National Association, as fiscal agent for the Insurer, or any successor fiscal agent appointed by the Insurer (the “Fiscal Agent”), of a Notice (as described below), provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

Insured Payments due hereunder, unless otherwise stated herein, will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer hereunder.

As used herein, the following terms shall have the following meanings:

“Agreement” means the Pooling and Servicing Agreement, dated as of February 1, 2007, among IndyMac Bank, F.S.B., as Seller and Servicer, IndyMac ABS, Inc., as Depositor, and the Trustee, as trustee and as supplemental interest trust trustee, in each case without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Insurer.

“Business Day” means any day other than (a) a Saturday or a Sunday or (b)  a day on which banking institutions in the States of New York or California or the city in which the Corporate Trust Office or the office of the Insurer is located are required or authorized by law or executive order to be closed.

“Deficiency Amount” means, with respect to any Distribution Date, the excess, if any, of Required Distributions for such Distribution Date over Offered Certificate Available Funds. Notwithstanding anything to the contrary herein, the aggregate Deficiency Amount which may be paid under this Policy shall not exceed the Maximum Insured Amount.

“Final Scheduled Distribution Date” means the Distribution Date in March 2037.

“Insured Payment” means (a) as of any Distribution Date, any Deficiency Amount and (b) any Preference Amount.

“Maximum Insured Amount” means $449,550,000 in respect of principal, plus interest thereon calculated at the applicable Pass-Through Rate for the Class A Certificates plus interest on the Notional Amount of the Class A-IO Certificates calculated at the applicable Pass-Through Rate.

“Notice” means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

“Offered Certificate Available Funds” means, with respect to any Distribution Date, funds allocated from amounts available pursuant to the Agreement to make distributions on the Class A and Class A-IO Certificates on such Distribution Date, including without limitation amounts on deposit in the Distribution Account and amounts received under the Interest Rate Swap Agreement.

“Owner” means each Certificateholder (as defined in the Agreement) of an Obligation who, on the applicable Distribution Date, is entitled under the terms of the applicable Obligations to payment thereunder.

“Preference Amount” means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

“Required Distributions” means, (a) with respect to any Distribution Date, the sum of (i) the amount of interest that has accrued on the Obligations at the applicable Pass-Through Rate during the related Interest Accrual Period, net of any Net Interest Shortfalls and (ii) if such Distribution Date is not the Final Scheduled Distribution Date, the amount, if any, by which the Class Certificate Balance of the Class A Certificates (after giving effect to all distributions of Offered Certificate Available Funds on such Distribution Date) exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Remittance Period, and (b) on the Final Scheduled Distribution Date, the Class Certificate Balance of the Class A Certificates (after giving effect to all distributions to be made on such Distribution Date). Required Distributions do not include Net WAC Cap Carry Forward Amounts.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

Any notice hereunder or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Trustee.

The notice address of the Fiscal Agent is 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Services, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

THIS POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Obligations.

IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this 14th day of February 2007.

MBIA INSURANCE CORPORATION

By ___________________________________
Title: President

Attest:

By ___________________________________
Title: Assistant Secretary

EXHIBIT A
TO CERTIFICATE GUARANTY INSURANCE
POLICY NUMBER: 491720

NOTICE UNDER CERTIFICATE GUARANTY
INSURANCE POLICY NUMBER: 491720

U.S. Bank Trust National Association, as Fiscal Agent
  for MBIA Insurance Corporation
100 Wall Street, Suite 1600
New York, NY 10005
Attention: Corporate Trust Services

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504

The undersigned, a duly authorized officer of [NAME OF TRUSTEE] as trustee (the “Trustee”), hereby certifies to U.S. Bank Trust National Association (the “Fiscal Agent”) and MBIA Insurance Corporation (the “Insurer”), with reference to Certificate Guaranty Insurance Policy Number: 491720 (the “Policy”) issued by the Insurer in respect of the IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1, Home Equity Mortgage Loan Asset-Backed Certificates, Series INDS 2007-1, Class A and Class A-IO (the “Obligations”), that:

(a) the Trustee is the trustee under the Pooling and Servicing Agreement, dated as of February 1, 2007, among IndyMac Bank, F.S.B., as Seller and Servicer, IndyMac ABS, Inc., as Depositor, and the Trustee, as trustee and as supplemental interest trust trustee for the Owners;

(b) the amount due under the definition of Deficiency Amount for the Distribution Date occurring on [                 ] (the “Applicable Distribution Date”) is $[                 ] (the “Deficiency Amount”);

(c) the amount of previously distributed payments on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction is $[                 ] (the “Preference Amount”);

(d) the total Insured Payment due is $[           ], which amount equals the sum of the Deficiency Amount and the Preference Amount;

(e) the Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Payment set forth in (b) above to be applied to the payment of the Deficiency Amount for the Applicable Distribution Date in accordance with the Agreement and for the dollar amount of the Insured Payment set forth in (c) above to be applied to the payment of any Preference Amount; and

(f) the Trustee directs that payment of the Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy: [TRUSTEE’S ACCOUNT NUMBER].

Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading, Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice under the Policy as of the [     ] day of [                 ], [     ].

[NAME OF TRUSTEE], as Trustee

By ___________________________________
Title __________________________________